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Exhibit 99.1

NOTICE OF FAIRNESS HEARING
BEFORE THE
DEPARTMENT OF CORPORATIONS
OF THE
STATE OF CALIFORNIA

IN THE MATTER OF THE
APPLICATION OF

 HEALTHAXIS INC.,
a corporation organized under the laws of the
State of Pennsylvania for a permit authorizing
the issuance of securities pursuant to Section
25121 of the Corporate Securities Law of
1968, as amended.

) ) ) ) ) ) ) ) ) )	NOTICE OF HEARING PURSUANT TO SECTION 25142 OF THE CALIFORNIA CORPORATIONS CODE File No. 309-4391 / 310060

To:	BPO MANAGEMENT SERVICES, INC. SECURITYHOLDERS All Holders of Outstanding Shares of Common Stock, Preferred Stock and Options and Warrants to Purchase the Capital Stock of BPO Management Services, Inc.
HEALTHAXIS INC. 7301 North State Highway 161, Suite 300 Irving, Texas 75039 Attn: Chief Executive Officer Telephone No.: (972) 443-5223 Facsimile No.: (972) 409-0977
BPO MANAGEMENT SERVICES, INC. 1290 N. Hancock Street, Suite 202 Anaheim, California 92807 Attn.: Chief Executive Officer Telephone No.: (714) 974.2670 Facsimile No.: (714) 970.1342
LOCKE LORD BISSELL & LIDDELL LLP, counsel to HealthAxis Inc. 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201 Attn.: John B. McKnight, Esq. Telephone No.: (214) 740-8675 Facsimile No.: (214) 756-8675

MCCONNELL DUNNING & BARWICK LLP, counsel to BPO Management Services, Inc.
15 Enterprise, Suite 360
Aliso Viejo, CA 92656
Attn.: Curt C. Barwick, Esq.
Telephone No.: (949) 900-4400
Facsimile No.: (949) 900-4403

THE TRANSACTION REFERRED TO IN THIS NOTICE OF HEARING HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SECURITIES IN CONNECTION THEREWITH OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES BEFORE SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTIES REFERRED TO HEREIN ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED. THIS NOTICE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO IN THIS NOTICE OF HEARING. NO OFFER, SOLICITATION, OR SALE OF ANY OF THE SECURITIES REFERRED TO IN THIS NOTICE OF HEARING SHALL BE MADE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION OF SUCH SECURITIES UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

        NOTICE IS HEREBY GIVEN that on November 25, 2008, at the hour of 10:00 a.m of that day Pacific Time, a public hearing ("Hearing") will be held before Stevenson Kiang, Senior Corporations Counsel, for the Commissioner of Corporations of the State of California (the "Commissioner"), at 320 W. 4th St., Suite 750, Los Angeles, California 90013, upon the application of HealthAxis Inc. ("HealthAxis" or "Applicant"), a Pennsylvania corporation, for a permit ("Permit") authorizing the issuance of its securities pursuant to an Application for Qualification of Securities by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended (the "CSL"), filed on October 6, 2008.

WHAT IS THE PURPOSE OF THE HEARING?

        The purpose of the Hearing is to enable the Commissioner to determine the fairness of the terms and conditions of the transaction described below, pursuant to Section 25142 of the CSL.

        HealthAxis has requested authority to issue shares of its common stock par value, $0.10 per share ("HealthAxis Common Stock"), Series B Convertible Preferred Stock, $1.00 par value per share (the "HealthAxis Series B Preferred Stock"), and certain warrants and options to purchase shares of HealthAxis Common Stock, pursuant to an Agreement and Plan of Merger dated September 5, 2008, as amended October 21, 2008 (collectively, except where the context otherwise requires, the "Merger Agreement"). The Merger Agreement is attached hereto as Exhibit A-1 and the amendment thereto is attached hereto as Exhibit A-2. Under the terms of the Merger Agreement, HealthAxis would acquire BPO Management Services, Inc., a Delaware corporation ("BPOMS"), by merging a wholly-owned subsidiary of HealthAxis, Outsourcing Merger Sub, Inc., a Delaware corporation ("Merger Sub"), with and into BPOMS (the "Merger"). BPOMS will then continue in existence as the surviving corporation ("Surviving Corporation") as a wholly-owned subsidiary of HealthAxis.

        As a result of the Merger, the stockholders of BPOMS will become stockholders of HealthAxis and will hold shares of HealthAxis Common Stock and/or HealthAxis Series B Preferred Stock. In addition, certain outstanding but unexercised warrants to purchase BPOMS common stock, par value $0.001 per share ("BPOMS Common Stock"), will be converted into the right to receive shares of HealthAxis Series B Preferred Stock. Certain other outstanding but unexercised warrants and all outstanding but unexercised options to purchase BPOMS Common Stock will be converted into warrants and options to acquire shares of HealthAxis Common Stock. The BPOMS stock, warrants and options will be converted into the right to acquire HealthAxis Common Stock, HealthAxis Series B Preferred Stock and warrants and options to acquire HealthAxis Common Stock on the basis set forth in Article 3 of the Merger Agreement.

        The Healthaxis securities that will be issued in connection with the Merger will not be registered under the Securities Act, but shall be issued in reliance upon the exemption contained in

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Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, consummation of the Merger is conditioned on, among other things, HealthAxis obtaining a Permit from the Commissioner following a public hearing (which hearing is the subject of this Notice and Information Statement) to determine the fairness of the proposed transaction conducted pursuant to Section 25142 of the CSL.

BRIEF DESCRIPTION OF THE MATERIAL FEATURES OF THE MERGER AND THE MERGER AGREEMENT

        THE DESCRIPTION OF THE MERGER CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE COPY OF THE MERGER AGREEMENT ATTACHED HERETO AS EXHIBIT A-1 AND THE AMENDMENT THERETO AS EXHIBIT A-2, WHICH ARE INCORPORATED HEREIN BY REFERENCE. REFERENCE SHOULD BE MADE TO THE MERGER AGREEMENT, AND THE EXHIBITS THERETO, FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER.

        A.    The Merger.    Under the terms of the Merger Agreement, upon the effectiveness of the filing of a Certificate of Merger, Merger Sub will be merged with and into BPOMS, with BPOMS being the surviving corporation (the "Surviving Corporation"). The time of acceptance of such filing is referred to as the "Effective Time." Unless the Merger Agreement is terminated pursuant to its terms, the closing of the Merger (the "Closing") will take place as promptly as practicable after the last to occur of the BPOMS stockholders meeting and the HealthAxis stockholders meeting, but no later than three business days following satisfaction or waiver of the conditions to closing set forth in Article 8 of the Merger Agreement. The date upon which the Closing actually occurs is referred to as the "Closing Date."

        B.    Effect on BPOMS Stock and Other Securities.    Under the terms of the Merger Agreement, each share of capital stock of BPOMS that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of either HealthAxis Common Stock or HealthAxis Series B Preferred Stock, as follows:

          1.    Conversion of BPOMS Common Stock.    Subject to the terms and conditions of the Merger Agreement, as of the Effective Time and without any action on the part of HealthAxis, BPOMS or the holders of any shares of BPOMS capital stock, each share of BPOMS Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares held by a holder who has exercised and perfected appraisal rights for his or her shares in accordance with Section 262 of the Delaware Law and who has not effectively withdrawn such rights ("Dissenting Shares"), will be canceled and extinguished and converted automatically into the right to receive 0.2467 shares of HealthAxis Common Stock; provided, that this fixed exchange ratio is subject to adjustment after determination of the reverse split ratio to be established by the HealthAxis Board of Directors (the "Reverse Split Ratio") and otherwise in accordance with Section 3.6 of the Merger Agreement.

          2.    Conversion of BPOMS Preferred Stock.    Subject to the terms and conditions of the Merger Agreement, as of the Effective Time and without any action on the part of HealthAxis, all shares of each series of BPOMS preferred stock, $0.001 par value per share ("BPOMS Preferred Stock"), issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and converted automatically into the right to receive shares of HealthAxis Common Stock or HealthAxis Series B Preferred Stock based on certain fixed exchange ratios (to be adjusted after determination of the Reverse Split Ratio and otherwise in accordance with Section 3.6 of the Merger Agreement), as follows:

    (a)
    Each share of BPOMS Series A Preferred Stock shall be converted automatically into a right to receive 0.2773 shares of HealthAxis Common Stock.

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    (b)
    Each share of BPOMS Series B Preferred Stock shall be converted automatically into a right to receive 0.2467 shares of HealthAxis Common Stock.

    (c)
    Each share of BPOMS Series C Preferred Stock shall be converted automatically into a right to receive 1.2868 shares of HealthAxis Common Stock.

    (d)
    Each share of BPOMS Series D Preferred Stock shall be converted automatically into a right to receive 3.9475 shares of HealthAxis Series B Preferred Stock.

    (e)
    Each share of BPOMS Series D-2 Preferred Stock shall be converted automatically into a right to receive 3.9475 shares of HealthAxis Series B Preferred Stock.

    (f)
    Each share of BPOMS Series F Preferred Stock shall be converted automatically into a right to receive 6.1679 shares of HealthAxis Series B Preferred Stock.

          3.    Conversion of BPOMS Investor Warrants.    BPOMS Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants (including both Series D Warrants with an exercise price of $0.01 and the Series D Warrants with an exercise price of $1.10) are collectively called the "BPOMS Investor Warrants." Subject to the terms and conditions of the Merger Agreement, as of the Effective Time and without any action on the part of HealthAxis, the BPOMS Investor Warrants will be converted automatically into the right to receive shares of HealthAxis Series B Preferred Stock or warrants to acquire shares of HealthAxis Common Stock based on certain fixed exchange ratios (to be adjusted after determination of the Reverse Split Ratio and otherwise in accordance with Section 3.6 of the Merger Agreement), as follows.

    (a)
    Each BPOMS Series C Warrant shall be converted automatically into a right to receive 0.2467 (the "Series C Warrant Exchange Ratio") shares of HealthAxis Series B Preferred Stock.

    (b)
    Each BPOMS Series D Warrant with an exercise price of $0.01 shall be converted automatically into a right to receive 0.2467 (the "Series D Warrant Exchange Ratio") shares of HealthAxis Series B Preferred Stock.

    (c)
    Each BPOMS Series A Warrant and Series B Warrant, and each Series D Warrant with an exercise price of $1.10, shall be converted automatically into a warrant to acquire shares of HealthAxis Common Stock, and HealthAxis shall assume each such Warrant and certain related rights; provided, however, that from and after the Effective Time, (i) the number of shares of HealthAxis Common Stock purchasable upon exercise of each such Warrant shall be equal to the number of shares of BPOMS Common Stock that were purchasable under such Warrant immediately prior to the Effective Time, multiplied by 0.2467, rounded down to the nearest whole share, and (ii) the per share exercise price under each such Warrant shall be adjusted by dividing the per share exercise price of each such Warrant by 0.2467, rounding up to the nearest cent.

          4.    Conversion of BPOMS Employee Stock Options and Non-Investor Warrants.    Subject to the terms and conditions of the Merger Agreement, as of the Effective Time and without any action on the part of HealthAxis, each option, whether vested or unvested, to purchase BPOMS Common Stock issued and outstanding immediately prior to the Effective Time (a "BPOMS Option") and all warrants to purchase BPOMS Common Stock other than the BPOMS Investor Warrants (collectively, the "BPOMS Non-Investor Warrants") will be converted automatically into the right to receive an option or warrant to acquire, under the same terms and conditions as were applicable to such BPOMS Option or BPOMS Non-Investor Warrant immediately prior to the Effective Time, shares of HealthAxis Common Stock, and HealthAxis shall assume each BPOMS Option and BPOMS Non-Investor Warrant and each option plan and certain related rights; provided, however, that from and after the Effective Time, (i) the number of shares of HealthAxis Common

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  Stock purchasable upon exercise of such BPOMS Option or BPOMS Non-Investor Warrant shall be equal to the number of shares of BPOMS Common Stock that were purchasable under such BPOMS Option or BPOMS Non-Investor Warrant immediately prior to the Effective Time, multiplied by 0.2467, rounding down to the nearest whole share, and (ii) the per share exercise price under each such BPOMS Option and BPOMS Non-Investor Warrant shall be adjusted by dividing the per share exercise price of each such BPOMS Option and BPOMS Non-Investor Warrant by 0.2467, rounding up to the nearest cent. The terms of each BPOMS Option and BPOMS Non-Investor Warrant shall be subject to further adjustment, as appropriate, after determination of the Reverse Split Ratio and otherwise in accordance with Section 3.6 of the Merger Agreement.

          5.    Rights of Holders of HealthAxis Series B Preferred Stock.    The holders of the HealthAxis Series B Preferred Stock will enjoy certain preferences, rights and privileges superior to those enjoyed by holders of HealthAxis Common Stock. In the event of the liquidation of HealthAxis, the holders of HealthAxis Series B Preferred Stock will be entitled to receive $1.155 per share prior to the receipt of any value by the holders of HealthAxis Common Stock or other junior stock. The holders of shares of HealthAxis Series B Preferred Stock will also be entitled to require that HealthAxis redeem such shares for a cash payment equal to the liquidation preference amount plus dividends in the event HealthAxis is involved in a "major transaction" or a "triggering event," as defined in the Certificate of Designation relating to the HealthAxis Series B Preferred Stock (which is attached hereto as Exhibit B). The holders of HealthAxis Series B Preferred Stock will not be entitled to general voting rights, except that so long as a specified number of shares of HealthAxis Series B Preferred Stock are outstanding, such holders will be entitled to vote as a class on certain fundamental matters, including a sale of HealthAxis. Additionally, for so long as a specified number of shares of HealthAxis Series B Preferred Stock are outstanding, such holders will have the right to elect one director. Holders of HealthAxis Series B Preferred Stock will be able to convert their shares into HealthAxis Common Stock at any time and, under some circumstances, the HealthAxis Series B Preferred Stock will be automatically converted into HealthAxis Common Stock on the earlier to occur of 18 months after the Closing of the Merger and the 30th consecutive day that the HealthAxis Common Stock is at or above a specified closing bid price. Initially, the HealthAxis Series B Preferred Stock will convert on a one-to-one basis (with such conversion ratio subsequently being subject to adjustment in certain circumstances). The holders of HealthAxis Series B Preferred Stock will participate on a pari passu basis in the payment of any dividends to holders of HealthAxis Common Stock.

          6.    Fractional Shares.    No fractional share of HealthAxis Common Stock or HealthAxis Series B Preferred Stock shall be issued in the Merger. In lieu thereof, any fractional share, after aggregating all shares held by a Stockholder, shall be rounded up to the nearest whole share of HealthAxis Common or HealthAxis Series B Preferred Stock, as the case may be.

          7.    Cancellation of Treasury Shares.    Each share of capital stock held in BPOMS' treasury, if any, immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist and no payment shall be made with respect thereto.

        C.    Tax Treatment and Accounting Treatment.    The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended (the "Code"). The Merger will be accounted for by Applicant as a purchase transaction.

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        D.    Conditions to Closing.    The Merger Agreement provides that consummation is subject to the satisfaction or waiver of certain conditions.

          1.    Conditions to Obligations of Applicant, Merger Sub and BPOMS.    The consummation of the Merger is subject to the satisfaction of the following conditions prior to the Effective Time:

    (a)
    The Merger Agreement and the transactions contemplated thereby shall have been approved by the requisite vote of stockholders of BPOMS and HealthAxis.

    (b)
    The BPOMS Pre-Merger Steps (as specified in Section 2.1 of the Merger Agreement) shall have been completed.

    (c)
    The HealthAxis Pre-Merger Steps (as specified in Section 2.2 of the Merger Agreement) shall have been consummated.

    (d)
    BPOMS shall have entered into mutually acceptable employment agreements with the four (4) current senior management employees of HealthAxis (to be effective at the Effective Time).

          2.    Conditions to Obligations of BPOMS.    The obligations of BPOMS are subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

    (a)
    Each of the representations and warranties of HealthAxis contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a HealthAxis Material Adverse Effect (as defined in Section 6.1(a) of the Merger Agreement) (without regard to any materiality qualification contained in such representation or warranty), and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of HealthAxis by the Chief Executive Officer or Chief Financial Officer of HealthAxis to the foregoing effect.

    (b)
    HealthAxis shall have performed or complied in all material respects (without regard to any materiality qualification contained in the covenants herein) with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing Date, and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of HealthAxis by the Chief Executive Officer or Chief Financial Officer of HealthAxis to the foregoing effect.

    (c)
    From the date of the Merger Agreement through the Effective Time, there shall not have occurred any change, circumstance or event concerning HealthAxis and the HealthAxis subsidiaries, taken as a whole, that has had a HealthAxis Material Adverse Effect, and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of HealthAxis by the Chief Executive Officer or Chief Financial Officer of HealthAxis to the foregoing effect to such officer's knowledge.

    (d)
    The BPOMS Designees (as defined in Section 7.12 of the Merger Agreement) shall have been duly elected as directors of HealthAxis and the persons designated by BPOMS to serve as officers of HealthAxis shall have been duly appointed, as of the Effective Time.

    (e)
    All third party consents required in order to enable HealthAxis to consummate the transactions contemplated by the Merger Agreement shall have been obtained on terms and conditions acceptable to BPOMS.

    (f)
    The HealthAxis/Tak Investor Rights Agreement, the HealthAxis/Tak Registration Rights Agreement, the HealthAxis/Preferred Investor Rights Agreement and the

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      HealthAxis/Preferred Registration Rights Agreement (as each such agreement is defined in Section 2.2(a) of the Merger Agreement) shall have been terminated without any liability to HealthAxis, effective as of the Closing Date.

    (g)
    HealthAxis shall not be in default under the terms of the Loan and Security Agreement with Silicon Valley Bank dated August 14, 2006, and shall be entitled to continue to draw on the working capital credit facility under such Loan and Security Agreement and, to the extent required, Silicon Valley Bank shall have consented to the consummation of the transactions contemplated by the Merger Agreement.

          3.    Conditions to Obligations of Applicant and Merger Sub.    The obligations of HealthAxis and Merger Sub are subject to satisfaction or waiver prior to the Effective Time of the following conditions:

    (a)
    Each of the representations and warranties of BPOMS contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a BPOMS Material Adverse Effect (as defined in Section 5.1(a) of the Merger Agreement) (without regard to any materiality qualification contained in such representation or warranty), and HealthAxis shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the Chief Financial Officer of BPOMS to the foregoing effect.

    (b)
    BPOMS shall have performed or complied in all material respects (without regard to any materiality qualification contained in the covenants herein) with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time, and HealthAxis shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the Chief Financial Officer of BPOMS to the foregoing effect.

    (c)
    From the date of the Merger Agreement through the Effective Time, there shall not have occurred any change, circumstance or event, concerning BPOMS and the BPOMS subsidiaries, taken as a whole, that has had a BPOMS Material Adverse Effect and HealthAxis shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the Chief Financial Officer of BPOMS to the foregoing effect.

    (d)
    All third party consents required in order to enable BPOMS to consummate the transactions contemplated by the Merger Agreement shall have been obtained on terms and conditions acceptable to HealthAxis.

        E.    Representations and Warranties Contained in the Merger Agreement.    The Merger Agreement contains certain representations and warranties made by BPOMS, HealthAxis and Merger Sub, as of the date of the Merger Agreement and as of the Closing Date. The representations and warranties of BPOMS and HealthAxis are primarily concerned with various aspects of each company's business, including, without limitation, corporate organization, authority to enter into the Merger Agreement and complete the transactions contemplated thereby, capital structure, subsidiaries and other interests, absence of conflict with charter documents, absence of required consents to the transactions, no violations of law, Securities and Exchange Commission ("SEC") filings and financial statements, absence of litigation, absence of undisclosed liabilities, absence of changes since December 31, 2007, tax matters, books and records, properties, environmental matters, absence of brokers' or finders' fees, related party transactions, contracts and commitments, employee matters and benefit plans, intellectual property, anti-takeover plans, stockholder vote requirements, undisclosed liabilities, insurance, financial

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forecasts and relationships with suppliers and licensors and customers. The Merger Agreement also includes representations and warranties by HealthAxis as to continuity of business and enterprise and its lack of ownership of BPOMS shares. The representations and warranties of Merger Sub are primarily concerned with the Merger Sub's ability to complete the transaction, including, without limitation, corporate organization, authority to enter into the Merger Agreement and to complete the transactions contemplated thereby, absence of conflict with charter documents, absence of required consents to the transactions, no violations of law, and capital structure. For a more complete description of the representations and warranties made by each party to the Merger Agreement please refer to Article 5 and Article 6 of the Merger Agreement.

        F.    Covenants.

          1.    No Solicitation.    Until the earlier of the Effective Time or the date of termination of the Merger Agreement pursuant to the terms and provisions of Section 9.1 thereof, each party agrees that neither it nor any of its subsidiaries shall, nor shall it nor any of its subsidiaries authorize or permit any of the officers, directors, investment bankers, attorneys or accountants retained by it or any of its subsidiaries to, and that it shall use commercially reasonable efforts to cause its and its subsidiaries' non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal (as defined in Section 7.10(a) of the Merger Agreement); (ii) furnish any information regarding such party to any person in connection with or in response to an Acquisition Proposal; (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Transaction (as defined in Section 7.10(a) of the Merger Agreement); provided, however, that nothing contained in the Merger Agreement shall prevent a either party or its board of directors from complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Securities Exchange Act of 1934 with regard to an Acquisition Proposal and, further provided, that at any time prior to the approval of the transactions contemplated by the Merger Agreement by each party's stockholders, each party may furnish nonpublic information regarding itself or its subsidiaries to, and enter into discussions or negotiations with, any person, and take any action otherwise prohibited by Section 7.10(c) of the Merger Agreement, in response to an Acquisition Proposal that is submitted to such party or any of its subsidiaries by such person (and not withdrawn) if: (A) neither such party nor any representative of such party shall have breached Section 7.10(c); (B) the Board of Directors of such party concludes in good faith after consulting with its financial and legal advisors, that the Acquisition Proposal is a "Superior Offer" (as defined in Section 7.10(b)) or is reasonably likely to lead to a Superior Offer; (C) at least two business days prior to furnishing any such non-public information to, or entering into discussions with, such person, such party gives the other party written notice of the identity of such person and of such party's intention to furnish non-public information to, or enter into discussions with, such person; (D) such party receives from such person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and "standstill" provisions) at least as favorable to such party as those contained in the Non-Disclosure Agreement between BPOMS and HealthAxis dated as of February 8, 2008; and (E) concurrently with furnishing any such nonpublic information to such person, such party furnishes such nonpublic information to the other party (to the extent such nonpublic information has not been previously furnished). If any party or any representative of such party receives an Acquisition Proposal at any time prior to the Closing Date, then such party shall promptly (and in no event later than one (l) business day after such party becomes aware of such Acquisition Proposal) advise the other party orally and in writing of such Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal, and the terms thereof). Such party shall keep the

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  other party fully informed with respect to the status and terms of any such Acquisition Proposal and any modification or proposed modification thereto.

          2.    Conduct of Business.

    (a)
    During the period from the date of the Merger Agreement until the Effective Time, except as specifically permitted by the Merger Agreement, unless the other Party has consented in writing thereto:

    (i)
    BPOMS and HealthAxis shall use their reasonable best efforts, and shall cause their respective subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill;

    (ii)
    BPOMS and HealthAxis shall confer on a regular basis with one or more representatives of the other to report on material operational matters relating to the business of BPOMS and the BPOMS subsidiaries;

    (iii)
    each party will cooperate with and, at the request of the other party, provide reasonable assistance to the other party to seek to reduce or avoid disruptions to the other party's business that may result from or arise out of the announcement or pendency of the transactions contemplated by the Merger Agreement;

    (iv)
    BPOMS and HealthAxis shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

    (v)
    each party shall promptly deliver to the other party true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of the Merger Agreement other than those reports, statements or schedules that are available through the SEC's website; and

    (vi)
    In the event either party becomes aware that any of its respective representations or warranties set forth in Sections 5 and 6 of the Merger Agreement will not be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date, such party shall give prompt written notice thereof to the other party, and shall give access to all appropriate information related thereto that is in its possession or control.

    (b)
    Prior to the Closing Date, except as expressly provided in the Merger Agreement or unless BPOMS has first obtained written consent of HealthAxis, BPOMS:

    (i)
    Shall, and shall cause each BPOMS subsidiary to, exercise its best efforts to conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, preserve and protect the BPOMS intellectual property and keep available the services of its officers and employees;

    (ii)
    Shall not amend BPOMS' certificate of incorporation or bylaws, and shall cause each BPOMS subsidiary not to amend its certificates of incorporation, bylaws or equivalent organizational documents;

    (iii)
    Shall not, and shall cause each BPOMS subsidiary not to (A) issue or authorize for issue any BPOMS capital stock or security convertible into or exercisable for any BPOMS capital stock (except for (I) shares of BPOMS Series F Preferred Stock issued as part of the BPOMS Pre-Merger Steps, (II) shares of BPOMS Common

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        Stock issued upon the exercise of options or warrants outstanding as of the date of the Merger Agreement and (III) options issued as permitted under the following clause (C)), (B) effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for BPOMS capital stock or capital stock of any BPOMS subsidiary, except for the BPOMS Pre-Merger Steps (as set forth in Section 2.1(a) of the Merger Agreement), (C) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire, redeem or repurchase any BPOMS capital stock except in connection with the BPOMS Pre-Merger Steps, (D) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except in the ordinary course of business and except for the employment agreements contemplated by Section 8.1(d) of the Merger Agreement, (E) adopt any new employee plan or (except as contemplated in the Merger Agreement) amend any existing BPOMS employee plan or severance or termination pay policies in any material respect, except as required by applicable law or for changes which are less favorable to participants in such plans, (F) authorize, declare, set aside or pay any dividends or make any other distribution or payments with respect to any BPOMS capital stock, or directly or indirectly redeem, purchase or otherwise acquire any BPOMS capital stock or capital stock of any of the BPOMS subsidiaries except in connection with the BPOMS Pre-Merger Steps, or (G) make any commitment for any such action;

      (iv)
      Shall not, and shall not permit any of the BPOMS subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the BPOMS SEC filings or incurred after the date thereof in the ordinary course of business consistent with past practice;

      (v)
      Shall not, and shall not permit any of the BPOMS subsidiaries to, enter into or amend, modify or terminate any contract which is outside the ordinary course of business and which may result in total fixed or guaranteed payments or liability by or to it in excess of $100,000, other than contracts for expenses of attorneys and accountants incurred in connection with the Merger and office space leases on commercially reasonable terms;

      (vi)
      Shall not, and shall not permit any of the BPOMS subsidiaries to, enter into or amend any contract with any officer, trustee, director, consultant or affiliate of BPOMS or any of the BPOMS subsidiaries, other than as contemplated by the BPOMS Pre-Merger Steps;

      (vii)
      Shall, and shall cause each BPOMS subsidiary to, timely prepare, in a manner consistent with past practice, and file all tax returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all taxes due with respect to any such tax returns;

      (viii)
      Shall not, and shall not permit any BPOMS subsidiary to, amend any tax returns, make any election relating to taxes, change any election relating to taxes already made, adopt any accounting method relating to taxes, change any accounting method relating to taxes unless required by GAAP (as agreed with BPOMS' independent public accountants) or a change in the Internal Revenue Code, enter into any closing agreement relating to taxes, settle or compromise any claim, suit, litigation,

10

        proceeding, investigation, audit or controversy relating to taxes (unless required by law), or consent to the waiver of the statute of limitations for any claim or audit relating to taxes;

      (ix)
      Shall not enter into, terminate or materially amend or renew any contract other than with third parties in the ordinary course of operating its business consistent with past practice and with the employees referred to in Section 8.1(d) of the Merger Agreement; and

      (x)
      Shall not incur any indebtedness or other obligation for borrowed money other than trade payables and other accruals made in the ordinary course of business consistent with past practice.

    (c)
    Prior to the Closing Date, except as expressly provided in the Merger Agreement unless HealthAxis has first obtained written consent of BPOMS, HealthAxis:

    (i)
    Shall, and shall cause each HealthAxis subsidiary to, exercise its best efforts to conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, preserve and protect the HealthAxis intellectual property and keep available the services of its officers and employees;

    (ii)
    Shall not amend HealthAxis' amended and restated articles of incorporation or bylaws, and shall cause each HealthAxis subsidiary not to amend its charters, bylaws or equivalent organizational documents except in connection with the HealthAxis Pre-Merger Steps;

    (iii)
    Shall not, and shall cause each HealthAxis subsidiary not to (A) issue or authorize for issue any HealthAxis capital stock or security convertible into or exercisable for any HealthAxis capital stock, except for (i) the shares to be issued and stock options to be granted as contemplated by the Merger Agreement, and (ii) upon the exercise of any options and warrants outstanding as of the date of the Merger Agreement, (B) effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for HealthAxis capital stock or capital stock of any HealthAxis subsidiary except in connection with the HealthAxis Pre-Merger Steps, (C) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire, redeem or repurchase any HealthAxis capital stock, except repurchases of stock in connection with the payment of withholding taxes related to equity compensation incentives which are on a set-off basis and do not involve any cash outlay by HealthAxis other than to the IRS, (D) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees other than as contemplated by Section 8.1(d) of the Merger Agreement, (E) adopt any new employee plan or amend any existing HealthAxis employee plan or severance or termination pay policies in any material respect, except as contemplated by the Merger Agreement or as required by applicable law or for changes which are less favorable to participants in such plans, (F) authorize, declare, set aside or pay any dividends (except as expressly provided in the Merger Agreement) or make any other distribution or payments with respect to any HealthAxis capital stock, or directly or indirectly redeem, purchase or otherwise acquire any HealthAxis capital stock or capital stock of any of the HealthAxis subsidiaries, except for the nominal dividend relating to the HealthAxis Series A Preferred Stock and any stock repurchased in connection with the payment of withholding taxes associated with equity

11

        compensation incentives on a set-off basis and not involving any cash outlay by HealthAxis other than to the IRS, or (G) make any commitment for any such action;

      (iv)
      Shall not, and shall not permit any of the HealthAxis subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the HealthAxis SEC filings or incurred after the date thereof in the ordinary course of business consistent with past practice;

      (v)
      Shall not, and shall not permit any of the HealthAxis subsidiaries to, enter into or amend, modify or terminate any contract which may result in total fixed or guaranteed payments or liability by or to it in excess of $150,000 other than contracts for expenses of financial advisors, attorneys and accountants incurred in connection with the Merger;

      (vi)
      Shall not, and shall not permit any of the HealthAxis subsidiaries to, enter into any contract with any officer, trustee, director or affiliate of HealthAxis or any of the HealthAxis subsidiaries other than as contemplated by the HealthAxis pre-merger steps;

      (vii)
      Shall, and shall cause each HealthAxis subsidiary to, timely prepare, in a manner consistent with past practice, and file all tax returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all taxes due with respect to any such tax returns;

      (viii)
      Shall not, and shall not permit any HealthAxis subsidiary to, amend any tax returns, make any election relating to taxes, change any election relating to taxes already made, adopt any accounting method relating to taxes, change any accounting method relating to taxes unless required by GAAP (as agreed with HealthAxis' independent public accountants) or a change in the Internal Revenue Code, enter into any closing agreement relating to taxes, settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to taxes (unless required by law), or consent to the waiver of the statute of limitations for any claim or audit relating to taxes;

      (ix)
      Shall not enter into, terminate or materially amend or renew any contract other than with third parties in the ordinary course of operating its business consistent with past practice; and

      (x)
      Shall not incur any indebtedness or other obligation for borrowed money other than pursuant to the Loan and Security Agreement between the Company and Silicon Valley Bank dated August 14, 2006, and other than trade payables and other accruals made in the ordinary course of business consistent with past practice.

          3.    Additional Covenants.    The Merger Agreement also contains several other covenants of the parties, including without limitation, agreements relating to (i) preparation and filing of an application to obtain the Permit that is the subject of the Hearing, (ii) consents and approvals to be obtained by each of the parties, including stockholder approvals (and the solicitation of proxies in connection therewith), (iv) the parties' access to information, (iv) confidentiality and public disclosure; (v) listing of HealthAxis Common Stock on the NASDAQ Capital Market, (vi) reasonable efforts to consummate the transactions; (vii) notification of certain matters relating to representations and warranties and covenants contained in the Merger Agreement; (viii) additional documents and further assurances; (ix) HealthAxis' nomination for election of

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  directors designated by BPOMS and the resignation of all current HealthAxis officers; (x) indemnification and insurance matters; and (xi) issuance of shares without restrictions on transfer, subject to certain exceptions. For a more complete description of these covenants, please refer to Article 7 of the Merger Agreement.

        G.    Termination of the Merger Agreement.    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

          1.     by mutual written consent authorized by the Board of Directors of HealthAxis and BPOMS;

          2.     by either HealthAxis or BPOMS if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the Party seeking to terminate shall have used its commercially reasonable efforts to appeal such order, decree, ruling or other action;

          3.     by HealthAxis upon a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of BPOMS and as a result of such breach the conditions set forth in Section 8.3(a) or Section 8.3(b) thereof, as the case may be, would not then be satisfied; provided, that if such breach is capable of being cured by January 31, 2009 (the "Termination Date") and BPOMS diligently proceeds to cure the breach, then HealthAxis shall not have the right to terminate the Merger Agreement under Section 9.1(c) thereof unless such breach has not been so cured by the Termination Date;

          4.     by BPOMS upon a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of HealthAxis or Merger Sub and as a result of such breach the conditions set forth in Section 8.2(a) or Section 8.2(b) of the Merger Agreement, as the case may be, would not then be satisfied; provided, that if such breach is capable of being cured by the Termination Date and HealthAxis diligently proceeds to cure the breach, then BPOMS shall not have the right to terminate the Merger Agreement under Section 9.1(d) thereof unless such breach has not been so cured by the Termination Date;

          5.     by BPOMS if any of the consents referred to in Section 8.2(e) of the Merger Agreement are not obtained prior to the Effective Time, or by HealthAxis if any of the consents referred to in Section 8.3(d) of the Merger Agreement are not obtained prior to the Effective Time;

          6.     by BPOMS or HealthAxis if (i) the Board of Directors of HealthAxis pursuant to Section 7.3(c) of the Merger Agreement fails to make, withdraws or modifies adversely to BPOMS its approval or recommendation of the Merger Agreement or (ii) HealthAxis enters into a definitive agreement providing for the implementation of a Superior Offer in accordance with the provisions of Section 7.10 of the Merger Agreement;

          7.     by BPOMS or HealthAxis if (i) the Board of Directors of BPOMS pursuant to Section 7.2(a) of the Merger Agreement fails to make, withdraws or modifies adversely to HealthAxis its approval or recommendation of the Merger Agreement or (ii) BPOMS enters into a definitive agreement providing for the implementation of a Superior Offer in accordance with the provisions of Section 7.10 of the Merger Agreement;

          8.     by either HealthAxis or BPOMS, if the Merger shall not have been consummated on or before the Termination Date (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time, a breach by such party of the Merger Agreement or the failure of such party to satisfy the conditions precedent to the other party's obligation to effect the Merger);

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          9.     by HealthAxis or BPOMS if the Merger Agreement and the transactions contemplated thereby shall have failed to receive the requisite vote for approval and adoption by the common stockholders of HealthAxis or BPOMS upon the execution of a written consent or the holding of a duly convened stockholders meeting and any adjournments thereof;

          10.   by HealthAxis if BPOMS suffers a BPOMS Material Adverse Effect, or by BPOMS if HealthAxis suffers a HealthAxis Material Adverse Effect; or

          11.   by either party, if the other party becomes unable to pay its liabilities as they come due or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against such other party (and not dismissed within sixty (60) days).

The Merger Agreement provides that each party thereto shall pay all fees and expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby; provided, that (1) BPOMS is required to pay all fees and expenses incurred by HealthAxis in listing HealthAxis Common Stock on the NASDAQ Capital Market, (2) HealthAxis is required to pay BPOMS a termination fee of $500,000 upon the termination of the Merger Agreement under the circumstances described in paragraph G.4 above, (3) BPOMS is required to pay HealthAxis a termination fee of $500,000 upon the termination of the Merger Agreement under the circumstances described in paragraph G.3 above, (4) HealthAxis is required to pay BPOMS a termination fee of $1,000,000 upon the termination of the Merger Agreement under the circumstances described in paragraph G.6 above, (5) HealthAxis is required to pay BPOMS a termination fee of $1,000,000 under the circumstances described in paragraph G.8 above if, prior to the Termination Date, Applicant has received an Acquisition Proposal from another party and HealthAxis then completes an Acquisition Transaction with that party at any time on or before December 31, 2009, and (6) BPOMS is required to pay HealthAxis a termination fee of $1,000,000 upon the termination of the Merger Agreement under the circumstances described in paragraph G.7 above.

WHAT ARE THE REASONS FOR THE MERGER?

        A.    Reasons of HealthAxis.    The Board of Directors of HealthAxis (the "HealthAxis Board") has approved the Merger Agreement and the transactions contemplated thereby, and has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of HealthAxis and its stockholders. The HealthAxis Board believes that the Merger will have several potential benefits, including the BPOMS value that HealthAxis will receive in consideration of its issuance of HealthAxis stock and other securities; the historical and current information concerning HealthAxis and BPOMS; the perceived benefits of combining BPOMS with HealthAxis to HealthAxis and its stockholders, employees, customers and other business partners; and the financial and other terms of the Merger Agreement.

        B.    Reasons of BPOMS.    The Board of Directors of BPOMS (the "BPOMS Board") has advised HealthAxis that it has unanimously approved the Merger and determined that the Merger is in the best interests of BPOMS and its stockholders. The BPOMS Board advises that it believes the Merger will have several potential benefits, including the possibility of strategic growth opportunities for the combined company; the increased resources HealthAxis would offer to expand BPOMS' sales and marketing operations and product development relative to BPOMS prospects as a stand-alone entity; and the BPOMS Board's belief that the business of BPOMS complements HealthAxis' business.

WHAT HAVE THE BOARDS OF DIRECTORS RECOMMENDED?

        The Boards of Directors of HealthAxis, Merger Sub, and BPOMS have each approved the Merger Agreement and the transactions contemplated thereby, and have recommended approval by their

14

respective stockholders. Each Board believes the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of their respective stockholders.

WHAT WILL BE THE EFFECT OF THE MERGER ON THE EXISTING STOCKHOLDERS OF THE PARTIES TO THE MERGER?

        A.    HealthAxis Stockholders.    The Merger will dilute each HealthAxis stockholder's equity interest in HealthAxis because of the issuance of a substantial number of shares of HealthAxis' Common Stock and the creation and issuance of a substantial number of shares of HealthAxis Series B Preferred Stock in the Merger. As further described above in paragraph B.5 under the caption "BRIEF DESCRIPTION OF THE MATERIAL FEATURES OF THE MERGER AND THE MERGER AGREEMENT," the holders of HealthAxis Series B Preferred Stock will enjoy a liquidation preference of $1.155 per share and certain other rights and privileges superior to those of the holders of HealthAxis Common Stock. In addition, certain outstanding BPOMS warrants and all outstanding BPOMS options will be converted into the right to purchase shares of HealthAxis Common Stock, which will further dilute HealthAxis stockholders.

        B.    BPOMS Stockholders.    Pursuant to the Merger Agreement, as of the Effective Time, each share of BPOMS Common Stock and BPOMS Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished, and converted automatically into the right to receive a number of shares of HealthAxis Common Stock or HealthAxis Series B Preferred Stock based on various fixed exchange ratios, rounding up fractional shares for each stockholder to the nearest whole share, as described above.

        C.    Merger Sub.    The authorized capital stock of Merger Sub consists of 100 shares of authorized common stock. $0.01 par value per share, all of which are issued and outstanding and held of record by HealthAxis. All outstanding shares of the capital stock of Merger Sub are duly authorized, validly issued, fully paid, and non-assessable. At the Effective Time, by virtue of the Merger and without any action on the part of the parties, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

NUMBER OF STOCKHOLDERS; VOTE REQUIRED.

        A.    HealthAxis.    As of September 5, 2008, Applicant had 8,816,088 shares of HealthAxis Common Stock outstanding. As of March 20, 2008, approximately 139 stockholders of record held the outstanding shares of HealthAxis Common Stock, although Applicant believes that it has a substantially greater number of beneficial holders. Section 6.20 of the Merger Agreement provides that the transactions contemplated by the Merger Agreement shall be subject to approval by the affirmative vote of a majority of the votes cast by the holders of the outstanding HealthAxis Common Stock. Certain HealthAxis stockholders have executed voting agreements in the form attached as Exhibit E-1 hereto which provide that such stockholders will vote all shares held by such stockholders in favor of the transactions contemplated by the Merger Agreement. HealthAxis' stockholders that have executed such voting agreements hold a sufficient number of shares of HealthAxis Common Stock to ensure stockholder approval of the transactions contemplated by the Merger Agreement.

        B.    BPOMS.    As of September 5, 2008, there were 12,671,034 shares of BPOMS Common Stock, 1,608,612 shares of BPOMS Series A Preferred Stock, 1,449,204 shares of BPOMS Series B Preferred Stock, 916,666 shares of BPOMS Series C Preferred Stock, 1,427,084 shares of BPOMS Series D Preferred Stock, 1,312,500 shares of BPOMS Series D-2 Preferred Stock, and 894,942 shares of BPOMS Series F Preferred Stock issued and outstanding. As of December 31, 2007, the outstanding shares of BPOMS Common Stock were held by approximately 28 stockholders of record, although BPOMS believes that it has a substantially greater number of beneficial holders. The Merger

15

and the other transactions contemplated by the Merger Agreement shall be subject to approval by (i) the affirmative vote of a majority of the outstanding BPOMS Common Stock, BPOMS Series A Preferred Stock, BPOMS Series B Preferred Stock and BPOMS Series C Preferred Stock (voting together, as a single class), and (ii) the affirmative votes of holders of a majority of each of the outstanding BPOMS Series A Preferred Shares and BPOMS Series C Preferred Shares, each voting as a separate class, and (iii) the affirmative votes of holders of 66% of the outstanding BPOMS Series D Preferred Shares and BPOMS Series D-2 Preferred Shares, each voting as a separate class. Holders of approximately 63%, 79%, 95% and 8% of the outstanding BPOMS Series B Preferred Stock, BPOMS Series D Preferred Stock, BPOMS Series D-2 Preferred Stock and BPOMS Common Stock, respectively, have executed voting agreements in the form attached as Exhibit E-2 hereto which provide that such stockholders will vote all shares held by such stockholders in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

        C.    Dissenters' Rights.    Dissenters' rights under Delaware Law shall be available to BPOMS stockholders in connection with the Merger. Under Delaware Law, BPOMS stockholders who do not vote to approve the Merger or consent thereto and who follow certain procedures may, under certain circumstances, be entitled to exercise dissenters' rights and to receive cash for the "fair value" of their BPOMS stock.

        D.    Joint Proxy Statement and Stockholder Meetings.    The mailing of a joint proxy statement describing the material terms of the transactions contemplated by the Merger Agreement and materials soliciting stockholder approval therefor will occur promptly after the issuance of the Permit by the Commissioner. It is expected that the dates upon which the stockholders of Applicant and BPOMS will meet to vote upon the proposals described in the joint proxy statement shall be set by the respective Boards of Directors of HealthAxis and BPOMS on or around the issuance of the Permit.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

        The following is a summary of the material federal income tax consequences generally applicable to the BPOMS stockholders and warrant holders who exchange their shares of BPOMS Common Stock, Preferred Stock or warrants (collectively referred to under this subheading as "BPOMS stockholders") for HealthAxis Common Stock, Series B Preferred Stock or warrants pursuant to the Merger, assuming that the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code. The summary does not purport to deal with all aspects of federal income taxation that may affect particular BPOMS stockholders in light of their individual circumstances and is not intended for BPOMS stockholders subject to special treatment under federal income tax law (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons or entities, BPOMS stockholders who do not hold their stock as capital assets, BPOMS stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation or through a tax-qualified retirement plan, persons holding the BPOMS Common Stock as part of a hedge, straddle or other risk reduction transaction, BPOMS stockholders who are subject to alternative minimum tax, or BPOMS stockholders who have previously engaged in a constructive sale of their BPOMS Common Stock, Preferred Stock or warrants). In addition, this discussion does not consider the effect of any applicable state, local or foreign tax laws. Accordingly, each BPOMS stockholder is strongly urged to consult with his or her tax advisor to determine the tax consequences of the Merger.

        The following summary is based upon current provisions of the Code, currently applicable Treasury regulations, and judicial and administrative decisions and rulings. Future legislative, judicial, or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to the BPOMS stockholders.

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          1.    Treatment of Holders of BPOMS Common Stock Other Than Dissenters.

    (a)
    Gain or Loss.    No gain or loss will be recognized by holders of BPOMS Common Stock upon their receipt of HealthAxis Common Stock solely in exchange for BPOMS Common Stock in the Merger. Holders of BPOMS Preferred Stock or warrants who receive HealthAxis Common Stock, Series B Preferred Stock or warrants should not generally recognize gain or loss upon the exchange.

    (b)
    Basis to BPOMS Stockholders of Shares Received.    The aggregate tax basis of HealthAxis Common Stock, Series B Preferred Stock or warrants received in the Merger will be the same as the aggregate tax basis of the BPOMS Common Stock, Preferred Stock or warrants exchanged for HealthAxis Common Stock, Series B Preferred Stock or warrants.

    (c)
    Holding Period of Shares Received.    The holding period of HealthAxis Common Stock, Series B Preferred Stock or warrants received in the Merger will include the period for which the BPOMS Common Stock, Preferred Stock or warrants surrendered in exchange therefor was held, provided the BPOMS Common Stock, Preferred Stock or warrants are held as a capital asset at the Effective Time of the Merger.

          2.    Treatment of the Corporations.    No gain or loss will be recognized by BPOMS, HealthAxis, or Merger Sub solely as a consequence of the Merger.

          3.    Consideration Other than in Exchange for the BPOMS Common Stock, Preferred Stock or Warrants.     Irrespective of the reorganization status of the Merger, a recipient of shares of HealthAxis Common Stock, Series B Preferred Stock or warrants would recognize income or gain to the extent that such shares were considered to be received in exchange for services or property (other than solely for the BPOMS Common Stock, Preferred Stock or warrants). All or a portion of such income may be taxable as ordinary income.

          4.    Tax Returns.    BPOMS stockholders will be required to attach a statement to their tax returns for the year in which the Merger occurs that contains the information listed in Treasury Regulations Section 1.368-3(b). BPOMS stockholders should consult their tax advisors in this regard.

          5.    Options.    The assumption of a compensatory stock option of BPOMS by HealthAxis should not generally result in the recognition of gain or loss to the holder thereof. Incentive Stock Options ("ISOs") of BPOMS assumed by HealthAxis should continue to be treated as ISOs for purposes of Section 422 of the Code, provided no additional benefit is received by the optionholders in connection with the assumption of the options by HealthAxis.

          6.    Dissenters.    A BPOMS stockholder who exercises dissenters' rights with respect to such BPOMS stockholder's shares of the BPOMS Common Stock or Preferred Stock and receives payment for such shares in cash will generally recognize capital gain or loss (if such shares were held as a capital asset on the Closing Date), measured by the difference between the BPOMS stockholder's basis in such shares and the amount of cash received, provided, however, the payment is not treated as a dividend for federal income tax purposes. A sale of shares pursuant to the exercise of dissenters' rights will generally not be treated as a dividend for federal income tax purposes if, as a result of such exercise, the stockholder exercising dissenters' rights owns no shares of HealthAxis Common Stock, Series B Preferred Stock or warrants (either actually or constructively within the meaning of Section 318 of the Code) after such sale. If, however, a BPOMS stockholder's sale for cash of the BPOMS Common Stock or Preferred Stock pursuant to an exercise of dissenter's rights is treated as a dividend for federal income tax purposes, then such BPOMS stockholder's receipt of cash may result in recognition of ordinary income.

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          7.    Effect on HealthAxis Stockholders.    The Merger has no tax ramifications to HealthAxis stockholders because they are not exchanging any shares in the Merger.

          The parties are not requesting, and will not request, a ruling from the Internal Revenue Service or an opinion of tax counsel in connection with the Merger. The parties intend that the Merger will qualify as a tax-free reorganization, but HealthAxis has made no representations, warranties or covenants to that effect. A successful IRS challenge to the status of the Merger as a tax-free reorganization would result in a stockholder being treated as if he or she sold his or her BPOMS Common Stock, Preferred Stock or warrants in a taxable transaction. In such event, a BPOMS stockholder would be required to recognize all of his or her realized gain or loss with respect to the disposition of his or her BPOMS Common Stock, Preferred Stock or warrants equal to the difference between such BPOMS stockholder's basis in such stock and the fair market value, as of the date the Merger becomes effective, of HealthAxis Common Stock, Series B Preferred Stock or warrants received in exchange therefor. Such gain or loss would be treated as a capital gain or capital loss for each such BPOMS stockholder if he or she held his or her BPOMS Common Stock, Preferred Stock or warrants as a capital asset at the time of the Merger. In such event, the BPOMS stockholder's aggregate basis in HealthAxis Common Stock, Series B Preferred Stock or warrants so received would equal its fair market value as of the Effective Time, and the stockholder's holding period for such HealthAxis Common Stock, Series B Preferred Stock or warrants would begin the day after the Merger.

          THE FOREGOING SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER WITH RESPECT TO HOLDERS OF THE BPOMS COMMON, STOCK, PREFERRED STOCK OR WARRANTS IS WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY PARTICULAR HOLDER. IN ADDITION, THE FOREGOING SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE, OR LOCAL TAX CONSEQUENCES OF THE MERGER NOR DOES IT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTIONS OTHER THAN THE MERGER OR ANY ASPECT OF THE MERGER NOT INVOLVING THE EXCHANGE OF THE BPOMS COMMON STOCK, PREFERRED STOCK OR WARRANTS. ACCORDINGLY, EACH HOLDER OF THE BPOMS COMMON STOCK, PREFERRED STOCK OR WARRANTS IS STRONGLY URGED TO CONSULT WITH SUCH HOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

          8.    Tax Impact of Reverse Split Ratio.    No gain or loss should be recognized by an HealthAxis stockholder as a result of the contemplated reverse stock split to be effected by HealthAxis. The aggregate tax basis of shares received pursuant to the reverse stock split would be the same as the stockholder's aggregate tax basis in the shares exchanged therefor. HealthAxis stockholder's holding period for the shares received would include the period during which the stockholder held the shares surrendered pursuant to the reverse stock split. No gain or loss would be recognized by HealthAxis as a result of the reverse stock split.

WHAT HAPPENS IF THE MERGER IS APPROVED?

        If approved by the BPOMS stockholders and upon satisfaction or waiver of the conditions to the Closing set forth in the Merger Agreement, the Merger will be consummated in accordance with applicable law by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

        HealthAxis' transfer agent, BNY Mellon Shareholder Services, or a bank or trust company reasonably acceptable to BPOMS, will serve as exchange agent in the Merger (the "Exchange Agent").

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Following the Closing, the Exchange Agent shall provide a letter of transmittal to each holder of HealthAxis Common Stock. Thereafter, the holders of BPOMS Common Stock will surrender the certificates representing their shares of BPOMS Common Stock ("BPOMS Common Stock Certificates") to the Exchange Agent for cancellation together with the letter of transmittal. Upon surrender of a BPOMS Common Stock Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 4.1 of the Merger Agreement, the holder of such BPOMS Common Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor a certificate representing the number of whole shares of HealthAxis Common Stock to which such holder is entitled pursuant to Section 3.2 of the Merger Agreement, and the BPOMS Common Stock Certificate so surrendered shall be canceled. Until so surrendered, each outstanding BPOMS Common Stock Certificate will be deemed for all purposes, to evidence only the ownership of the number of full shares of HealthAxis Common Stock into which such shares of BPOMS Common Stock shall have been so converted.

        Following the Closing, HealthAxis shall provide a letter of transmittal to each holder of BPOMS Preferred Stock and to holders of certain of the BPOMS Investor Warrants (BPOMS Series C Warrants, and BPOMS Series D Warrants with an exercise price of $0.01) setting forth instructions for surrender of the certificates representing their shares of BPOMS Preferred Stock ("BPOMS Preferred Stock Certificates") and their BPOMS Investor Warrants. Upon surrender to HealthAxis of a BPOMS Preferred Stock Certificate or BPOMS Investor Warrant, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 4.2 of the Merger Agreement, the holder of such BPOMS Preferred Stock Certificate or BPOMS Investor Warrants shall be entitled to receive from HealthAxis in exchange therefor a certificate representing the number of whole shares of HealthAxis Series B Preferred Stock to which such holder is entitled pursuant to Section 3.3 or 3.4 of the Merger Agreement, and the BPOMS Preferred Stock Certificate or BPOMS Investor Warrant so surrendered shall be canceled.

BUSINESS OF HEALTHAXIS

        HealthAxis is a technology-enhanced provider of fully integrated solutions and services for health benefit administrators and health insurance claim processors. These solutions, which are comprised of software products and related business process services, are designed to assist health insurance payers, third party administrators ("TPA"), preferred provider organizations ("PPO"), and self-administered employer groups provide enhanced claims related services to members, employees, employers and providers at lower cost. These services are provided through the application of flexible technology on an Application Service Provider ("ASP") basis. These technology solutions are complemented by HealthAxis' web-based capabilities and Business Process Outsourcing ("BPO") services, which are offered to ASP clients and on a stand-alone basis. BPO solutions include the capture, imaging, storage and retrieval of paper and electronic claims, attachments, and related correspondence, in addition to rules-based claims pre-adjudication and editing and automated PPO routing (via electronic data interchange or "EDI") and repricing. HealthAxis uses its expertise in health insurance operations to customize services to meet the specific needs of its customers and to produce value for those customers by tapping unrealized potential in the customers' operations to achieve best results.

BUSINESS OF BPOMS

        BPOMS provides BPO services to enterprises in the United States, Canada and Europe. BPOMS BPO services include the outsourcing of entire business processes, typically to reduce cost and/or to improve the performance of that process. BPOMS objective is to provide a comprehensive suite of BPO functions to support the back-office business requirements of middle-market enterprises throughout North America and Europe on an outsourced and/or recurring revenue basis. In this regard,

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its primary business offerings are: (i) document and data management solutions, also known as enterprise content management ("ECM"), (ii) information technology services outsourcing ("ITO") and (iii) human resources outsourcing ("HRO").

BUSINESS OF SUB

        Merger Sub was organized in Delaware on September 4, 2008 solely for the purpose of effecting the Merger. Merger Sub does not conduct any business and shall not survive the Merger.

WHERE CAN I FIND MORE INFORMATION?

        Further information regarding the business and other aspects of HealthAxis, including its financial condition and results of operations, can be found in its recent reports filed with the SEC, which are listed on Exhibit C attached hereto. These reports can be accessed via commercial document retrieval services and at the website maintained by the SEC at "www.sec.gov."

        Further information regarding the business and other aspects of BPOMS, including its financial condition and results of operations, can be found in its recent reports filed with the SEC, which are listed on Exhibit D attached hereto. These reports can be accessed via commercial document retrieval services and at the website maintained by the SEC at "www.sec.gov."

WHO CAN ATTEND THE HEARING?

        Any interested persons may be present at the Hearing, may (but need not) be represented by legal counsel, and will be given an opportunity to be heard. If you are interested in this matter, you may appear at the Hearing in favor of or in opposition to the granting of the Permit. Whether you plan to attend or not, you are invited to make your views known by sending correspondence for receipt prior to the date of the Hearing to Theresa Leets, Senior Corporations Counsel, at the Department of Corporations, 320 W. 4th St., Suite 750, Los Angeles, California 90013.

        The Hearing will be held for the purpose of enabling the Commissioner to determine the fairness of the terms and conditions of the issuance and assumption of the securities by HealthAxis pursuant to the Merger Agreement and the Merger and will be based upon the application and all papers and documents filed in connection therewith. Section 25142 of the CSL authorizes the Commissioner to hold such Hearing when securities will be issued in exchange for other outstanding securities (whether or not the security of transaction is exempt from qualification), to approve the terms and conditions of such issuance and exchange, and to determine whether such terms and conditions are fair, just, and equitable.

A FINDING BY THE COMMISSIONER THAT THE PROPOSED TRANSACTION IS FAIR, JUST, AND EQUITABLE, AND THE ISSUANCE OF A PERMIT THEREAFTER, IS NOT A RECOMMENDATION OF THE PROPOSED TRANSACTION.

Dated: November 6, 2008
Los Angeles, California

Preston DuFauchard, California Corporations Commissioner
By:	/s/ THERESA LEETS
Name:	Theresa Leets
Title:	Senior Corporations Counsel

20

EXHIBIT A-1

AGREEMENT AND PLAN OF MERGER

HealthAxis Inc.,
Outsourcing Merger Sub, Inc.,
and
BPO Management Services, Inc.
Dated as of September 5, 2008

i

		Page
6.14	No Brokers	44
6.15	Related Party Transactions	44
6.16	Contracts and Commitments	45
6.17	Employee Matters and Benefit Plans	46
6.18	Intellectual Property and Products; HIPAA Compliance	48
6.19	Anti-Takeover Matters	51
6.20	Shareholder Vote Required	51
6.21	Undisclosed Liabilities	51
6.22	Insurance	51
6.23	Financial Forecast and Relationships with Suppliers, Licensors and Customers	52
6.24	Continuity of Business Enterprise	52
6.25	Ownership of BPOMS Shares	52
ARTICLE 7 COVENANTS AND OTHER AGREEMENTS		52
7.1	Conduct of Businesses	52
7.2	BPOMS Stockholders Meeting	56
7.3	HealthAxis Fairness Hearing; Stockholders Meeting	57
7.4	Approvals; Other Action	59
7.5	Access to Information; Confidentiality	59
7.6	Publicity	59
7.7	Listing of HealthAxis Common Stock	60
7.8	Further Action	60
7.9	Tax Treatment	60
7.10	No Solicitation	60
7.11	Notice of Certain Events	62
7.12	Directors and Officers	63
7.13	Indemnification and Insurance	639
7.14	Restrictions on Transfer	64
ARTICLE 8 CONDITIONS		65
8.1	Conditions to Each Party's Obligation to Effect the Merger	65
8.2	Conditions to Obligations of BPOMS to Effect the Merger	65
8.3	Conditions to Obligations of HealthAxis and Merger Sub to Effect the Merger	66
ARTICLE 9 TERMINATION		66
9.1	Termination	66

SCHEDULES
Schedule 2.1(b)	BPOMS Cap Table
Schedule 2.2(b)	HealthAxis Cap Table
EXHIBITS
Exhibit A	HealthAxis Voting Agreement
Exhibit B	BPOMS Voting Agreement
Exhibit C	BPOMS Series F Certificate of Designation
Exhibit D	BPOMS Series F Convertible Preferred Stock Issuance Agreement
Exhibit E	HealthAxis/Tak Termination Agreement
Exhibit F	HealthAxis/Preferred Conversion and Termination Agreement
Exhibit G	Lewis Warrant Termination Agreement
Exhibit H	Amendment to the Remote Resourcing Agreement
Exhibit I	HealthAxis Articles of Amendment
Exhibit J	HealthAxis Series B Certificate of Designation

 AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 5, 2008, among HealthAxis Inc., a Pennsylvania corporation ("HealthAxis"), Outsourcing Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HealthAxis ("Merger Sub") and BPO Management Services, Inc., a Delaware corporation ("BPOMS"). Each of HealthAxis, Merger Sub and BPOMS are sometimes referred to herein as a "Party" or, collectively, the "Parties".

RECITALS

A.
HealthAxis, Merger Sub and BPOMS intend to effect a merger of Merger Sub into BPOMS (the "Merger") in accordance with this Agreement and the Delaware General Corporation Law ("DGCL"), as a result of which Merger Sub will cease to exist, and BPOMS will become a wholly owned subsidiary of HealthAxis.

B.
BPOMS, HealthAxis and Merger Sub intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

C.
The Board of Directors of HealthAxis, after consideration of the fairness opinion rendered by its investment advisor and other relevant factors: (i) has determined that this Agreement and the transactions and other matters contemplated hereby are advisable and in the best interests of HealthAxis and its stockholders, (ii) has approved this Agreement and the transactions and other matters contemplated hereby, including the issuance of shares of HealthAxis Common Stock and HealthAxis Preferred Stock to the stockholders of BPOMS pursuant to the terms of this Agreement, the HealthAxis Pre-Merger Steps (as hereinafter defined) and the other actions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of HealthAxis vote to approve this Agreement and the transactions and other matters contemplated by this Agreement.

D.
The Board of Directors of Merger Sub: (i) has determined that this Agreement and the Merger are advisable and in the best interests of Merger Sub and its sole stockholder, (ii) has approved this Agreement, the Merger, and the other actions contemplated by this Agreement, (iii) has adopted this Agreement and (iv) has determined to recommend that the stockholder of Merger Sub vote to adopt this Agreement and to approve the Merger and such other actions as are contemplated by this Agreement.

E.
The Board of Directors of BPOMS: (i) has determined that the proposed Merger is advisable and is in the best interests of BPOMS and its stockholders, (ii) has approved this Agreement, the Merger, the BPOMS Pre-Merger Steps (as hereinafter defined) and the other actions contemplated by this Agreement, (iii) has adopted this Agreement and (iv) has determined to recommend that the stockholders of BPOMS vote to adopt this Agreement and to approve the Merger and such other transactions as are contemplated by this Agreement.

F.
As a condition and inducement to the Parties entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement (i) certain HealthAxis stockholders are entering into the HealthAxis Voting Agreement in the form attached as Exhibit A and certain BPOMS stockholders are entering into the BPOMS Voting Agreement in the form attached as Exhibit B with respect to the voting of their shares of HealthAxis and BPOMS, respectively, in connection with the transactions contemplated by this Agreement, and (ii) certain HealthAxis security holders are entering into the agreements referenced in Section 2.2(a) below in connection with the HealthAxis Pre-Merger Steps and BPOMS has entered into certain agreements and taken other steps, as referenced in Section 2.1(a) below in connection with the BPOMS Pre-Merger Steps.

 AGREEMENT

        In consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS, SCHEDULES AND EXHIBITS

1.1   Definitions

        In this Agreement, the following terms shall have the meanings set out in the paragraphs indicated below:

"Additional Financing"	7.10(a)
"Affiliate"	5.17(a)(i)
"BPOMS Cap Table"	2.1(b)
"BPOMS Common Share" and collectively "BPOMS Common Shares"	3.2(a)
"BPOMS Common Stock"	3.2(a)
"BPOMS Contracts"	5.16(a)
"BPOMS Convertible Preferred Stock"	3.6(d)
"BPOMS Designees	7.12
"BPOMS Disclosure Letter"	Article 5
"BPOMS Forecast"	5.23
"BPOMS Intellectual Property"	5.18(a)(ii)
"BPOMS Investor Warrants	3.4
"BPOMS Material Adverse Effect"	5.1(a)
"BPOMS Meeting"	7.2(a)
"BPOMS Non-Investor Warrants"	3.5(a)
"BPOMS Option"	3.5(a)
"BPOMS Outstanding Investor Warrants"	3.4(c)
"BPOMS Penny Warrants	4.2(a)
"BPOMS Pre-Merger Steps	2.1(a)
"BPOMS Products"	5.18(e)
"BPOMS Proxy Statement"	7.2(b)
"BPOMS Registered Intellectual Property"	5.18(a)(iii)
"BPOMS SEC Documents"	5.7(a)
"BPOMS Series A Preferred Shares"	5.3(a)
"BPOMS Series B Preferred Shares"	5.3(a)
"BPOMS Series C Preferred Shares"	5.3(a)
"BPOMS Series D Preferred Shares"	5.3(a)
"BPOMS Series D-2 Preferred Shares"	5.3(a)
"BPOMS Series F Preferred Shares"	2.1(a)(ii)
"BPOMS Subsidiaries" and, individually, a "BPOMS Subsidiary"	5.4
"California Permit"	7.3(a)
"Cancelled BPOMS Common Shares"	3.2(b)
"Certificates"	4.1(b)
"Certifications"	5.7(a) and 6.7(a)
"Closing"	2.5
"Closing Date"	2.5
"Code"	2.9
"Delaware Courts"	10.7
"Dissenting Common Stock"	3.8

"Domain Names"	5.18(l)
"Effective Time"	2.6
"Employee"	5.17(a)(ii)
"Employee Agreement"	5.17(a)(iii)
"Employee Plan"	5.17(a)(iv)
"Environmental Laws"	5.13
"ERISA"	5.17(a)(v)
"Exchange Act"	5.6, 7.2(b) and 7.3(d)
"Exchange Agent"	4.1(a)
"Exchange Merger Consideration"	4.1(b)
"Exchange Ratio"	3.2(a) and 3.3(b)
"Exchange Ratios"	3.6(a)
"Fairness Hearing"	7.3(a)
"GAAP"	5.7(c)
"Government Agencies"	5.1(c)
"Government Approvals"	5.1(c)
"HealthAxis Cap Table"	2.2(b)
"HealthAxis Contracts"	6.16(a)
"HealthAxis Common Shares"	3.2(a)
"HealthAxis Common Stock"	3.2(a)
"HealthAxis Disclosure Letter"	Article 6
"HealthAxis Domain Names"	6.18(k)
"HealthAxis Forecast"	6.23
"HealthAxis Intellectual Property"	6.18(a)
"HealthAxis Material Adverse Effect"	6.1(a)
"HealthAxis Meeting"	7.3(c)
"HealthAxis Pre-Merger Steps"	2.2(a)
"HealthAxis Products"	6.18(d)
"HealthAxis Proxy Statement"	7.3(d)
"HealthAxis SEC Documents"	6.7(a)
"HealthAxis Series A Preferred Shares"	6.3(a)
"HealthAxis Series B Preferred Shares"	2.2(a)(vi)
"HealthAxis Subsidiaries" and, individually, a "HealthAxis Subsidiary"	6.1(b) and 6.4
"HealthAxis Registered Intellectual Property"	6.18(b)
"HealthAxis/Preferred Investor Rights Agreement"	2.2(a)(ii)
"HealthAxis/Preferred Registration Rights Agreement"	2.2(a)(ii)
"HealthAxis/Tak Investor Rights Agreement"	2.2(a)(i)
"HealthAxis/Tak Registration Rights Agreement"	2.2(a)(i)
"HIPPA"	6.18(m)
"Indemnified Parties"	7.13(b)
"Intellectual Property"	5.18(a)(i)
"IRS"	5.17(vi)
"Merger"	2.3
"Multiemployer Plan"	5.17(a)(vii)
"Non-Disclosure Agreement"	10.5
"Pension Plan"	5.17(a)(viii)
"Preferred Certificates"	4.2(a)
"PTO"	5.18(b)
"Regulatory Filings"	5.6
"Representative"	7.10(c)(2)
"Reporting Tail Coverage"	7.13(d)

"Reverse Split"	2.2(a)(v)
"SEC"	3.5(c)
"Securities Act"	3.5(c)
"Surviving Corporation"	2.3
"Series C Exchange Ratio"	3.3(c)
"Series C Warrant Exchange Ratio	3.4(a)
"Series D Exchange Ratio"	3.3(d)
"Series D Warrant Exchange Ratio	3.4(b)
"Series D-2 Exchange Ratio"	3.3(e)
"Series F Exchange Ratio"	3.3(f)
"SVB Loan Agreement"-	7.1(c)(x)
"Taxes"	5.10(a) and 6.10(a)
"Tax Returns"	5.10(b) and 6.10(b)
"Termination Date"	9.1(h)
"Utilize" or "Utilization"	5.18(a)(iv)

1.2   Schedules

        The schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein shall be defined as set forth in this Agreement. The Schedules are as follow:

Schedule 2.1(b)	BPOMS Cap Table
Schedule 2.2(b)	HealthAxis Cap Table

1.3   Exhibits

        The following documents are referred to herein as Exhibits and copies are annexed hereto:

Exhibit A	HealthAxis Voting Agreement
Exhibit B	BPOMS Voting Agreement
Exhibit C	BPOMS Series F Certificate of Designation
Exhibit D	BPOMS Series F Convertible Preferred Stock Issuance Agreement
Exhibit E	HealthAxis/Tak Termination Agreement
Exhibit F	HealthAxis/Preferred Conversion and Termination Agreement
Exhibit G	Lewis Warrant Termination Agreement
Exhibit H	Amendment to the Remote Resourcing Agreement
Exhibit I	HealthAxis Articles of Amendment
Exhibit J	HealthAxis Series B Certificate of Designation

 ARTICLE 2
DESCRIPTION OF THE TRANSACTIONS

2.1   BPOMS Pre-Merger Steps.

  (a)
  Prior to the date of this Agreement BPOMS has issued shares of its capital stock, authorized the grant of options to purchase shares of its capital stock and taken certain other steps, as follows (the "BPOMS Pre-Merger Steps"):

  (i)
  by issuing 583,333 shares of BPOMS Series D-2 Preferred Stock pursuant to the exercise by investors of the amended BPOMS Series J Preferred Stock Purchase Warrants for aggregate net proceeds of $5,600,000,

  (ii)
  by creating a new series of preferred stock designated as Series F Convertible Preferred Stock (the "BPOMS Series F Preferred Shares") pursuant to the BPOMS Series F Certificate of Designations in the form attached hereto as Exhibit C;

  (iii)
  by issuing 894,942 shares of BPOMS Series F Preferred Stock pursuant to the exchange of certain amended BPOMS Series A Purchase Warrants, BPOMS Series B Purchase Warrants, and those BPOMS Series D Purchase Warrants having an exercise price of $1.10, pursuant to the BPOMS Series F Convertible Preferred Stock Issuance Agreement in the form attached as Exhibit D;

  (iv)
  by entering into that certain Waiver and Amendment Agreement, Amended and Restated Warrant Acknowledgment, Second Amendment to Series D Convertible Stock Purchase Agreement and Third Amendment to Series D Convertible Stock Purchase Agreement each in the form previously approved by Healthaxis, with those parties necessary to achieve the intended legal effect of the provisions set forth therein; and

  (v)
  by increasing the number of options to purchase BPOMS Common Stock issuable pursuant to the amended BPOMS' 2007 Stock Incentive Plan to an aggregate of 12,300,000 options, some or all of which may, at the discretion of the board of directors of BPOMS, be granted to certain employees, directors and advisors of BPOMS prior to the Effective Time at exercise prices to be established as of the dates of such grants.

  (b)
  As a result of the BPOMS Pre-Merger Steps (assuming that all of the increased number of options to purchase BPOMS Common Stock referred to in subparagraph 2.1(a)(v) hereof are granted prior to the Effective Time), the number and class of issued and outstanding securities of BPOMS at the Effective Time will be as set forth in the table (the "BPOMS Cap Table") attached as Schedule 2.1(b).

2.2   HealthAxis Pre-Merger Steps.

  (a)
  On the terms and subject to the conditions of this Agreement, at or prior to the Effective Time, as a condition precedent to the Merger, HealthAxis shall have carried out the following re-structuring of its capital and related matters (the "HealthAxis Pre-Merger Steps"):

  (i)
  the termination and cancellation of all HealthAxis Warrants issued to Tak Investments, Inc., and the termination of the HealthAxis Investor Rights Agreement dated May 13, 2005 with Tak Investments, Inc. (the "HealthAxis/Tak Investor Rights Agreement") and the HealthAxis Registration Rights Agreement dated May 13, 2005 with Tak Investments, Inc. (the "HealthAxis/Tak Registration Rights Agreement"), in accordance with the HealthAxis/Tak Termination Agreement in the form attached hereto as Exhibit E;

  (ii)
  the conversion of all outstanding shares of HealthAxis Series A Preferred Stock into 740,401 shares of HealthAxis Common Stock and the termination of the HealthAxis

      Investor Rights Agreement dated June 30, 2004 with holders of the HealthAxis Series A Preferred Stock (the "HealthAxis/Preferred Investor Rights Agreement") and the HealthAxis Registration Rights Agreement dated June 30, 2004 with holders of the HealthAxis Series A Preferred Stock (the "HealthAxis/Preferred Registration Rights Agreement") pursuant to the HealthAxis/Preferred Conversion and Termination Agreement in the form attached hereto as Exhibit F;

    (iii)
    the termination and cancellation of the HealthAxis Warrant held by Lewis Opportunity Fund in accordance with the Lewis Warrant Termination Agreement in the form attached hereto as Exhibit G;

    (iv)
    the amendment of the Remote Resourcing Agreement dated May 13, 2005 between HealthAxis, Ltd., a subsidiary of HealthAxis, and Healthcare BPO Partners, L.P., an affiliate of Tak Investments, Inc., pursuant to the amendment in the form attached hereto as Exhibit H;

    (v)
    a reverse split of the shares of HealthAxis Common Stock in a ratio to be determined by the Board of Directors of HealthAxis (within a range approved by the HealthAxis shareholders) (the "Reverse Split") pursuant to the filing with the Pennsylvania Department of State of the HealthAxis Articles of Amendment substantially in the form attached hereto as Exhibit I;

    (vi)
    the Board of Directors of HealthAxis will adopt a resolution creating a new series of preferred stock designated as Series B Convertible Preferred Stock (the "HealthAxis Series B Preferred Shares"), to which will be attached the rights, preferences and other provisions as set out in the HealthAxis Series B Certificate of Designations in the form attached hereto as Exhibit J, subject to the adjustments contemplated by Section 3.6 hereof; and

    (vii)
    the Board of Directors of HealthAxis will authorize and approve the addition of approximately 3,000,000 shares of HealthAxis Common Stock (prior to giving effect to the Reverse Split) to the HealthAxis Inc. 2005 Stock Incentive Plan (or to a new plan developed by HealthAxis) and, to the extent required by the rules of the Nasdaq Stock Market, Inc., the shareholders of HealthAxis will approve such additional shares.

    In order to carry out the HealthAxis Pre-Merger Steps, following execution of this Agreement, HealthAxis will use its best efforts to take the steps and actions and obtain all approvals as may be required by the provisions of paragraphs (i) to (vii) of this paragraph 2.2(a).

  (b)
  Subject to the terms and conditions of this Agreement, following the completion of the HealthAxis Pre-Merger Steps, immediately prior to the Effective Time, the number and class of issued and outstanding securities of HealthAxis will be as set forth in the table (the "HealthAxis Cap Table") attached hereto as Schedule 2.2(b).

  (c)
  No fractional shares of HealthAxis' Common Stock shall be issued in connection with the Reverse Split, and no certificates or scrip for any such fractional shares shall be issued. Any holder of HealthAxis Common Stock who would otherwise be entitled to receive a fraction of a share as a result of the Reverse Split shall, in lieu of such fraction of a share, receive one full share of HealthAxis Common Stock.

2.3   The Merger.

        Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time, Merger Sub shall be merged with and into BPOMS, and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). BPOMS shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

2.4   Effects of the Merger.

        The Merger shall have the effects provided in this Agreement and the applicable provisions of the DGCL. As a result of the Merger, BPOMS will become a wholly owned subsidiary of HealthAxis.

2.5   The Closing.

        On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on (a) the third (3rd) business day immediately following the day on which the last of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as BPOMS and HealthAxis may otherwise agree in writing. Unless the parties shall otherwise agree and subject to Article 8, the parties shall use their best efforts to cause the Closing to occur as soon as practicable after the last to occur of the BPOMS Meeting and the HealthAxis Meeting. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

2.6   Effective Time.

        If all the conditions to the Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith, and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause a Certificate of Merger satisfying the requirements of the DGCL to be properly executed, verified and delivered for filing in accordance with the DGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Certificate of Merger by the Secretary of State of the State of Delaware in accordance with the DGCL (but not earlier than the Closing Date) or at such later time that the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

2.7   Corporate Organization.

  (a)
  At the Effective Time, unless otherwise determined by BPOMS and HealthAxis prior to the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

  (b)
  Unless otherwise determined by BPOMS and HealthAxis prior to the Effective Time, the By-laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

  (c)
  At the Effective Time, (i) HealthAxis shall file an amendment to its Amended and Restated Articles of Incorporation to change the name of HealthAxis to "BPO Management Services, Inc.", and (ii) BPOMS shall file an amendment to its Amended and Restated Articles of Incorporation to change the name of BPOMS to "BPOMS, Inc.".

2.8   Directors and Officers of Surviving Corporation and HealthAxis.

  (a)
  The directors of BPOMS immediately prior to the Effective Time shall initially become the directors of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

  (b)
  The officers of BPOMS immediately prior to the Effective Time shall initially become the officers of the Surviving Corporation as of the Effective Time, until their respective successors are duly elected or appointed and qualified.

  (c)
  The directors and officers of HealthAxis as of the Effective Time will be determined as provided by Section 7.12 hereof.

2.9   Tax Consequences.

        For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties shall report the Merger consistent therewith. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

ARTICLE 3
CONVERSION OF SECURITIES

3.1   Conversion of Merger Sub Shares.

        At the Effective Time, by virtue of the Merger and without any action on the part of HealthAxis, Merger Sub, BPOMS or the holders thereof, each share of common stock, $0.01 par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Corporation.

3.2   Conversion of BPOMS Common Stock.

  (a)
  At the Effective Time, by virtue of the Merger and without any action on the part of HealthAxis, Merger Sub, BPOMS or the holders thereof, each issued and outstanding share of common stock, par value $0.001 per share of BPOMS (the "BPOMS Common Stock"; each a "BPOMS Common Share"; and collectively, the "BPOMS Common Shares") shall be converted into the right to receive 0.3393 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (the "Exchange Ratio") shares of common stock, par value $0.10 per share, of HealthAxis (the "HealthAxis Common Stock"). The shares of HealthAxis Common Stock to be issued in connection with the Merger are sometimes referred to as the "HealthAxis Common Shares" and shall bear appropriate restrictive legends.

  (b)
  Each BPOMS Common Share held in BPOMS' treasury, if any, immediately prior to the Effective Time (collectively, "Cancelled BPOMS Common Shares") shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist and no payment shall be made with respect thereto.

  (c)
  No fractional shares of HealthAxis Common Stock shall be issued under this Section in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of BPOMS Common Shares who would otherwise be entitled to receive a fraction of a share of HealthAxis Common Stock (after aggregating all fractional shares of HealthAxis Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Certificate(s) (as defined in Section 4.1 (b)), receive one full share of HealthAxis Common Stock.

3.3   Conversion of BPOMS Preferred Stock.

  (a)
  At the Effective Time, each share of BPOMS Series A Preferred Stock that is then outstanding and unconverted shall cease to represent a right to acquire shares of BPOMS Common Stock, and shall be converted automatically into a right to receive 0.3393 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (also called the "Exchange Ratio") shares of HealthAxis Common Stock.

  (b)
  At the Effective Time, each share of BPOMS Series B Preferred Stock that is then outstanding and unconverted shall cease to represent a right to acquire shares of BPOMS Common Stock, and shall be converted automatically into a right to receive 0.3393 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (also called the "Exchange Ratio") shares of HealthAxis Common Stock.

  (c)
  At the Effective Time, each share of BPOMS Series C Preferred Stock that is then outstanding shall be converted automatically into a right to receive 1.7700 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (the "Series C Exchange Ratio") shares of HealthAxis Common Stock.

  (d)
  At the Effective Time, each share of BPOMS Series D Preferred Stock that is then outstanding and unconverted shall cease to represent a right to acquire shares of BPOMS Common Stock, and shall be converted automatically into a right to receive 5.4288 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (the "Series D Exchange Ratio") shares of HealthAxis Series B Preferred Stock.

  (e)
  At the Effective Time, each share of BPOMS Series D-2 Preferred Stock that is then outstanding and unconverted shall cease to represent a right to acquire shares of BPOMS Common Stock, and shall be converted automatically into a right to receive 5.4288 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (the "Series D-2 Exchange Ratio") shares of HealthAxis Series B Preferred Stock.

  (f)
  At the Effective Time, each share of BPOMS Series F Preferred Stock that is then outstanding and unconverted shall cease to represent a right to acquire shares of BPOMS Common Stock, and shall be converted automatically into a right to receive 8.4825 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (the "Series F Exchange Ratio") shares of HealthAxis Series B Preferred Stock.

  (g)
  No fractional shares of HealthAxis Common Stock or HealthAxis Series B Preferred Stock shall be issued under this Section in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of BPOMS Series A Preferred Stock, BPOMS Series B Preferred Stock, BPOMS Series C Preferred Stock, BPOMS Series D Preferred Stock, BPOMS Series D-2 Preferred Stock or BPOMS Series F Preferred Stock who would otherwise be entitled to receive a fraction of a share of HealthAxis Common Stock or HealthAxis Series B Preferred Stock (after aggregating all fractional shares of HealthAxis Common Stock or HealthAxis Series B Preferred Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Preferred Certificates (as defined in Section 4.2(a)), receive one full share of HealthAxis Common Stock or HealthAxis Series B Preferred Stock, as the case may be.

3.4   Conversion of BPOMS Investor Warrants

In this Agreement, BPOMS Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants (including both Series D Warrants with an exercise price of $0.01 and the Series D Warrants with an exercise price of $1.10) are collectively called the "BPOMS Investor Warrants". At the Effective Time, the BPOMS Investor Warrants will be dealt with as follows.

  (a)
  At the Effective Time, each BPOMS Series C Warrant that is then outstanding and unexercised shall cease to represent a right to acquire shares of BPOMS Common Stock, and shall be converted automatically into a right to receive 0.3393 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (the "Series C Warrant Exchange Ratio") shares of HealthAxis Series B Preferred Stock.

  (b)
  At the Effective Time, each BPOMS Series D Warrant with an exercise price of $0.01 that is then outstanding and unexercised shall cease to represent a right to acquire shares of BPOMS Common Stock, and shall be converted automatically into a right to receive 0.3393 (to be adjusted after determination of the Reverse Split and otherwise in accordance with Section 3.6) (the "Series D Warrant Exchange Ratio") shares of HealthAxis Series B Preferred Stock.

  (c)
  At the Effective Time, each BPOMS Series A Warrant, Series B Warrant and Series D Warrant with an exercise price of $1.10 that has not previously been exercised and is then outstanding and unexercised (the "BPOMS Outstanding Investor Warrants") shall cease to represent a right to acquire shares of BPOMS Common Stock and shall be converted automatically into a warrant to acquire, under the same terms and conditions as were applicable to such BPOMS Outstanding Investor Warrants immediately prior to the Effective Time, shares of HealthAxis Common Stock, and HealthAxis shall assume each BPOMS Outstanding Investor Warrant and each agreement pursuant to which any such BPOMS Outstanding Investor Warrant was granted; provided, however, that from and after the Effective Time, (i) the number of shares of HealthAxis Common Stock purchasable upon exercise of such BPOMS Outstanding Investor Warrants shall be equal to the number of shares of BPOMS Common Stock that were purchasable under such BPOMS Outstanding Investor Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole share, and (ii) the per share exercise price under each such BPOMS Outstanding Investor Warrant shall be adjusted by dividing the per share exercise price of each such BPOMS Outstanding Investor Warrant by the Exchange Ratio, rounding up to the nearest cent. The terms of each BPOMS Outstanding Investor Warrant shall be subject to further adjustment as appropriate to reflect the Reverse Split and any other stock split, stock dividend, recapitalization or other similar transaction with respect to the HealthAxis Common Stock on or subsequent to the Effective Time. As soon as practicable after the Effective Time, HealthAxis shall deliver to each holder of a BPOMS Outstanding Investor Warrant an appropriate notice setting forth such holder's rights pursuant thereto, and such BPOMS Outstanding Investor Warrant shall continue in effect on the same terms and conditions.

3.5   Conversion of BPOMS Employee Stock Options and Non-Investor Warrants.

  (a)
  At the Effective Time, each option, whether vested or unvested, to purchase BPOMS Common Stock that is then outstanding and unexercised (a "BPOMS Option") and all warrants to purchase BPOMS Stock other than the BPOMS Investor Warrants (collectively, the "BPOMS Non-Investor Warrants") shall cease to represent a right to acquire shares of BPOMS Common Stock and shall be converted automatically into an option or warrant to acquire, under the same terms and conditions as were applicable to such BPOMS Option or BPOMS Non-Investor Warrant immediately prior to the Effective Time, shares of HealthAxis Common Stock, and HealthAxis shall assume each BPOMS Option and BPOMS Non-Investor Warrant and each option plan or agreement pursuant to which any such BPOMS Option and BPOMS Non-Investor Warrant were granted; provided, however, that from and after the Effective Time, (i) the number of shares of HealthAxis Common Stock purchasable upon exercise of such BPOMS Option or BPOMS Non-Investor Warrant shall be equal to the number of shares of BPOMS Common Stock that were purchasable under such BPOMS Option or BPOMS Non-Investor Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio rounding down to the nearest whole share, and (ii) the per share exercise price under each such BPOMS Option and BPOMS Non-Investor Warrant shall be adjusted by dividing the per share exercise price of each such BPOMS Option and BPOMS Non-Investor Warrant by the Exchange Ratio, rounding up to the nearest cent. The terms of each BPOMS Option and BPOMS Non-Investor Warrant shall be subject to further adjustment as appropriate to reflect the Reverse Split and any other stock split, stock dividend, recapitalization or other similar transaction with respect to HealthAxis Common Stock on or subsequent to the Effective Time.

  (b)
  As soon as practicable after the Effective Time, HealthAxis shall deliver to each holder of an outstanding BPOMS Option or BPOMS Non-Investor Warrant an appropriate notice setting forth such holder's rights pursuant thereto, and such BPOMS Option and BPOMS Non-Investor Warrant shall continue in effect on the same terms and conditions (including anti-dilution provisions).

  (c)
  Promptly following the Effective Time, HealthAxis shall exercise its best efforts to file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-8 (to the extent such form is available) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of HealthAxis Common Stock issuable upon exercise of BPOMS Options and BPOMS Non-Investor Warrants assumed pursuant to Section 3.5(a) hereof and eligible for inclusion on Form S-8 under applicable securities laws, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as to comply with any applicable state securities or "blue sky" laws, for one year after the Effective Time.

3.6   Adjustments.

  (a)
  When the Reverse Split is determined by the Board of Directors of HealthAxis as contemplated by Section 2.2(a)(v) hereof, each of the Exchange Ratio, the Series C Exchange Ratio, the Series D Exchange Ratio, the Series D-2 Exchange Ratio, the Series F Exchange Ratio, the Series C Warrant Exchange Ratio and the Series D Warrant Exchange Ratio (collectively, the "Exchange Ratios") shall be adjusted to equal the rate determined by multiplying the applicable exchange ratio then in effect by a fraction: (i) the numerator of which is the number of shares of HealthAxis Common Stock issued and outstanding and issuable, on a fully-diluted basis, after giving effect to the Reverse Split but immediately prior to the Effective Time, and (ii) the denominator of which is the number of shares of HealthAxis Common Stock issued and outstanding and issuable, on a fully-diluted basis, as of the date hereof (or, if there has been a previous adjustment pursuant to this section, then the denominator will be the number of shares of HealthAxis Common Stock issued and outstanding and issuable on a fully-diluted basis, as of the date of such previous adjustment).

  (b)
  If at any time during the period between the date of this Agreement and the Effective Time, any change in the BPOMS Common Stock, BPOMS Series A Preferred Stock, BPOMS Series B Preferred Stock, BPOMS Series C Preferred Stock, BPOMS Series D Preferred Stock, BPOMS Series D-2 Preferred Stock, BPOMS Series F Preferred Stock, HealthAxis Common Stock or HealthAxis Series B Preferred Stock shall occur by reason of any reclassification, recapitalization, stock dividend, stock split or combination (excluding the Reverse Split, unless and to the extent that the ratio of the Reverse Split is revised from that originally authorized by the Board of Directors of HealthAxis as contemplated by Section 2.2(a)(v)), exchange or readjustment of shares, or any stock dividend thereon with the record date during such period, then each of the Exchange Ratios shall be appropriately adjusted.

  (c)
  If at any time during the period between the date of this Agreement and the Effective Time, HealthAxis shall issue any additional shares of HealthAxis Common Stock or any other securities exercisable for or convertible into shares of HealthAxis Common Stock (excluding shares of HealthAxis Common Stock issuable pursuant to the Reverse Split or shares or other securities issued pursuant to any reclassification, recapitalization, stock dividend, stock split, combination, exchange or readjustment of shares referred to in paragraph (b) of this Section 3.6) then each of the Exchange Ratios shall be adjusted to equal the rate determined by multiplying the applicable exchange ratio then in effect by a fraction: (i) the numerator of which is the number of shares of HealthAxis Common Stock issued and outstanding and issuable, on a fully-diluted basis, following the issuance of shares or other securities referred to in this paragraph (c), and (ii) the denominator of which is the number of shares of HealthAxis Common Stock issued and outstanding and issuable, on a fully-diluted basis, as of the date hereof (or, if there has been a previous adjustment pursuant to this section, then the denominator will be the number of shares of HealthAxis Common Stock issued and outstanding and issuable, on a fully-diluted basis, as of the date of such previous adjustment).

  (d)
  If at any time during the period between the date of this Agreement and the Effective Time, BPOMS shall issue any shares of BPOMS Common Stock or any other securities exercisable for or convertible into shares of BPOMS Common Stock ("BPOMS Convertible Preferred Stock") (excluding shares and other securities issuable pursuant to the BPOMS Pre-Merger Steps or shares or other securities issuable pursuant to any reclassification, recapitalization, stock dividend, stock split, combination, exchange or readjustment of shares or any stock dividend referred to in paragraph (b) of this Section 3.6), then each of the Exchange Ratios shall be adjusted to equal the rate determined by multiplying the applicable exchange ratio then in effect by a fraction: (i) the numerator of which is the aggregate of the number of shares of BPOMS Common Stock and the number of shares of BPOMS Convertible Preferred Stock of all series issued and outstanding and issuable, on a fully-diluted basis, as of the date of this Agreement (or, if there has been a previous adjustment pursuant to this section, then the numerator will be the number of shares of BPOMS Common Stock and BPOMS Convertible Preferred Stock issued and outstanding and issuable, on a fully-diluted basis, as of the date of such previous adjustment), and (ii) the denominator of which is the aggregate of the number of shares of BPOMS Common Stock and shares of BPOMS Convertible Preferred Stock of all series issued and outstanding and issuable on a fully-diluted basis after the issuance of shares or other securities referred to in this paragraph (d).

  (e)
  The adjustments provided for in this Section 3.6 are cumulative and shall apply to successive reclassifications, recapitalizations, stock dividends, stock splits, combinations, exchanges or readjustments of shares or issuances of shares or other securities (without duplication).

  (f)
  No adjustment to any of the Exchange Ratios shall be required in connection with securities of HealthAxis or BPOMS issued pursuant to the exercise of any warrants, options or other rights which are outstanding as of the date of this Agreement or upon conversion of any convertible securities or exchange of any exchangeable securities outstanding as of the date of this Agreement.

  (g)
  In addition to such adjustments to the Exchange Ratios, when the Reverse Split is determined by the Board of Directors of HealthAxis as contemplated by Section 2.2(a)(v) hereof, the provisions set out in the HealthAxis Series B Certificate of Designations with respect to (i) the particular number of HealthAxis Series B Preferred Shares in Section 1 of the Certificate and the VWAP in paragraph 2(b) of the Certificate, (ii) the number of HealthAxis Series B Preferred Shares in paragraphs 3(a) and 3(c) of the Certificate, (iii) the Liquidation Preference Amount per share in Section 4 of the Certificate, (iv) the Closing Bid Price referred to in paragraph 5(c) of the Certificate, (v) the Conversion Price in paragraph 5(d) of the Certificate, and (vi) the number of HealthAxis Series B Preferred Shares referred to in Section 9 of the Certificate, will be adjusted appropriately based on the Reverse Split.

3.7   Reservation of Shares

        At or prior to the Effective Time, HealthAxis shall reserve for issuance the number of shares of HealthAxis Common Stock issuable upon conversion of the HealthAxis Series B Preferred Stock issued or to be issued pursuant to Section 3.3. In addition, at or prior to the Effective Time, HealthAxis shall reserve for issuance the number of shares of HealthAxis Common Stock subject to (i) BPOMS Outstanding Investor Warrants assumed pursuant to Section 3.4(c) hereof and (ii) BPOMS Options and BPOMS Non-Investor Warrants assumed pursuant to Section 3.5(a) hereof.

3.8   Dissenting BPOMS Stockholders.

        Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of BPOMS Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of BPOMS Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Common Stock") in accordance with Section 262 of the DGCL will not be exchangeable for the right to receive the per share amount of the merger consideration described in Section 3.2(a) attributable to such shares of Dissenting Common Shares, and holders of such shares of Dissenting Common Stock will be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the merger consideration attributable to such shares of Dissenting Common Stock. Notwithstanding anything to the contrary contained in this Section 3.8, if the Merger is not consummated, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Section 262 of the DGCL shall cease. BPOMS will promptly comply with its obligations under Section 262 of the DGCL and will give HealthAxis prompt notice of any demands and withdrawals of such demands received by BPOMS for appraisals of shares of Dissenting Common Stock.

ARTICLE 4
EXCHANGE OF SHARES

4.1   Exchange of Common Stock Certificates.

  (a)
  Prior to the Effective Time, HealthAxis shall designate either its transfer agent as of the date hereof or a bank or trust company as shall be reasonably acceptable to BPOMS, to act as Exchange Agent in connection with the Merger (the "Exchange Agent"). At or immediately prior to the Effective Time, HealthAxis will take all steps necessary to deposit with the Exchange Agent for the benefit of the holders of BPOMS Common Shares certificates representing the aggregate number of shares of HealthAxis Common Stock issuable pursuant to Section 3.2 in exchange for outstanding BPOMS Common Shares.

  (b)
  Promptly after the Effective Time, HealthAxis and the Surviving Corporation shall cause the Exchange Agent to mail to each Person who was a record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented BPOMS Common Shares (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing HealthAxis Common Shares. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of HealthAxis Common Stock to which such holder shall be entitled pursuant to Section 3.2, and (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 4.1(c) (the HealthAxis Common Shares and cash paid pursuant to Section 4.1(c) being referred to, collectively, as the "Exchange Merger Consideration") and such Certificate shall forthwith be canceled. The holder of such Certificate may elect to receive uncertificated shares of HealthAxis Common Stock issued through the direct registration system instead of a physical certificate. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the transfer not be prohibited under applicable law and the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as determined by the Exchange Agent, and that the Person requesting such payment shall pay any transfer, or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 4.1, each Certificate (other than Certificates representing Canceled BPOMS Common Shares and other than Certificates representing Dissenting Common Stock) shall represent for all purposes only the right to receive the Exchange Merger Consideration, without any interest thereon. In the event of a transfer of ownership of BPOMS Common Shares which is not registered in the stock transfer records of BPOMS, the Exchange Merger Consideration may be issued to such a transferee if the transfer is not prohibited under applicable law and the certificate representing BPOMS Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not payable.

  (c)
  No dividends or other distributions declared or made after the Effective Time with respect to shares of HealthAxis Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HealthAxis Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of HealthAxis Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HealthAxis Common Stock.

  (d)
  After the Effective Time, there shall be no registration on the share transfer books of the Surviving Corporation of transfers of the BPOMS shares that were outstanding immediately prior to the Effective Time, and as of the Effective Time, the share ledger of BPOMS shall be closed. All Exchange Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article 4 shall be deemed to have been paid in full satisfaction of all rights pertaining to the BPOMS Common Shares previously evidenced by Certificates. After the Effective Time, the holders of BPOMS Common Shares outstanding at the Effective Time shall cease to have any rights with respect to such BPOMS Common Shares except as provided herein or by applicable law. If, after the Effective Time, certificates evidencing BPOMS Common Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Exchange Merger Consideration as provided in this Article 4.

  (e)
  In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of HealthAxis Common Stock as may be required pursuant to Section 3.2 and any dividends or distributions payable pursuant to Section 4.1(c), provided, however, that HealthAxis may, in its discretion and as a condition precedent to the issuance and/or payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against HealthAxis, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

4.2   Exchange of Preferred Stock Certificates and Penny Warrants.

  (a)
  Promptly after the Effective Time, HealthAxis shall mail to each Person who was a holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of BPOMS Series A Preferred Stock, BPOMS Series B Preferred Stock, BPOMS Series C Preferred Stock, BPOMS Series D Preferred Stock, BPOMS Series D-2 Preferred Stock or BPOMS Series F Preferred Stock (the "Preferred Certificates") and to each person who was a holder, as of the Effective Time, of any BPOMS Series C Warrants or BPOMS Series D Warrants with an exercise price of $0.01 (the "BPOMS Penny Warrants"), a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the Preferred Certificates and the BPOMS Penny Warrants shall pass, only upon proper delivery of the Preferred Certificates and the BPOMS Penny Warrants to HealthAxis) and instructions for use in effecting the surrender of the Preferred Certificates and the BPOMS Penny Warrants in exchange for certificates evidencing shares of HealthAxis Common Stock or HealthAxis Series B Preferred Stock, as the case may be, as provided by Section 3.3 and 3.4. Upon surrender to HealthAxis of a Preferred Certificate and the BPOMS Penny Warrants, together with such letter of transmittal duly executed, and any other required documents, the holder of such Preferred Certificate and the BPOMS Penny Warrants shall be entitled to receive in exchange therefor a certificate representing the number of shares of HealthAxis Common Stock or HealthAxis Series B Preferred Stock to which such holder shall be entitled pursuant to Section 3.3 or 3.4 and such Preferred Certificate and the BPOMS Penny Warrants shall forthwith be cancelled. A holder entitled to receive a certificate representing HealthAxis Common Stock may elect to receive uncertificated shares of HealthAxis Common Stock issued through the direct registration system instead of a physical certificate.

  (b)
  In the event any Preferred Certificates and the BPOMS Penny Warrants shall have been lost, stolen or destroyed, HealthAxis shall issue in exchange for such lost, stolen or destroyed Preferred Certificates and the BPOMS Penny Warrants, upon the making of an affidavit of that fact by the holder thereof, such shares of HealthAxis Common Stock or HealthAxis Series B Preferred Stock as may be required pursuant to Section 3.3 or 3.4, provided, however, that HealthAxis may, in its discretion and as a condition precedent to the issuance and/or payment thereof, require the owner of such lost, stolen or destroyed Preferred Certificates and the BPOMS Penny Warrants to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against HealthAxis with respect to the Preferred Certificates and the BPOMS Penny Warrants alleged to have been lost, stolen or destroyed.

4.3   Withholding Rights.

        HealthAxis and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of HealthAxis Common Stock and HealthAxis Series B Preferred Stock otherwise deliverable under the Agreement such amounts as HealthAxis and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of BPOMS Common Stock, BPOMS Series A Preferred Stock, BPOMS Series B Preferred Stock, BPOMS Series C Preferred Stock, BPOMS Series D Preferred Stock, BPOMS Series D-2 Preferred Stock, BPOMS Series F Preferred Stock, BPOMS Series C Warrant or BPOMS Series D Warrant in respect of which such deduction and withholding was made by HealthAxis and the Surviving Corporation.

 ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BPOMS

        BPOMS hereby represents and warrants to HealthAxis and Merger Sub as follows, except as set forth in (i) BPOMS' Annual Report on Form 10-K for the year ending December 31, 2007 and any other BPOMS SEC Documents (as defined below) filed subsequent to December 31, 2007, and (ii) the written disclosure letter delivered at or prior to the execution hereof to HealthAxis (the "BPOMS Disclosure Letter"). The BPOMS Disclosure Letter shall be arranged in sections or subsections corresponding to the number and lettered sections and subsections contained in this Article 5. The disclosures in any section or subsection of the BPOMS Disclosure Letter shall qualify the correspondingly numbered representation and warranty and such other representations and warranties in this Article 5 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other representations and warranties.

5.1   Organization; Good Standing; Authority; Compliance with Law.

  (a)
  BPOMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. BPOMS is duly licensed or qualified and is in good standing to transact business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a BPOMS Material Adverse Effect. For purposes of this Agreement, a "BPOMS Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of BPOMS and the BPOMS Subsidiaries (as defined in Section 5.4) taken as a whole.

  (b)
  Each of the BPOMS Subsidiaries is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a BPOMS Material Adverse Effect.

  (c)
  The business of BPOMS and the BPOMS Subsidiaries is being operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations that would not have, individually or in the aggregate, a BPOMS Material Adverse Effect. BPOMS and the BPOMS Subsidiaries have all permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Government Approvals") of all governmental agencies, entities, commissions, boards, bureaus, tribunals, officials or authorities, whether Federal, state or local (collectively, "Governmental Agencies"), required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have a BPOMS Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and, BPOMS and the BPOMS Subsidiaries are in compliance with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto, other than failures that would not have a BPOMS Material Adverse Effect. BPOMS has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets which, if it were determined that a violation had occurred, would have a BPOMS Material Adverse Effect.

  (d)
  The certificate of incorporation or other charter documents, bylaws and organizational documents (and in each such case, all amendments thereto) of BPOMS and each of the BPOMS Subsidiaries which carries on any active business are listed in Section 5.1(d) of the BPOMS Disclosure Letter, true and correct copies of which have previously been delivered to HealthAxis or its counsel.

5.2   Authorization, Validity and Effect of Agreements.

        BPOMS has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of BPOMS has taken all necessary corporate action required to be taken by it to approve this Agreement, the Merger, and the transactions contemplated by this Agreement. The execution by BPOMS of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of BPOMS, subject to the approvals described in Section 5.2 of the BPOMS Disclosure Letter. This Agreement constitutes the valid and legally binding obligation of BPOMS, enforceable against BPOMS in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

5.3   Capitalization.

  (a)
  The authorized capital stock of BPOMS consists of 150,000,000 shares of BPOMS Common Stock and 28,135,816 shares of preferred stock, par value $0.001 per share, of which 2,308,612 shares are designated as Series A (the "BPOMS Series A Preferred Shares"), 1,449,204 shares are designated as Series B (the "BPOMS Series B Preferred Shares"), 21,378,000 shares are designated as Series C (the "BPOMS Series C Preferred Shares"), 1,500,000 shares are designated as Series D (the "BPOMS Series D Preferred Shares"), 1,500,000 shares are designated as Series D-2 (the "BPOMS Series D-2 Preferred Shares") and 1,300,000 shares are designated as Series F (the "BPOMS Series F Preferred Shares"). As of the date hereof, there are 12,671,034 BPOMS Common Shares issued and outstanding, 1,808,163 BPOMS Series A Preferred Shares issued and outstanding, 1,449,204 BPOMS Series B Preferred Shares issued and outstanding, 916,666 BPOMS Series C Preferred Shares issued and outstanding, 1,427,084 BPOMS Series D Preferred Shares issued and outstanding, 1,312,500 BPOMS Series D-2 Preferred Shares issued and outstanding and 894,942 BPOMS Series F Preferred Shares issued and outstanding. All outstanding shares of BPOMS are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of BPOMS or any agreement to which BPOMS is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof or under applicable federal or state securities or "blue sky" laws.

  (b)
  Except as set forth in Section 5.3 of the BPOMS Disclosure Letter, BPOMS has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of BPOMS on any matter.

  (c)
  Except for the BPOMS options and BPOMS warrants described in Section 5.3 of the BPOMS Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate BPOMS to issue, transfer or sell any BPOMS Shares or make any payments in lieu thereof. Section 5.3 of the BPOMS Disclosure Letter contains a complete and correct list setting forth as of the date hereof (i) the number of options and warrants outstanding (setting forth for each option the plan under which it was granted and for each warrant whether it is a BPOMS Series A Warrant, BPOMS Series B Warrant, BPOMS Series C Warrant, BPOMS Series D Warrant or BPOMS Non-Investor Warrant), (ii) the dates on which such options or warrants were granted, (iii) the dates on which such options or warrants shall vest and expire and (iv) the exercise or conversion price of each outstanding option or warrant, as the case may be. The terms of the BPOMS Options, the BPOMS Outstanding Investor Warrants and the BPOMS Non-Investor Warrants permit the assumption or substitution of rights to purchase HealthAxis Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities or BPOMS stockholders. Except for such assumption or substitution, neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will affect the vesting or other terms of the BPOMS Options, BPOMS Outstanding Investor Warrants or the BPOMS Non-Investor Warrants. BPOMS does not have outstanding any shares of restricted stock subject to vesting. All outstanding securities of BPOMS and each BPOMS Subsidiary have been issued and granted in compliance in all material respects with (i) all applicable securities laws and (ii) all requirements set forth in all applicable contracts. The shares of BPOMS Common Stock issued under options or warrants were issued in transactions which qualified for exemptions under either Section 4(2) of, or Rule 701 under, the Securities Act for stock issuances under compensatory benefit plans.

  (d)
  Except as set forth in Section 5.3 of the BPOMS Disclosure Letter, there are no agreements or understandings to which BPOMS or any BPOMS Subsidiary is a party with respect to the voting of any BPOMS Shares or which restrict the transfer of any such shares, nor does BPOMS have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in Section 5.3 of the BPOMS Disclosure Letter, there are no outstanding contractual obligations of BPOMS or any BPOMS Subsidiary to register under the securities laws of any jurisdiction or to repurchase, redeem or otherwise acquire any BPOMS Shares or any other securities of BPOMS or any BPOMS Subsidiary.

  (e)
  Materially true and complete copies of all agreements and instruments relating to the securities described above and in Section 5.3 of the BPOMS Disclosure Letter, or forms thereof, have been provided to HealthAxis and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to HealthAxis.

  (f)
  Set forth below is a summary of all securities of any type of BPOMS (including all shares, options, warrants, calls, subscriptions, convertible securities or other rights, agreements, stock appreciation rights, or derivative securities or instruments or commitments which obligate BPOMS to issue, transfer or sell any securities) that are outstanding as of the date hereof, which are separately categorized to indicate the number of such securities outstanding and the number of shares of BPOMS Common Stock (or any other indicated class of securities) into which they are convertible or exercisable:

Security	Number Outstanding	Shares Into Which Convertible/Exercisable
BPOMS Common Stock	12,671,034	12,671,034
BPOMS Series A Preferred Shares	1,808,163	1,808,163
BPOMS Series B Preferred Shares	1,449,204	1,449,204
BPOMS Series C Preferred Shares	916,666	0
BPOMS Series D Preferred Shares	1,427,083.8	22,833,341
BPOMS Series D-2 Preferred Shares	1,312,499.9	20,999,998
BPOMS Series F Preferred Shares	894,942	22,373,550
BPOMS Options	15,002,954	15,002,954
BPOMS Series A Warrants	1,666,667	1,666,667
BPOMS Series B Warrants	3,333,334	3,333,334
BPOMS Series C Warrants	10,000,001	10,000,001
BPOMS Series D Warrants (with $1.10 exercise price)	1,000,000	1,000,000
BPOMS Series D Warrants (with $0.01 exercise price)	9,333,327	9,333,327
BPOMS Series J Warrants	0	0
BPOMS Non-Investor Warrants	2,078,261	2,078,261

5.4   Subsidiaries.

        Section 5.4 of the BPOMS Disclosure Letter lists all Subsidiaries (as defined in Section 10.13) of BPOMS which carry on any active business (the "BPOMS Subsidiaries" and, individually, a "BPOMS Subsidiary"). BPOMS owns directly or indirectly all of the outstanding shares of capital stock or other equity interests of each of the BPOMS Subsidiaries. All of the outstanding shares of capital stock in each of the BPOMS Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.4 of the BPOMS Disclosure Letter, all of the outstanding shares of capital stock of each of the BPOMS Subsidiaries owned, directly or indirectly, by BPOMS are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in Section 5.4 of the BPOMS Disclosure Letter, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate BPOMS or any BPOMS Subsidiary to issue, transfer or sell any shares of capital stock of any BPOMS Subsidiary. The following information for each BPOMS Subsidiary is set forth in Section 5.4 of the BPOMS Disclosure Letter: (i) its name and jurisdiction of incorporation, (ii) its authorized capital stock and (iii) its outstanding capital stock.

5.5   Other Interests.

        Except for interests in the BPOMS Subsidiaries, neither BPOMS nor any BPOMS Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short term investment securities).

5.6   No Violation.

        Except as set forth in Section 5.6 of the BPOMS Disclosure Letter, neither the execution and delivery by BPOMS of this Agreement nor the consummation by BPOMS of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of BPOMS' Certificate of Incorporation or Bylaws; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties owned or leased by BPOMS or the BPOMS Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which BPOMS or any of the BPOMS Subsidiaries is a party, or by which BPOMS or any of the BPOMS Subsidiaries or any of the properties owned or leased by BPOMS or the BPOMS Subsidiaries is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have a BPOMS Material Adverse Effect and would not reasonably be expected to prevent, materially alter or materially delay any of the transactions contemplated by this Agreement; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to BPOMS or any BPOMS Subsidiary; or (iv) other than the filings provided for in this Agreement, required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a BPOMS Material Adverse Effect and could not reasonably be expected to prevent, materially alter or materially delay any of the transactions contemplated by this Agreement.

5.7   SEC Filings; Financial Statements.

  (a)
  In this Agreement, all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by BPOMS with the SEC since December 15, 2006 are called the "BPOMS SEC Documents". BPOMS has delivered to HealthAxis accurate and complete copies of all BPOMS SEC Documents, other than any BPOMS SEC Documents which can be obtained on the SEC's website at www.sec.gov. Except as set forth on Section 5.7(a) of the BPOMS Disclosure Letter or as would not have a BPOMS Material Adverse Effect, all statements, reports, schedules, forms and other documents required to have been filed by BPOMS with the SEC within the twelve-month period preceding the date of this Agreement have been duly filed on a timely basis. None of the BPOMS Subsidiaries is required to file any documents with the SEC under the Exchange Act. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the BPOMS SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the BPOMS SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the BPOMS SEC Documents (collectively, the "Certifications") are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities.

  (b)
  Except as described in the BPOMS SEC Documents, (i) BPOMS maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act, and (ii) such disclosure controls and procedures are designed to ensure that all material information concerning BPOMS is made known on a timely basis to the individuals responsible for the preparation of BPOMS' filings with the SEC and other public disclosure documents.

  (c)
  The financial statements (including any related notes) contained or incorporated by reference in the BPOMS SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of BPOMS and the BPOMS Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of BPOMS and the BPOMS Subsidiaries for the periods covered thereby.

  (d)
  BPOMS' auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) to the knowledge of BPOMS, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to BPOMS and the BPOMS Subsidiaries within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of BPOMS, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. Section 5.7(d) of the BPOMS Disclosure Letter contains an accurate and complete description of all non-audit services performed by BPOMS' auditors for BPOMS and the BPOMS Subsidiaries since December 15, 2006 and the fees paid for such services. All such non-audit services were approved as required by Section 202 of the Sarbanes-Oxley Act.

  (e)
  Section 5.7(e) of the BPOMS Disclosure Letter lists, and BPOMS has delivered to HealthAxis accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by BPOMS since December 15, 2006.

5.8   Litigation.

        Except as set forth in Section 5.8 of the BPOMS Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which BPOMS or any BPOMS Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against BPOMS or any BPOMS Subsidiary or to which any of their respective properties or assets are subject or, to the knowledge of BPOMS, threatened against BPOMS or any BPOMS Subsidiary or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have a BPOMS Material Adverse Effect.

5.9   Absence of Certain Changes.

        Except as set forth in Sections 5.7(c) or 5.9 of the BPOMS Disclosure Letter or the BPOMS SEC Documents, since December 31, 2007, BPOMS and the BPOMS Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practices and there has not been any:

  (a)
  BPOMS Material Adverse Effect;

  (b)
  amendment or change in the Certificate of Incorporation or By-Laws of BPOMS or in any similar organizational documents of any BPOMS Subsidiaries, other than as contemplated by this Agreement;

  (c)
  incurrence, creation or assumption by BPOMS or any of the BPOMS Subsidiaries of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of BPOMS or any of the BPOMS Subsidiaries; or (ii) any obligation or liability of any indebtedness for borrowed money;

  (d)
  issuance or sale of any debt or equity securities of BPOMS or any of the BPOMS Subsidiaries, or the issuance or grant of any options, warrants or other rights to acquire from BPOMS or any of the BPOMS Subsidiaries, directly or indirectly, any debt or equity securities of BPOMS or any of the BPOMS Subsidiaries (other than the shares issued and options authorized as part of the BPOMS Pre-Merger Steps as contemplated by this Agreement);

  (e)
  purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of BPOMS other than a license or sale of any product or products of BPOMS or any of the BPOMS Subsidiaries made in the ordinary course of BPOMS' business;

  (f)
  payment or discharge by BPOMS or any of the BPOMS Subsidiaries of any security interest, lien, claim, or encumbrance of any kind on any asset or property of BPOMS or any of the BPOMS Subsidiaries, or the payment or discharge of any liability that was not either shown or reflected in the BPOMS SEC Documents or incurred in the ordinary course of BPOMS' business after December 31, 2007 and was in an amount in excess of $150,000 for any single liability to a particular creditor;

  (g)
  damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a BPOMS Material Adverse Effect;

  (h)
  declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of BPOMS, any split, combination or recapitalization of the capital stock of BPOMS or any direct or indirect redemption, purchase or other acquisition of the capital stock of BPOMS or any change in any rights, preferences, privileges or restrictions of any outstanding security of BPOMS, other than as contemplated by this Agreement;

  (i)
  increase in the compensation payable or to become payable to any of the officers, directors or employees of BPOMS or any of the BPOMS Subsidiaries, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants other than issuance of stock options as part of the BPOMS Pre-Merger Steps) made to or with any of such officers, directors or employees, other than increases in base salary for employees (excluding senior management employees) in the ordinary course of business and consistent with past practice;

  (j)
  obligation or liability incurred by BPOMS or any of the BPOMS Subsidiaries to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of BPOMS' business consistent with past practice and except in connection with the BPOMS Pre-Merger Steps;

  (k)
  making by BPOMS or any of the BPOMS Subsidiaries of any loan, advance or capital contribution to, or any investment in, any officer, director, employee or stockholder of BPOMS or of any BPOMS Subsidiary or any firm or business enterprise in which any such Person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

  (l)
  entering into, amendment of, relinquishment, termination or non-renewal by BPOMS or any BPOMS Subsidiary of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business, or any written or oral indication or assertion by the other party thereto of any problems with BPOMS' or any BPOMS Subsidiary's services or performance under such contract, lease, transaction, commitment or other right or obligation having a BPOMS Material Adverse Effect, or of such other party's demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation which would be likely to have a BPOMS Material Adverse Effect;

  (m)
  material change in the manner in which BPOMS or any BPOMS Subsidiary extends discounts, credits or warranties to customers or otherwise deals with its customers;

  (n)
  entering into by BPOMS or any of the BPOMS Subsidiaries of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of BPOMS or any of the BPOMS Subsidiaries involving in excess of $150,000, excluding legal and accounting fees associated with this Agreement and the transactions contemplated hereby) or that is not entered into in the ordinary course of BPOMS' business, or the conduct of any business or operations by BPOMS or any BPOMS Subsidiary that is other than in the ordinary course of BPOMS' or such BPOMS Subsidiary's business; or

  (o)
  license, transfer or grant of a right under any BPOMS Intellectual Property (as defined in Section 5.18 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

5.10   Taxes.

        Except as set forth in Section 5.10 of the BPOMS Disclosure Letter or where such failure would not have, individually or in the aggregate, a BPOMS Material Adverse Effect:

  (a)
  BPOMS and each of the BPOMS Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it and due and payable through the date hereof (including any Taxes payable pursuant to Treasury Regulation § 1.1502-6 and any similar state, local or foreign provision).

  (b)
  BPOMS and each of the BPOMS Subsidiaries has timely filed all federal, state, local and foreign tax returns (collectively "Tax Returns") required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

  (c)
  BPOMS and each of the BPOMS Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

  (d)
  The financial statements included in the BPOMS SEC Documents reflect adequate reserves for Taxes payable by BPOMS and each BPOMS Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

  (e)
  Since December 31, 2007, each of BPOMS and the BPOMS Subsidiaries has made sufficient accrual for Taxes in accordance with GAAP with respect to periods for which Tax Returns have not been filed. All liabilities for Taxes attributable to the period commencing on the day following the filing date of the most recently filed BPOMS SEC Documents were incurred in the ordinary course of business.

  (f)
  There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from BPOMS or any BPOMS Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

  (g)
  There are no closing agreements that could affect Taxes of BPOMS or any BPOMS Subsidiary for periods after the Effective Time pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

  (h)
  No audit or other proceedings by any court, governmental or regulatory authority or similar authority relating to Taxes has occurred, been asserted or is pending and none of BPOMS or any BPOMS Subsidiary has received notice that any such audit or proceeding may be commenced.

  (i)
  No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) of the Code has been made by or with respect to, BPOMS, any BPOMS Subsidiary or any of their properties or assets.

  (j)
  None of BPOMS or any BPOMS Subsidiary has agreed to, or filed application for, or is required, to make any changes or adjustment to its accounting method.

  (k)
  Except as set forth in Section 5.10(k) of the BPOMS Disclosure Letter, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by BPOMS or any BPOMS Subsidiary by reason of Section 280G or Section 162(m) of the Code.

  (l)
  Neither BPOMS nor any BPOMS Subsidiary has (i) been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, other than the group of which BPOMS is the common parent or (ii) any liability for or in respect of the Taxes of, or determined by reference to the Tax liability of, another Person (other than BPOMS or any BPOMS Subsidiary) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

  (m)
  Neither BPOMS nor any BPOMS Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

  (n)
  Neither BPOMS nor any BPOMS Subsidiary is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes other than any such agreement to which BPOMS or any BPOMS Subsidiary are the exclusive parties.

BPOMS has not taken any action or engaged in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code. In addition, BPOMS has no plan or intention to take any action or engage in any activities that would preclude the treatment of the Merger as a reorganization of under Section 368(a) of the Code.

5.11   Books and Records.

  (a)
  The books of account and other financial records of BPOMS and each of the BPOMS Subsidiaries are true, complete and correct in all material respects, and have been maintained in accordance with good business practices, since December 15, 2006.

  (b)
  The minute books and other records of BPOMS and each of the BPOMS Subsidiaries contain accurate records of all meetings and accurately reflect all other action of the stockholders and Board of Directors and any committees of the Board of Directors of BPOMS and each of the BPOMS Subsidiaries since December 15, 2006.

5.12   Properties.

  (a)
  Section 5.12 (a) of the BPOMS Disclosure Letter sets forth a list of all real property currently, or since December 15, 2006, owned or leased by BPOMS or any of the BPOMS Subsidiaries, and, with respect to all real property currently leased by BPOMS or any of the BPOMS Subsidiaries, the location of the property, the unexpired term of the lease and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are, to the knowledge of BPOMS, in full force and effect, are valid and effective in accordance with their respective terms, and there is not to the knowledge of BPOMS any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default).

  (b)
  BPOMS and each of the BPOMS Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the BPOMS SEC Documents or in Section 5.12(b) of the BPOMS Disclosure Letter and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

5.13   Environmental Matters.

        Except as set forth in Section 5.13 of the BPOMS Disclosure Letter, neither BPOMS nor any of the BPOMS Subsidiaries is in violation of any laws, regulations, judgments or consent decrees relating to hazardous substances or hazardous waste (collectively, "Environmental Laws") which violation could reasonably be expected to result in a BPOMS Material Adverse Effect. Except as set forth in Section 5.13 of the BPOMS Disclosure Letter, neither BPOMS, any of the BPOMS Subsidiaries, nor, to the knowledge of BPOMS, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, or under or about its owned or leased property or other assets, or transported thereto or therefrom, any hazardous substances or hazardous wastes, including asbestos, lead and petroleum, during the period of BPOMS' or the BPOMS Subsidiary's ownership or lease of such property in a manner that could reasonably be expected to subject BPOMS or any BPOMS Subsidiary to a material liability under the Environmental Laws. None of BPOMS or any of the BPOMS Subsidiaries has received written notice from any governmental authority that any property owned or leased by BPOMS or any of the BPOMS Subsidiaries is in violation of any Environmental Laws. There is no pending civil, criminal or administrative suit or other legal proceeding against BPOMS or any of the BPOMS Subsidiaries with respect to any Environmental Laws. BPOMS has provided HealthAxis complete copies of all environmental reports, assessments and studies in BPOMS' possession and control with respect to properties owned or leased by BPOMS or any BPOMS Subsidiary. As used in this Agreement, the terms "hazardous substances" and "hazardous wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and

Liability Act, as amended, and the regulations thereunder; the Resource Conservation and Recovery Act, as amended, and the regulations thereunder; the Federal Clean Water Act, as amended, and the regulations thereunder; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001 et seq.; the Occupational Safety and Health Act of 1970; the Hazardous Materials Transportation Act, as amended by the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. Sections 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Oil Pollution Act of 1990,33 U.S.C. Sections 2701 et seq.; as each of these may be amended from time to time; and any and state or local analogues to any of these statutes.

5.14   Brokers.

        Except as set forth on Section 5.14 of the BPOMS Disclosure Letter, neither BPOMS nor any of the BPOMS Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of such entity or HealthAxis or the Surviving Corporation to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. BPOMS is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby other than as set forth in Section 5.14 of the BPOMS Disclosure Letter.

5.15   Related Party Transactions.

        Except as set forth in the BPOMS SEC Documents or the BPOMS Disclosure Letter, since December 31, 2007, no event has occurred that would be required to be reported by BPOMS pursuant to Item 404 of Regulation S-B promulgated under the Securities Act.

5.16   Contracts and Commitments.

  (a)
  Except as filed with the BPOMS SEC Documents or as set forth in Section 5.16(a) of the BPOMS Disclosure Letter, neither BPOMS nor any of the BPOMS Subsidiaries has, or is party to or is bound by:

  (i)
  any consulting agreement, contract or commitment under which any firm or other organization provides consulting services to BPOMS or any of the BPOMS Subsidiaries, other than in the ordinary course of business and consistent with past practice;

  (ii)
  any fidelity or surety bond or completion bond;

  (iii)
  any guaranty of the obligations of a third party;

  (iv)
  any agreement, contract, commitment, transaction or series of transactions for any purpose other than in the ordinary course of BPOMS' or any of the BPOMS Subsidiaries' business relating to capital expenditures or commitments or long term obligations in excess of $150,000;

  (v)
  any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of BPOMS' or any of the BPOMS Subsidiaries' business;

  (vi)
  any mortgages, indentures, loans or credit agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including capital leases and also guaranties referred to in clause (iii) hereof;

    (vii)
    any purchase order or contract for the purchase of inventory or other materials involving $150,000 or more;

    (viii)
    any assignment, license or other agreement with respect to any form of intangible property, excluding agreements made in the ordinary course of business;

    (ix)
    any agreement, contract or commitment that involves $150,000 or more or is not cancellable without penalty upon 30 days notice, excluding agreements made in the ordinary course of business;

    (x)
    any agreement or contract involving the sharing of profits and losses by BPOMS or any of the BPOMS Subsidiaries with any other Person;

    (xi)
    any contract containing covenants that restrict or limit the ability of BPOMS or any BPOMS Subsidiaries to engage in any line of business or compete with any person; or

    (xii)
    any "material contracts" within the meaning set forth in Item 601(b)(10) of Regulation S-B promulgated under the Securities Act.

    The contracts and other documents referred to in (i) through (xii) above and all contracts and documents required to be filed with any BPOMS SEC Documents shall be referred to herein as "BPOMS Contracts".

  (b)
  Except as would not individually or in the aggregate have a BPOMS Material Adverse Effect, all BPOMS Contracts are valid and binding on BPOMS and, to the best of the knowledge of BPOMS, on the other parties thereto, and are in full force and effect and enforceable against BPOMS and, to the best of the knowledge of BPOMS, against the other parties thereto, in accordance with their respective terms. Except as disclosed in Section 5.16(b) of the BPOMS Disclosure Letter, no approval or consent of, or notice to any Person the failure of which to obtain would have a BPOMS Material Adverse Effect is needed in order that the BPOMS Contracts shall continue in full force and effect in accordance with their terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement. Except to the extent any of the following would not individually or in the aggregate have a BPOMS Material Adverse Effect, BPOMS is not in violation of, breach of or default under any BPOMS Contract nor, to BPOMS' knowledge, is any other party to any BPOMS Contract. Except as set forth in Section 5.16 of the BPOMS Disclosure Letter, BPOMS is not in violation or breach of or default under any BPOMS Contract (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other Person, employment, or collective bargaining.

5.17   Employee Matters and Benefit Plans.

  (a)
  With the exception of the definition of "Affiliate" set forth in Section 5.17(a)(i) below (which definition shall apply only to this Section 5.17 and Section 6.17), for purposes of this Agreement, the following terms shall have the meanings set forth below:

  (i)
  "Affiliate" shall mean any other Person under common control with or otherwise required to be aggregated with a Person or any Subsidiary of such Person as set forth in Section 414(b), (c), (m) or (0) of the Code and the regulations thereunder;

  (ii)
  "Employee" shall mean any current, former or retired employee, officer, or director of a Person or any Subsidiary or any Affiliate of such Person;

  (iii)
  "Employee Agreement" shall refer to any material management, employment, severance, consulting, relocation, repatriation, expiration, visas, work permit or similar agreement or contract between a Person or any Subsidiary or Affiliate of such Person and any Employee or consultant that is not an Employee Plan;

    (iv)
    "Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA (as defined below), which is or has been maintained, contributed to, or required to be contributed to, by a Person or any of its Subsidiaries or any Affiliate for the benefit of any "Employee." and pursuant to which such Person or any of its Subsidiary or any Affiliate has or may have any material liability contingent or otherwise;

    (v)
    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

    (vi)
    "IRS" shall mean the Internal Revenue Service;

    (vii)
    "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Sections 3(37) and 4001 (a)(3) of ERISA; and

    (viii)
    "Pension Plan" shall refer to each BPOMS and Subsidiary Employee Plan that is an "employee pension benefit plan, " within the meaning of Section 3(2) of ERISA.

  (b)
  Section 5.17(b) of the BPOMS Disclosure Letter contains an accurate and complete list of each Employee Agreement of BPOMS and Employee Plan of BPOMS. No benefits under any Employee Agreement or Employee Plan of BPOMS will be increased, or subject to accelerated vesting, by the occurrence of any of the transactions contemplated by this Agreement, nor will the value of any of the benefits thereunder be calculated on the basis of any transactions contemplated by this Agreement. Except as set forth in Section 5.17(b) of the BPOMS Disclosure Letter, neither BPOMS nor any of its Subsidiaries or Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Agreement (except to the extent required by law or to conform any such Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to HealthAxis in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

  (c)
  BPOMS has provided to HealthAxis correct and complete copies of all material documents embodying or relating to each Employee Agreement and Employee Plan, including: (i) all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each BPOMS Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each BPOMS Employee Plan or related trust; (iv) if the BPOMS Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each BPOMS Employee Plan; (vi) all IRS determination letters and rulings relating to BPOMS Employee Plans and copies of all applications and correspondence to or from the IRS or DOL with respect to any BPOMS Employee Plan; and (vii) all communications material to any Employee or Employees relating to any BPOMS Employee Plan and any proposed BPOMS Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to BPOMS or any BPOMS Subsidiary.

  (d)
  Except as set forth in Section 5.l7(d) of the BPOMS Disclosure Letter:

  (i)
  BPOMS and each of the BPOMS Subsidiaries and Affiliates has performed in all material respects all obligations required to be performed by them under each BPOMS Employee Plan, and each BPOMS Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code;

  (ii)
  no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA for which no class or statutory exemption is available, has occurred with respect to any BPOMS Employee Plan;

  (iii)
  there are no material actions, suits or claims pending or, to the knowledge of BPOMS, threatened or anticipated (other than routine claims for benefits) against any BPOMS Employee Plan or against the assets of any BPOMS Employee Plan;

  (iv)
  such BPOMS Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to BPOMS or any of the BPOMS Subsidiaries or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event);

  (v)
  there are no audits, inquiries or proceedings pending or, to the knowledge of BPOMS, threatened by the IRS or DOL with respect to any BPOMS Employee Plan;

  (vi)
  neither BPOMS nor any of the BPOMS Subsidiaries is subject to any penalty or tax with respect to any BPOMS Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code; and

  (vii)
  all contributions, including any top heavy contributions, required to be made prior to the Closing by BPOMS or any Affiliate to any Employee Plan have been made or shall be made on or before the Closing Date.

  (e)
  Neither BPOMS nor any of the BPOMS Subsidiaries or Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

  (f)
  At no time has BPOMS or any of the BPOMS Subsidiaries or Affiliates contributed to or been requested or obligated to contribute to any Multiemployer Plan.

  (g)
  Except as set forth in Section 5.17(g) of the BPOMS Disclosure Letter or as required by local, state or federal law, no Employee Plan or Employee Agreement to which BPOMS is a party provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and BPOMS and each of the BPOMS Subsidiaries has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

  (h)
  The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Agreement, Employee Plan, trust or loan that will or may result in any payment (whether of severance payor otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as set forth in Schedule 5.17(h) of the BPOMS Disclosure Letter.

  (i)
  Except as set forth in Section 5.l7(i) of the Disclosure Letter, BPOMS and each of the BPOMS Subsidiaries (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees except as would not have a BPOMS Material Adverse Effect; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

  (j)
  No work stoppage or labor strike against BPOMS or any BPOMS Subsidiary is pending or, to the knowledge of BPOMS, threatened. Neither BPOMS nor any of the BPOMS Subsidiaries is involved in or, to the knowledge of BPOMS, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a BPOMS Material Adverse Effect. Neither BPOMS nor any of the BPOMS Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, individually or in the aggregate, directly or indirectly have a BPOMS Material Adverse Effect. Neither BPOMS nor any of the BPOMS Subsidiaries or Affiliates has ever been a party to any agreement with any labor organization or union, and none of the BPOMS Employees are represented by any labor organization or union, nor have any BPOMS Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

  (k)
  There are no (i) bonus or severance payments that could be payable to Employees of BPOMS under existing Employee Agreements on account of the transactions contemplated by this Agreement (without regard to termination of employment), or (ii) severance obligations that could be payable to Employees of BPOMS under existing Employee Agreements on account of terminations of employment following the Effective Time, except as disclosed in Section 5.17(k) of the BPOMS Disclosure Letter.

  (l)
  The employment agreements contemplated by Section 8.1(d) hereof shall in all respects be excepted from the representations set forth in this Section 5.17.

5.18   Intellectual Property.

  (a)
  For the purposes of this Agreement, the following terms have the following definitions:

  (i)
  "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (t) all proprietary databases and data collections and all rights therein throughout the world; and (g) any equivalent rights to any of the foregoing anywhere in the world.

    (ii)
    "BPOMS Intellectual Property" shall mean that Intellectual Property owned by or licensed to or controlled by BPOMS or any of the BPOMS Subsidiaries.

    (iii)
    "BPOMS Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks or service marks, intent to use applications, or other registrations or applications related to trademarks or service marks; and (c) registered copyrights and applications for copyright registration, owned by BPOMS.

    (iv)
    "Utilize" or "Utilization" means to make, manufacture, use, market, import, export, distribute, sell, dispose, assign, license, develop, publish, display, modify and/or amend.

  (b)
  Section 5.18(b) of the BPOMS Disclosure Letter lists all material proceedings or actions known to BPOMS before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any BPOMS Intellectual Property. No BPOMS Intellectual Property is the subject of any outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by BPOMS or any of the BPOMS Subsidiaries, or which may affect the validity, use or enforceability of any BPOMS Intellectual Property.

  (c)
  Section 5.18(c) of the BPOMS Disclosure Letter lists all BPOMS Registered Intellectual Property. With respect to each item of BPOMS Registered Intellectual Property, necessary registration, maintenance and renewal fees in connection with such BPOMS Registered Intellectual Property have been made and all necessary documents and certificates in connection with such BPOMS Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or other jurisdictions for the purposes of maintaining such BPOMS Registered Intellectual Property.

  (d)
  BPOMS or a BPOMS Subsidiary has the right to prevent others from using, marketing, distributing, selling or licensing all BPOMS Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Effective Time, including without limitation, all Intellectual Property used or to be used in the BPOMS Products (as defined below), and such rights to Utilize the BPOMS Intellectual Property are sufficient for such conduct of their respective businesses.

  (e)
  To BPOMS' knowledge, Utilization by BPOMS or any of the BPOMS Subsidiaries of any BPOMS products currently being licensed, produced or sold by BPOMS or any of the BPOMS Subsidiaries or currently under development or consideration by BPOMS or any of the BPOMS Subsidiaries ("BPOMS Products") does not violate any license or agreement between BPOMS or any of the BPOMS Subsidiaries and any third party or, to BPOMS' knowledge, infringe any Intellectual Property right, moral right or right of publicity or privacy of any other party, and, except as set forth in Section 5.18(e) of the BPOMS Disclosure Letter, BPOMS has not received notice of any pending or threatened claim or litigation contesting the validity, ownership or right to Utilize any BPOMS Intellectual Property nor, to the knowledge of BPOMS, is there any basis for any such claim under applicable law, nor has BPOMS or any of the BPOMS Subsidiaries received any notice asserting that any BPOMS Products or the Utilization thereof conflicts or will conflict with the rights of any other party.

  (f)
  BPOMS and the BPOMS Subsidiaries have timely and satisfactorily fulfilled their respective obligations under all material agreements pursuant to which BPOMS or any of the BPOMS Subsidiaries, as the case may be, has agreed to program, design or develop on behalf of a third party, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof' except where the failure to so comply would not reasonably be expected to have a BPOMS Material Adverse Effect.

  (g)
  Except as set forth in Section 5.18(g) of the BPOMS Disclosure Letter, to the extent that any work, invention, or material has been developed or created by a third party for BPOMS or any of the BPOMS Subsidiaries, to BPOMS' knowledge, BPOMS or a BPOMS Subsidiary has a written agreement with such third party with respect thereto and BPOMS or a BPOMS Subsidiary has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all BPOMS Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

  (h)
  Section 5.18(h) of the BPOMS Disclosure Letter lists all material contracts, licenses and agreements to which BPOMS or any of the BPOMS Subsidiaries is a party that are currently in effect (i) with respect to BPOMS Intellectual Property licensed or offered to any third party (other than licenses granted in the ordinary course of business); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to BPOMS or any of the BPOMS Subsidiaries (other than licenses granted in the ordinary course of business). Except as set forth in Section 5.18(h) of the BPOMS Disclosure Letter, neither BPOMS nor any of the BPOMS Subsidiaries has transferred ownership of, or granted any license with respect to, any BPOMS Intellectual Property, to any third party (other than licenses granted in the ordinary course of business).

  (i)
  Except as set forth in Section 5.18(i) of the BPOMS Disclosure Letter, the contracts, licenses and agreements listed in Section 5.18(h) are in full force and effect to BPOMS' knowledge. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Section 5.18(h) and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of BPOMS to any BPOMS Intellectual Property or impair the right of BPOMS or any of the BPOMS Subsidiaries or the Surviving Corporation to Utilize any BPOMS Intellectual Property or portion thereof BPOMS and each of the BPOMS Subsidiaries is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements listed in Section 5.18(h) and, to the knowledge of BPOMS, all other parties to such contracts, licenses and agreements listed in Section 5.18(h) are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Except as set forth in Section 5.18(i) of the BPOMS Disclosure Letter, following the Effective Time, the Surviving Corporation will be permitted to exercise all of BPOMS' and each of the BPOMS Subsidiaries', if any, rights under the contracts, licenses and agreements listed in Section 5.18(h) to the same extent BPOMS and such BPOMS Subsidiary would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which BPOMS or such BPOMS Subsidiary would otherwise be required to pay.

  (j)
  Except as set forth in Section 5.18(j) of the BPOMS Disclosure Letter, (i) BPOMS and each of the BPOMS Subsidiaries (including to the knowledge of each of their executive officers, directors and employees) has not received any notice or claim (whether written, oral or otherwise) challenging BPOMS' ownership or rights in the BPOMS Intellectual Property or claiming that any other Person or entity has any legal or beneficial ownership with respect thereto; (ii) all the BPOMS Intellectual Property rights owned by BPOMS and embodied in BPOMS Products are, to BPOMS' knowledge, legally valid and enforceable without any material qualification, limitation or restriction on their use, and BPOMS has not received any notice or claim (whether written or oral) challenging the validity or enforceability of any of the BPOMS Intellectual Property rights; and (iii) to BPOMS' knowledge, no third party is infringing or misappropriating any part of the BPOMS Intellectual Property.

  (k)
  BPOMS and each of the BPOMS Subsidiaries has taken reasonable and practicable measures designed to protect their respective rights in their respective confidential information and trade secrets or any trade secrets or confidential information of third parties provided to BPOMS or any of the BPOMS Subsidiaries. To the knowledge of BPOMS or any of the BPOMS Subsidiaries, neither BPOMS nor any BPOMS Subsidiary, has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of Persons to the material detriment of BPOMS or any of the BPOMS Subsidiaries.

  (l)
  Section 5.18(l) of the BPOMS Disclosure Letter sets forth a list of all Internet domain names used by BPOMS in its business (collectively, the "Domain Names"). BPOMS has, and after the Effective Time, to BPOMS' knowledge, the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to the continued use of the BPOMS Domain Names in connection with the conduct of BPOMS' business as it is currently conducted.

  (m)
  Neither BPOMS nor any of the BPOMS Subsidiaries is or has been a party to any Government Contract relating to or affecting ownership or Utilization of any BPOMS Intellectual Property. For purposes of this paragraph, the term "Government Contract" means any Government Prime Contract, Government Subcontract, Bid or Teaming Agreement. "Government Prime Contract" means any prime contract, basic ordering agreement, letter contract, purchase order, delivery order, change, arrangement or other commitment of any kind, on which final payment has not been made, between a party and either the U.S. Government or a State Government. "Government Subcontract" means any subcontract, basic ordering agreement, letter contract, purchase order, delivery order, change, arrangement, or other commitment of any kind, on which final payment has not been made, between a party and any prime contractor to either the U.S. Government or a State Government or any subcontractor with respect to a Government Prime Contract. "State Government" means any state, territory or possession of the United States or any department, agency or instrumentality thereof, or any department or agency of any of the above with statewide jurisdiction and responsibility, or any municipal or local government, department, agency or instrumentality. "Teaming Agreement" has same meaning as the term "contractor team arrangement(s)" as defined in the Federal Acquisition Regulation (FAR) Subpart 9.601. "Us. Government" means the United States Government or any department, agency or instrumentality thereof.

5.19   Anti-Takeover Plan.

        BPOMS has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under the state or federal laws of the United States. Neither BPOMS nor any BPOMS Subsidiary has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or, an "anti-takeover" plan or any similar plan, scheme, device or arrangement.

5.20   Shareholder Vote Required.

        The only votes of the holders of any class of shares of capital stock of BPOMS necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement are: (i) the affirmative vote of holders of a majority of the outstanding BPOMS Common Stock, BPOMS Series A Preferred Shares, BPOMS Series B Preferred Shares and BPOMS Series C Preferred Shares (voting together, as a single class), and (ii) the affirmative votes of holders of a majority of each of the outstanding BPOMS Series A Preferred Shares, BPOMS Series C Preferred Shares, BPOMS Series D Preferred Shares, BPOMS Series D-2 Preferred Shares and BPOMS Series F Preferred Shares. BPOMS has, prior to the date of this Agreement, obtained the required votes described in clause (ii) of this Section 5.20 and timely complied with its obligations under Section 262 of the DGCL.

5.21   Undisclosed Liabilities.

        Except as and to the extent reflected, reserved against or otherwise disclosed in Section 5.7(c) of the Disclosure Letter or the BPOMS SEC Documents or as set forth in Section 5.21 of the BPOMS Disclosure Letter, neither BPOMS nor any BPOMS Subsidiary has any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP consistently applied, which would have, individually or in the aggregate, a BPOMS Material Adverse Effect.

5.22   Insurance.

        BPOMS maintains, and has maintained or caused to be maintained, without interruption, since December 15, 2006, policies or binders of insurance covering such risk, and events, including personal injury, property damage, errors and omissions and general liability in amounts BPOMS reasonably believes adequate for its business and operations, and its current insurance policies (other than directors' and officers' insurance) will not terminate due to the consummation of the Merger. Section 5.22 of the BPOMS Disclosure Letter sets forth a summary of all current insurance policies (including, without limitation, limits, deductibles and terms) maintained by BPOMS and the BPOMS Subsidiaries.

5.23   Financial Forecast and Relationships with Suppliers, Licensors and Customers.

        BPOMS has provided to HealthAxis a copy of its 2008 Forecast (the "BPOMS Forecast"). The Forecast was prepared in good faith and BPOMS believes there is a reasonable basis for the BPOMS Forecast. No current distributor, customer of or supplier to BPOMS or any of the BPOMS Subsidiaries has notified BPOMS or such BPOMS Subsidiary of an intention to terminate or substantially alter its existing business relationship with BPOMS or such BPOMS Subsidiary, nor has any licensor under a license agreement with BPOMS or any of the BPOMS Subsidiaries notified BPOMS or such BPOMS Subsidiary of an intention to terminate or substantially alter BPOMS' or such BPOMS Subsidiary's rights under such license, which termination or alteration would cause BPOMS to fail to achieve the projections set forth in the BPOMS Forecast or would otherwise have a BPOMS Material Adverse Effect in 2008.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF HEALTHAXIS AND MERGER SUB

        HealthAxis and Merger Sub hereby represent and warrant to BPOMS as follows, except as set forth in (i) HealthAxis' Annual Report on Form 10-K for the year ending December 31, 2007 and any other HealthAxis SEC Documents (as defined below) filed subsequent to December 31, 2007, and (ii) the written disclosure letter delivered at or prior to the execution hereof to BPOMS (the "HealthAxis Disclosure Letter"). The HealthAxis Disclosure Letter shall be arranged in sections or subsections corresponding to the number and lettered sections and subsections contained in this Article 6. The disclosures in any section or subsection of the HealthAxis Disclosure Letter shall qualify the correspondingly numbered representation and warranty and such other representations and warranties in this Article 6 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other representations and warranties.

6.1   Organization; Good Standing; Authority; Compliance with Law.

  (a)
  HealthAxis is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of HealthAxis and Merger Sub has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. HealthAxis is duly licensed or qualified and is in good standing to transact business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a HealthAxis Material Adverse Effect. For purposes of this Agreement, a "HealthAxis Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of HealthAxis and the HealthAxis Subsidiaries (as defined in Section 6.4), taken as a whole.

  (b)
  Each of the Subsidiaries of HealthAxis (the "HealthAxis Subsidiaries") is a corporation, partnership or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, a HealthAxis Material Adverse Effect.

  (c)
  The business of HealthAxis and the HealthAxis Subsidiaries is being operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, a HealthAxis Material Adverse Effect. HealthAxis and the HealthAxis Subsidiaries have all Government Approvals of all Governmental Agencies, required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have a HealthAxis Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and HealthAxis and the HealthAxis Subsidiaries are in compliance with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto other than failures that would not have a HealthAxis Material Adverse Effect. HealthAxis has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets which, if it were determined that a violation had occurred, would have a HealthAxis Material Adverse Effect.

  (d)
  The Amended and Restated Articles of Incorporation or other charter documents and Bylaws (and in each such case, all amendments thereto) of HealthAxis and each of the HealthAxis

    Subsidiaries are listed in Section 6.1(d) of the HealthAxis Disclosure Letter, and true and correct copies have previously been delivered or made available to BPOMS and its counsel.

6.2   Authorization, Validity and Effect of Agreements.

        HealthAxis and Merger Sub each has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of each of HealthAxis and Merger Sub has taken all necessary corporate action required to be taken by it to approve this Agreement, the Merger, and the transactions contemplated by this Agreement. The execution by HealthAxis and Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of HealthAxis and Merger Sub, subject to the approvals described in Section 6.2 of the HealthAxis Disclosure Letter. This Agreement constitutes the valid and legally binding obligation of HealthAxis and Merger Sub, enforceable against HealthAxis and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

6.3   Capitalization.

  (a)
  The authorized capital stock of HealthAxis as of the date hereof and prior to the HealthAxis Pre-Merger Steps consists of 1,900,000,000 shares of HealthAxis Common Stock, $0.10 par value per share, and 100,000,000 shares of preferred stock, $1.00 par value per share, of which 3,850,000 shares are designated as Series A Convertible Preferred Shares (the "HealthAxis Series A Preferred Shares"). As of the date hereof, there are 8,816,088 shares of HealthAxis Common Stock issued and outstanding and 740,401 HealthAxis Series A Preferred Shares issued and outstanding. All such outstanding shares of HealthAxis are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of HealthAxis or any agreement to which HealthAxis is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof or under applicable federal or state securities or "blue sky" laws. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share. As of the date hereof, 100 shares of common stock of Merger Sub are issued and outstanding, fully paid and non-assessable and owned by HealthAxis. Except as set forth in Section 6.3 of the HealthAxis Disclosure Letter HealthAxis has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of HealthAxis on any matter. Except as set forth in Section 6.3 of the HealthAxis Disclosure Letter or as shall be terminated as part of the HealthAxis Pre-Merger Steps, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate HealthAxis to issue, transfer or sell any Shares of HealthAxis of any class or make any payments in lieu thereof. Except as set forth in Section 6.3 of the HealthAxis Disclosure Letter, there are no agreements or understandings to which HealthAxis or any HealthAxis Subsidiary is a party with respect to the voting of any HealthAxis Shares or which restrict the transfer of any such shares (other than such restrictions as shall terminate as part of the HealthAxis Pre-Merger Steps), nor does HealthAxis have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as disclosed in Section 6.3 of the HealthAxis Disclosure Letter and except for such obligations as shall be terminated as part of the HealthAxis Pre-Merger Steps, there are no outstanding contractual obligations of HealthAxis or any HealthAxis Subsidiary to register under the securities laws of any jurisdiction or to repurchase, redeem or otherwise acquire any HealthAxis Shares or any other securities of HealthAxis or any HealthAxis Subsidiary. Section 6.3 of the HealthAxis Disclosure Letter contains a complete and correct list setting forth as of the date hereof (i) the number of options and warrants outstanding, (ii) the dates on which such options or warrants were granted, (iii) the dates on which such options or warrants shall expire and (iv) the exercise or conversion price of each outstanding option or warrant, as the case may be. Materially true and complete copies of all agreements and instruments relating to the securities described above and in Section 6.3 of the HealthAxis Disclosure Letter, or forms thereof, have been provided to BPOMS and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to BPOMS. All outstanding securities of HealthAxis and each HealthAxis Subsidiary have been issued and granted in compliance in all material respects with (i) all applicable securities laws; and (ii) all requirements set forth in all applicable contracts. The shares of HealthAxis Common Stock issued under options or warrants were issued in transactions which were registered under the Securities Act or which qualified for exemptions under either Section 4(2) of, or Rule 701 under, the Securities Act for stock issuances under compensatory benefit plans.

  (b)
  The shares of HealthAxis Common Stock and HealthAxis Series B Preferred Stock to be issued pursuant to the Merger, at the Effective Time, will be duly authorized, validly issued, fully paid and unassessable and free of preemptive rights of any nature.

  (c)
  Set forth below is a summary of all securities of any type of HealthAxis (including all shares, options, warrants, calls, subscriptions, convertible securities or other rights, agreements, stock appreciation rights, or derivative securities or instruments or commitments which obligate HealthAxis to issue, transfer or sell any securities) that are outstanding as of the date hereof, which are separately categorized to indicate the number of such securities outstanding and the number of shares of HealthAxis Common Stock (or any other indicated class of securities) into which they are convertible or exercisable:

Security	Number Outstanding		Shares Into Which Convertible/Exercisable
HealthAxis Common Stock	8,816,088	(1)	—
HealthAxis Series A Preferred Shares	740,401		740,401
HealthAxis Options	878,725		878,725
Healthaxis Warrants	200,632		200,632

    (1)
    Includes 380,125 shares of restricted stock.

6.4   Subsidiaries

        Section 6.4 of the HealthAxis Disclosure Letter lists all Subsidiaries of HealthAxis (the "HealthAxis Subsidiaries" and, individually, a "HealthAxis Subsidiary"). HealthAxis owns directly or indirectly all of the outstanding shares of capital stock or other equity interests of each of the HealthAxis Subsidiaries. All of the outstanding shares of capital stock in each of the HealthAxis Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 6.4 of the HealthAxis Disclosure Letter, all of the outstanding shares of capital stock of each of the HealthAxis Subsidiaries owned, directly or indirectly, by HealthAxis are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in Section 6.4 of the HealthAxis Disclosure Letter, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate HealthAxis or any HealthAxis Subsidiary to issue, transfer or sell any shares of capital stock of any HealthAxis Subsidiary. The following information for each HealthAxis Subsidiary is set forth in Section 6.4 of the HealthAxis Disclosure Letter: (i) its name and jurisdiction of incorporation, (ii) its authorized capital stock and (iii) its outstanding capital stock.

6.5   Other Interests.

        Except for interests in the HealthAxis Subsidiaries, neither HealthAxis nor any HealthAxis Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short term investment securities).

6.6   No Violation.

        Except as set forth in Section 6.6 of the HealthAxis Disclosure Letter, neither the execution and delivery by HealthAxis and Merger Sub of this Agreement nor the consummation by HealthAxis and Merger Sub of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of HealthAxis' or Merger Sub's respective charter or by-laws; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of HealthAxis' or Merger Sub's properties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which HealthAxis or Merger Sub is a party, or by which HealthAxis or Merger Sub or any of their properties is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have a HealthAxis Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to HealthAxis or Merger Sub; or (iv) other than the filings provided for in this Agreement and the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a HealthAxis Material Adverse Effect and could not reasonably be expected to prevent, materially alter or materially delay any of the transactions contemplated by this Agreement.

6.7   SEC Filings; Financial Statements.

  (a)
  In this Agreement, all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by HealthAxis with the SEC on or after December 31, 2006 are called the "HealthAxis SEC Documents". HealthAxis has delivered to BPOMS accurate and complete copies of all

    HealthAxis SEC Documents, other than any HealthAxis SEC Documents which can be obtained on the SEC's website at www.sec.gov. Except as set forth on Section 6.7(a) of the HealthAxis Disclosure Letter or as would not have a HealthAxis Material Adverse Effect, all statements, reports, schedules, forms and other documents required to have been filed by HealthAxis with the SEC within the twelve-month period preceding the date of this Agreement have been filed on a timely basis. None of the HealthAxis Subsidiaries is required to file any documents with the SEC under the Exchange Act. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the HealthAxis SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the HealthAxis SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the HealthAxis SEC Documents (collectively, the "Certifications") are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities.

  (b)
  Except as described in the HealthAxis SEC Documents, (i) HealthAxis maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act, and (ii) such disclosure controls and procedures are designed to ensure that all material information concerning HealthAxis is made known on a timely basis to the individuals responsible for the preparation of HealthAxis' filings with the SEC and other public disclosure documents. Except as set forth in Section 6.7(b) of the HealthAxis Disclosure Letter, HealthAxis is in compliance with the applicable listing and other rules and regulations of the Nasdaq Capital Market and has not received any notice from the Nasdaq Capital Market asserting any present non-compliance with such rules and regulations.

  (c)
  The financial statements (including any related notes) contained or incorporated by reference in the HealthAxis SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of HealthAxis and the HealthAxis Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of HealthAxis and the HealthAxis Subsidiaries for the periods covered thereby.

  (d)
  HealthAxis' auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) to the knowledge of HealthAxis, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to HealthAxis and the HealthAxis Subsidiaries within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of HealthAxis, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. Section 6.7(d) of the HealthAxis Disclosure Letter contains an accurate and complete description of all non-audit services performed by HealthAxis' principal auditors for HealthAxis and the HealthAxis Subsidiaries from January 1, 2006 to March 31, 2008 and the fees paid for such services. All such non-audit services were approved as required by Section 202 of the Sarbanes-Oxley Act.

  (e)
  Section 6.7(e) of the HealthAxis Disclosure Letter lists, and HealthAxis has delivered to BPOMS accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by HealthAxis since December 31, 2006.

6.8   Litigation.

        Except as set forth in Section 6.8 of the HealthAxis Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which HealthAxis or any HealthAxis Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against HealthAxis or any HealthAxis Subsidiary as to which any of their respective properties or assets are subject or, to the knowledge of HealthAxis threatened against HealthAxis or any HealthAxis Subsidiary or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have an HealthAxis Material Adverse Effect.

6.9   Absence of Certain Changes.

        Except as set forth in Section 6.9 of the HealthAxis Disclosure Letter or the HealthAxis SEC Documents or as contemplated by Section 8.1(d) of this Agreement, since December 31, 2007, HealthAxis and the HealthAxis Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practices and there has not been any:

  (a)
  HealthAxis Material Adverse Effect;

  (b)
  amendment or change in the charter or By-Laws of HealthAxis or any of the HealthAxis Subsidiaries, other than as contemplated in this Agreement;

  (c)
  incurrence, creation or assumption by HealthAxis or any of the HealthAxis Subsidiaries of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of HealthAxis or any of the HealthAxis Subsidiaries; or (ii) any obligation or liability of any indebtedness for borrowed money, other than pursuant to the SVB Loan Agreement (as defined below) or any amendment, extension or renewal thereof or any related documents;

  (d)
  issuance or sale of any debt or equity securities of HealthAxis or any of its Subsidiaries, or the issuance or grant of any options, warrants or other rights to acquire from HealthAxis or any HealthAxis Subsidiaries, directly or indirectly, any debt or equity securities of HealthAxis or any of its Subsidiaries, other than (i) the shares to be issued and stock options to be granted as contemplated by this Agreement, and (ii) upon the exercise of any options and warrants outstanding as of the date of this Agreement;

  (e)
  payment or discharge by HealthAxis or any of the HealthAxis Subsidiaries of any security interest, lien, claim, or encumbrance of any kind on any asset or property of HealthAxis or any of the HealthAxis Subsidiaries, or the payment or discharge of any liability that was not either shown or reflected in the HealthAxis SEC Documents or incurred in the ordinary course of HealthAxis' business after December 31, 2007 and was in an amount in excess of $150,000 for any single liability to a particular creditor;

  (f)
  purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of HealthAxis other than a license or sale of any product or products of HealthAxis or any of the HealthAxis Subsidiaries made in the ordinary course of HealthAxis' business;

  (g)
  damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a HealthAxis Material Adverse Effect;

  (h)
  declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of HealthAxis, any split, combination or recapitalization of the capital stock of HealthAxis or any direct or indirect redemption, purchase or other acquisition of the capital stock of HealthAxis or any change in any rights, preferences, privileges or restrictions of any outstanding security of HealthAxis, other than the Reverse Split and the other steps contemplated by the HealthAxis Pre-Merger Steps and other than the nominal dividend relating to the HealthAxis Series A Preferred Stock and any stock repurchased (on a set-off basis without any cash outlay by HealthAxis other than to the IRS) in connection with the payment of withholding taxes associated with equity compensation incentives;

  (i)
  increase in the compensation payable or to become payable to any of the officers, directors or employees of HealthAxis or any of the HealthAxis Subsidiaries, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, directors or employees, other than increases in base salary for employees (excluding senior management employees) in the ordinary course of business and consistent with past practice;

  (j)
  obligation or liability incurred by HealthAxis or any of the HealthAxis Subsidiaries to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of HealthAxis' business consistent with past practice and except in connection with the HealthAxis Pre-Merger Steps;

  (k)
  making by HealthAxis or any of the HealthAxis Subsidiaries of any loan, advance or capital contribution to, or any investment in, any officer, director, employee or stockholder of HealthAxis or any HealthAxis Subsidiary or any firm or business enterprise in which any such Person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

  (l)
  entering into, amendment of, relinquishment, termination or non-renewal by HealthAxis or any HealthAxis Subsidiary of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with HealthAxis' or any HealthAxis Subsidiary's services or performance under such contract, lease, transaction, commitment or other right or obligation having a HealthAxis Material Adverse Effect, or of such other party's demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation which would be likely to have a HealthAxis Material Adverse Effect;

  (m)
  material change in the manner in which HealthAxis or any HealthAxis Subsidiary extends discounts, credits or warranties to customers or otherwise deals with its customers;

  (n)
  entering into by HealthAxis or any of the HealthAxis Subsidiaries of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of HealthAxis or any of the HealthAxis Subsidiaries involving in excess of $150,000, excluding any amendment, extension or renewal of the SVB Loan Agreement (or related documents) or any legal and accounting fees or other fees or obligations associated with this Agreement and the transactions contemplated hereby (including fees described in Section 6.14) or that is not entered into in the ordinary course of HealthAxis' business, or the conduct of any business or operations by HealthAxis or any HealthAxis Subsidiary that is other than in the ordinary course of HealthAxis' or such HealthAxis Subsidiary's business; or

  (o)
  license, transfer or grant of a right under any HealthAxis Intellectual Property (as defined in Section 6.18 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

6.10   Taxes.

        Except as set forth in Section 6.10 of the HealthAxis Disclosure Letter or where such failure would not have, individually or in the aggregate, a HealthAxis Material Adverse Effect:

  (a)
  HealthAxis and each of the HealthAxis Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it and due and payable through the date hereof (including any Taxes payable pursuant to Treasury Regulation § 1.1502-6 (and any similar state, local or foreign provision).

  (b)
  HealthAxis and each of the HealthAxis Subsidiaries has timely filed all federal, state, local and foreign tax returns (collectively "Tax Returns") required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

  (c)
  HealthAxis and each of the HealthAxis Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

  (d)
  The financial statements included in the HealthAxis SEC Documents reflect adequate reserves for Taxes payable by HealthAxis and each HealthAxis Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

  (e)
  Since December 31, 2007, each of HealthAxis and the HealthAxis Subsidiaries has made sufficient accrual for Taxes in accordance with GAAP with respect to periods for which Tax Returns have not been filed. All liabilities for Taxes attributable to the period commencing on the day following the filing date of the most recently filed HealthAxis SEC Documents were incurred in the ordinary course of business.

  (f)
  There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from HealthAxis or any HealthAxis Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

  (g)
  There are no closing agreements that could affect Taxes of HealthAxis or any HealthAxis Subsidiary for periods after the Effective Time pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

  (h)
  No audit or other proceedings by any court, governmental or regulatory authority or similar authority relating to Taxes has occurred, been asserted or is pending and none of HealthAxis or any HealthAxis Subsidiary has received notice that any such audit or proceeding may be commenced.

  (i)
  No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) of the Code has been made by or with respect to, HealthAxis, any HealthAxis Subsidiary or any of their properties or assets.

  (j)
  None of HealthAxis or any HealthAxis Subsidiary has agreed to, or filed application for, or is required, to make any changes or adjustment to its accounting method.

  (k)
  Except as set forth in Section 5.10(k) of the HealthAxis Disclosure Letter, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by HealthAxis or any HealthAxis Subsidiary by reason of Section 280G or Section 162(m) of the Code.

  (l)
  Neither HealthAxis nor any HealthAxis Subsidiary has (i) been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, other than the group of which HealthAxis is the common parent or (ii) any liability for or in respect of the Taxes of, or determined by reference to the Tax liability of, another Person (other than HealthAxis or any HealthAxis Subsidiary) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

  (m)
  Neither HealthAxis nor any HealthAxis Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

  (n)
  Neither HealthAxis nor any HealthAxis Subsidiary is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes other than any such agreement to which HealthAxis or any HealthAxis Subsidiary are the exclusive parties.

HealthAxis has not taken any action or engaged in any activities that would preclude the treatment of the Merger as a reorganization under Section 368(a) of the Code. In addition, HealthAxis has no plan or intention to take any action or engage in any activities that would preclude the treatment of the Merger as a reorganization of under Section 368(a) of the Code.

6.11   Books and Records.

  (a)
  The books of account and other financial records of HealthAxis and each of the HealthAxis Subsidiaries are true, complete and correct in all material respects, and have been maintained in accordance with good business practices since December 31, 2006.

  (b)
  The minute books and other records of HealthAxis and each of the HealthAxis Subsidiaries contain accurate records of all meetings and accurately reflect all other action of the stockholders and Board of Directors and any committees of the Board of Directors of HealthAxis and each of the HealthAxis Subsidiaries since December 31, 2006.

6.12   Properties.

  (a)
  Section 6.12(a) of the HealthAxis Disclosure Letter sets forth a list of all real property currently owned or leased by HealthAxis or any of the HealthAxis Subsidiaries, and, with respect to all real property currently leased by HealthAxis or any of the HealthAxis Subsidiaries, the location of the property, the unexpired term of the lease and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are, to the knowledge of HealthAxis, in full force and effect, are valid and effective in accordance with their respective terms, and there is not to the knowledge of HealthAxis any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default).

  (b)
  HealthAxis and each of the HealthAxis Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the HealthAxis SEC Documents or in Section 6.12(b) of the HealthAxis Disclosure Letter and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

6.13   Environmental Matters.

        Except as set forth in Section 6.13 of the HealthAxis Disclosure Letter, neither HealthAxis nor any of the HealthAxis Subsidiaries is in violation of any Environmental Laws which violation could reasonably be expected to result in a HealthAxis Material Adverse Effect. Except as set forth in Section 6.13 of the HealthAxis Disclosure Letter, neither HealthAxis, any of the HealthAxis Subsidiaries, nor, to the knowledge of HealthAxis, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, or under or about its owned or leased property or other assets, or transported thereto or therefrom, any hazardous substances or hazardous wastes, including asbestos, lead and petroleum, during the period of HealthAxis' or the HealthAxis Subsidiary's ownership or lease of such property in a manner that could reasonably be expected to subject HealthAxis or any HealthAxis Subsidiary to a material liability under the Environmental Laws. None of HealthAxis or any of the HealthAxis Subsidiaries has received written notice from any governmental authority that any property owned or leased by HealthAxis or any of the HealthAxis Subsidiaries is in violation of any Environmental Laws. There is no pending civil, criminal or administrative suit or other legal proceeding against HealthAxis or any of the HealthAxis Subsidiaries with respect to any Environmental Laws. HealthAxis has provided BPOMS complete copies of all environmental reports, assessments and studies in HealthAxis' possession and control with respect to properties owned or leased by HealthAxis or any HealthAxis Subsidiary.

6.14   No Brokers.

        Except as set forth in Section 6.14 of the HealthAxis Disclosure Letter, neither HealthAxis nor Merger Sub nor any of the HealthAxis Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or BPOMS to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in the HealthAxis Disclosure Letter, neither HealthAxis nor Merger Sub is aware of any claim for payment directly by HealthAxis or Merger Sub of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

6.15   Related Party Transactions.

        Except as set forth in the HealthAxis SEC Documents, or the HealthAxis Disclosure Letter, since December 31, 2007, no event has occurred that would be required to be reported by HealthAxis pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

6.16   Contracts and Commitments

  (a)
  Except as filed with the HealthAxis SEC Documents or as set forth in Section 6.16(a) of the HealthAxis Disclosure Letter, neither HealthAxis nor any of the HealthAxis Subsidiaries has, or is party to or is bound by:

  (i)
  any consulting agreement, contract or commitment under which any firm or other organization provides consulting services to HealthAxis or any of the HealthAxis Subsidiaries other than in the ordinary course of business;

  (ii)
  any fidelity or surety bond or completion bond;

  (iii)
  any guaranty of the obligations of a third party;

  (iv)
  any agreement, contract, commitment, transaction or series of transactions for any purpose other than in the ordinary course of HealthAxis' or any of the HealthAxis Subsidiaries' business relating to capital expenditures or commitments or long term obligations in excess of $150,000 (other than the SVB Loan Agreement and any amendment, extension or renewal thereof or of any related documents);

  (v)
  any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of HealthAxis' or any of the HealthAxis Subsidiaries' business;

  (vi)
  any mortgages, indentures, loans or credit agreements, security agreements or other arrangements or instruments relating to the borrowing of money or extension of credit, including capital leases and also guaranties referred to in clause (iii) hereof (other than the SVB Loan Agreement and any amendment, extension or renewal thereof or of any related documents);

  (vii)
  any purchase order or contract for the purchase of inventory or other materials involving $150,0000 or more;

  (viii)
  any distribution, joint marketing or development agreement, other than agreements made in the ordinary course of business;

  (ix)
  any assignment, license or other agreement with respect to any form of intangible property, excluding agreements made in the ordinary course of business;

  (x)
  any agreement or contract involving the sharing of profits and losses by HealthAxis or any of the Subsidiaries;

  (xi)
  any agreement, contract or commitment that involves $150,000 or more or is not cancellable without penalty upon 30 days notice, excluding agreements made in the ordinary course of business;

  (xii)
  any contract containing covenants that restrict or limit the ability of HealthAxis or any HealthAxis Subsidiaries to engage in any line of business or compete with any person; or

  (xiii)
  any "material contracts" within the meaning set forth in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act.

    The contracts and other documents referred to in (i) through (xiii) above and all contracts and documents required to be filed with any HealthAxis SEC Documents shall be referred to herein as "HealthAxis Contracts".

  (b)
  Except as would not individually or in the aggregate have a HealthAxis Material Adverse Effect, all HealthAxis Contracts are valid and binding on HealthAxis and, to the best of the knowledge of HealthAxis, on the other parties thereto, and are in full force and effect and enforceable against HealthAxis and, to the best of the knowledge of HealthAxis, against the other parties thereto, in accordance with their respective terms. Except as disclosed in Section 6.16(b) of the HealthAxis Disclosure Letter, no approval or consent of, or notice to any Person the failure of which to obtain would have a HealthAxis Material Adverse Effect is needed in order that the HealthAxis Contracts shall continue in full force and effect in accordance with their terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement. Except to the extent any of the following would not individually or in the aggregate have a HealthAxis Material Adverse Effect, HealthAxis is not in violation of, breach of or default under any HealthAxis Contract nor, to HealthAxis' knowledge, is any other party to any HealthAxis Contract. Except as set forth in Section 6.16 of the HealthAxis Disclosure Letter, HealthAxis is not in violation or breach of or default under any HealthAxis Contract (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other Person, employment, or collective bargaining.

6.17   Employee Matters and Benefit Plans.

  (a)
  Section 6.17(a) of the HealthAxis Disclosure Letter contains an accurate and complete list of each Employee Agreement and Employee Plan of HealthAxis (including for each such plan a description of any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement of the value of any of the benefits of which will be calculated on the basis of any transactions contemplated by this Agreement). Except as set forth in Section 6.17(a) of the HealthAxis Disclosure Letter, neither HealthAxis nor any of the HealthAxis Subsidiaries or Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to BPOMS in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

  (b)
  HealthAxis has provided or made available to BPOMS correct and complete copies of all material documents embodying or relating to each HealthAxis Employee Plan and Employee Agreement including: (i) all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each HealthAxis Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each HealthAxis Employee Plan or related trust; (iv) if the HealthAxis Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each HealthAxis Employee Plan; (vi) all IRS determination letters and rulings relating to HealthAxis Employee Plans and copies of all applications and correspondence to or from the IRS or DOL with respect to any HealthAxis Employee Plan; and (vii) all communications material to any Employee or Employees relating to any HealthAxis Employee Plan and any proposed HealthAxis Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to HealthAxis or any HealthAxis Subsidiary.

  (c)
  (i) Except as set forth in Section 6.l7(c) of the HealthAxis Disclosure Letter, HealthAxis and each of the HealthAxis Subsidiaries and Affiliates has performed in all material respects all obligations required to be performed by them under each HealthAxis Employee Plan, and each HealthAxis Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction, " within the meaning of Section 4975 of the Code or Section 406 of ERISA for which no class or statutory exemption is available, has occurred with respect to any HealthAxis Employee Plan; (iii) there are no material actions, suits or claims pending or, to the knowledge of HealthAxis, threatened or anticipated (other than routine claims for benefits) against any HealthAxis Employee Plan or against the assets of any HealthAxis Employee Plan; (iv) such HealthAxis Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to HealthAxis or any of the HealthAxis Subsidiaries or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of HealthAxis, threatened by the IRS or DOL with respect to any HealthAxis Employee Plan; (vi) neither HealthAxis nor any of the HealthAxis Subsidiaries is subject to any penalty or tax with respect to any HealthAxis Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code; and (vii) all contributions, including any top heavy contributions, required to be made prior to the Closing by HealthAxis or any Affiliate to any Employee Plan have been made or shall be made on or before the Closing Date.

  (d)
  Neither HealthAxis nor any of the HealthAxis Subsidiaries or Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

  (e)
  At no time has HealthAxis or any of the HealthAxis Subsidiaries or Affiliates contributed to or been requested or obligated to contribute to any Multiemployer Plan.

  (f)
  Except as set forth in Section 6.17(f) of the HealthAxis Disclosure Letter or as required by local, state or federal law, no Employee Plan or any Employment Agreement to which HealthAxis is a party provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and HealthAxis and each of the HealthAxis Subsidiaries has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

  (g)
  The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any HealthAxis Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance payor otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any HealthAxis Employee, except as set forth in Section 6.17(g) of the HealthAxis Disclosure Letter.

  (h)
  Except as set forth in Section 6.17(h) of the HealthAxis Disclosure Letter, HealthAxis and each of the HealthAxis Subsidiaries (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours; in each case, with respect to Employees except as would not have an HealthAxis Material Adverse Effect; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

  (i)
  No work stoppage or labor strike against HealthAxis or any HealthAxis Subsidiary is pending or, to the knowledge of HealthAxis, threatened. Neither HealthAxis nor any of the HealthAxis Subsidiaries is involved in or, to the knowledge of HealthAxis, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a HealthAxis Material Adverse Effect. Neither HealthAxis nor any of the HealthAxis Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly have a HealthAxis Material Adverse Effect. Neither HealthAxis nor any of the HealthAxis Subsidiaries or Affiliates has ever been a party to any agreement with any labor organization or union, and none of the HealthAxis Employees are represented by any labor organization or union, nor have any HealthAxis Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

  (j)
  There are no (i) bonus or severance payments that could be payable to Employees of HealthAxis under existing Employee Agreements or Employee Plans on account of the transactions contemplated by this Agreement (without regard to termination of employment), or (ii) severance obligations that could be payable to Employees of HealthAxis under existing Employee Agreements and Employee Plans on account of terminations of employment following the Effective Time, except as disclosed in Schedule 6.17(j) of the HealthAxis Disclosure Letter.

  (k)
  The employment agreements contemplated by Section 8.1(d) of this Agreement and the addition to shares of the 2005 Stock Incentive Plan (or a new plan) contemplated by Section 2.2(a)(viii) of this Agreement shall in all respects be excepted from the representations set forth in this Section 6.17.

6.18   Intellectual Property and Products; HIPAA Compliance.

  (a)
  Section 6.18(a) of the HealthAxis Disclosure Letter lists all material proceedings or actions known to HealthAxis before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any Intellectual Property owned by; or licensed to, or controlled by HealthAxis or any of the HealthAxis Subsidiaries (the "HealthAxis Intellectual Property"). No HealthAxis Intellectual Property is the subject of any outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by HealthAxis or any of the HealthAxis Subsidiaries, or which may affect the validity, use or enforceability of any HealthAxis Intellectual Property.

  (b)
  Section 6.18(b) of the HealthAxis Disclosure Letter lists all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks or service marks, intent to use applications, or other registrations or applications related to trademarks or service marks;

    and (c) registered copyrights and applications for copyright registration owned by HealthAxis (collectively, the "HealthAxis Registered Intellectual Property"). With respect to each item of HealthAxis Registered Intellectual Property, all material registration, maintenance and renewal fees necessary in connection with such HealthAxis Registered Intellectual Property have been made and all material documents and certificates necessary in connection with such HealthAxis Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or other jurisdictions for the purposes of maintaining such HealthAxis Registered Intellectual Property.

  (c)
  HealthAxis or a HealthAxis Subsidiary has the right to prevent others from using, marketing, distributing, selling or licensing all HealthAxis Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Effective Time, including without limitation, all Intellectual Property used or to be used in the HealthAxis Products (as defined below), and such rights to Utilize are sufficient for such conduct of their respective businesses.

  (d)
  To HealthAxis' knowledge, the Utilization by HealthAxis or any of the HealthAxis Subsidiaries of any HealthAxis products currently being licensed, produced or sold by HealthAxis or any of the HealthAxis Subsidiaries or currently under development or consideration by HealthAxis or any of the HealthAxis Subsidiaries ("HealthAxis Products") does not violate any license or agreement between HealthAxis or any of the HealthAxis Subsidiaries and any third party or, to HealthAxis' knowledge, infringe any Intellectual Property right, moral right or right of publicity or privacy of any other party, and, except as set forth in Section 6.18(d) of the Disclosure Letter, HealthAxis has not received notice of any pending or threatened claim or litigation contesting the validity, ownership or right to Utilize any HealthAxis Intellectual Property nor, to the knowledge of HealthAxis, is there any basis for any such claim under applicable law, nor has HealthAxis or any of the HealthAxis Subsidiaries received any notice asserting that any HealthAxis Products or Utilization thereof conflicts or will conflict with the rights of any other party.

  (e)
  HealthAxis and the HealthAxis Subsidiaries have timely and satisfactorily fulfilled their respective obligations under all material agreements pursuant to which HealthAxis or any of the HealthAxis Subsidiaries, as the case may be, has agreed to program, design or develop on behalf of a third party, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof, except where the failure to so comply would not reasonably be expected to have a HealthAxis Material Adverse Effect.

  (f)
  Except as set forth in Section 6.18(f) of the HealthAxis Disclosure Letter, to the extent that any work, invention, or material has been developed or created by a third party for HealthAxis or any of the HealthAxis Subsidiaries, to HealthAxis' knowledge, HealthAxis or a HealthAxis Subsidiary has a written agreement with such third party with respect thereto and HealthAxis or a HealthAxis Subsidiary thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all HealthAxis Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

  (g)
  Section 6.l8(g) of the HealthAxis Disclosure Letter lists all material contracts, licenses and agreements to which HealthAxis or any of the HealthAxis Subsidiaries is a party that are currently in effect (i) with respect to HealthAxis Intellectual Property licensed or offered to any third party (other than licenses granted in the ordinary course of business); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to HealthAxis or any of the HealthAxis Subsidiaries. Except as set forth in Section 6.18(g) of the

    HealthAxis Disclosure Letter, neither HealthAxis nor any of the HealthAxis Subsidiaries has transferred ownership of, or granted any license with respect to, any HealthAxis Intellectual Property, to any third party (other than licenses granted in the ordinary course of business).

  (h)
  Except as set forth in Section 6.18(h) of the HealthAxis Disclosure Letter, the contracts, licenses and agreements listed in Section 6.18(h) are in full force and effect to HealthAxis' knowledge. The consummation of the transactions contemplated by this Agreement will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Section 6.18(h) and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of HealthAxis to any HealthAxis Intellectual Property or impair the right of HealthAxis or any of the HealthAxis Subsidiaries to Utilize any HealthAxis Intellectual Property or portion thereof. HealthAxis and each of the HealthAxis Subsidiaries is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements listed in Section 6.18(h) and, to the knowledge of HealthAxis, all other parties to such contracts, licenses and agreements listed in Section 6.18(h) are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Except as set forth in Section 6.18(h) of the HealthAxis Disclosure Letter, following the Effective Time HealthAxis and each of the HealthAxis Subsidiaries will be permitted to exercise all of HealthAxis' and each of the HealthAxis Subsidiaries, if any, respective rights under the contracts, licenses and agreements listed in Section 6.18(h) to the same extent HealthAxis and such HealthAxis Subsidiary would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which HealthAxis or a HealthAxis Subsidiary would otherwise be required to pay.

  (i)
  Except as set forth in Section 6.18(i) of the HealthAxis Disclosure Letter, (i) HealthAxis and each of the HealthAxis Subsidiaries (including to the knowledge of each of their executive officers, directors and employees) has not received any notice or claim (whether written, oral or otherwise) challenging HealthAxis' ownership or rights in the HealthAxis Intellectual Property or claiming that any other Person or entity has any legal or beneficial ownership with respect thereto; (ii) all the HealthAxis Intellectual Property rights owned by HealthAxis and embodied in its HealthAxis Products are, to HealthAxis' knowledge, legally valid and enforceable without any material qualification, limitation or restriction on their use, and HealthAxis has not received any notice or claim (whether written or oral) challenging the validity or enforceability of any of the HealthAxis Intellectual Property rights; and (iii) to HealthAxis' knowledge, no third party is infringing or misappropriating any part of the HealthAxis Intellectual Property.

  (j)
  HealthAxis and each of the HealthAxis Subsidiaries has taken reasonable and practicable measures designed to protect their respective rights in their respective confidential information and trade secrets or any trade secrets or confidential information of third parties provided to HealthAxis or any of the HealthAxis Subsidiaries. To the knowledge of HealthAxis or any of the HealthAxis Subsidiaries, neither HealthAxis nor any HealthAxis Subsidiaries has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of Persons to the material detriment of HealthAxis or any of the HealthAxis Subsidiaries.

  (k)
  Section 6.18(k) of the HealthAxis Disclosure Letter sets forth a list of all Internet domain names used by HealthAxis in its business (collectively, the "HealthAxis Domain Names"). To HealthAxis' knowledge, HealthAxis has a valid registration and all material rights (free of any material restriction) in and to the HealthAxis Domain Names, including, without limitation, all rights necessary to the continued use of the HealthAxis Domain Names in connection with the conduct of HealthAxis' business as it is currently conducted.

  (l)
  Neither HealthAxis nor any of the HealthAxis Subsidiaries is or has been a party to any Government Contract relating to or affecting ownership or Utilization of any HealthAxis Intellectual Property.

  (m)
  HealthAxis is in compliance, in all materials respects, with the Health Insurance Portability and Accountability Act of 1996, including, without limitation, all regulations and requirements relating to security, privacy and electronic transactions standards promulgated thereunder (collectively, "HIPAA"). HealthAxis Products, which assist HealthAxis customers to perform services in compliance with HIPAA, are compliant, in all material respects, with HIPAA requirements to the extent applicable. HealthAxis and HealthAxis Products are compliant, in all material respects, with the laws and regulations of any state where HealthAxis conducts business, relating to obligations of Business Associates (as defined under HIPAA) to maintain such compliance.

6.19   Anti-Takeover Matters.

        HealthAxis and Merger Sub have taken all action necessary to exempt the merger and the other transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under the state or federal laws of the United States, including without limitation, Section 203 of the DGCL. Except for the HealthAxis/Tak Investor Rights Agreement, the HealthAxis/Tak Registration Rights Agreement, the HealthAxis/Preferred Investor Rights Agreement and the HealthAxis/Preferred Registration Rights Agreement, copies of which have been provided to BPOMS and which will be terminated at Closing, neither HealthAxis nor any HealthAxis Subsidiary has in effect any agreement, plan, scheme, device or arrangement commonly or colloquially known as a "poison pill" or an "anti-takeover" plan or any similar plan, scheme, device or arrangement.

6.20   Shareholder Vote Required.

        The only vote of the holders of any class of shares of the capital stock of HealthAxis necessary to approve the Reverse Split, the change of HealthAxis' name to BPO Management Services, Inc., this Agreement, the creation and issuance of HealthAxis stock in the Merger, the change of control of HealthAxis for purposes of NASD Rule 4350(i)(B) and the other transactions and other matters contemplated by this Agreement is the affirmative vote of a majority of the votes cast by the holders of the outstanding HealthAxis Common Stock.

6.21   Undisclosed Liabilities.

        Except as and to the extent reflected, reserved against or otherwise disclosed in Section 6.7(c) of the Disclosure Letter or the HealthAxis SEC Documents and except as set forth in Section 6.21 of the HealthAxis Disclosure Letter, neither HealthAxis nor the HealthAxis Subsidiaries have any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP consistently applied, which would have, individually or in the aggregate, a HealthAxis Material Adverse Effect.

6.22   Insurance.

        HealthAxis maintains, and has maintained or caused to be maintained, without interruption, since January 1, 2002, policies or binders of insurance covering such risk, and events, including personal injury, property damage, errors and omissions and general liability in amounts HealthAxis reasonably believes adequate for its business and operations, and its current insurance policies (other than directors and officers insurance) will not terminate due to consummation of the Merger. Section 6.22 of the HealthAxis Disclosure Letter sets forth a summary of all current insurance policies (including, without limitation, limits, deductibles and terms) maintained by HealthAxis and the HealthAxis Subsidiaries.

6.23   Financial Forecast and Relationships with Suppliers, Licensors and Customers.

        HealthAxis has provided to BPOMS a copy of its 2008 forecast (the "HealthAxis Forecast"). The HealthAxis Forecast was prepared in good faith and HealthAxis believes there is a reasonable basis for the HealthAxis Forecast. No current supplier, licensor, distributor or customer of HealthAxis or any of the HealthAxis Subsidiaries has notified HealthAxis or such HealthAxis Subsidiary of an intention to terminate or substantially alter its existing business relationship with HealthAxis or such HealthAxis Subsidiary, which termination or alteration would cause HealthAxis to fail to achieve the projections set forth in the HealthAxis Forecast or would otherwise have a HealthAxis Material Adverse Effect in 2008.

6.24   Continuity of Business Enterprise.

        It is the present intention of HealthAxis to continue at least one significant historic business line of BPOMS, or to use at least a significant portion of BPOMS' historic assets in a business, in each case within the meaning of the United States Treasury Regulations Section 1.368-1(d).

6.25   Ownership of BPOMS Shares.

        As of the date hereof, and during the three (3) year period immediately preceding the date hereof, neither HealthAxis nor, to HealthAxis' knowledge, any affiliate or associate (as defined in Section 203 of the DGCL) thereof, is an "interested stockholder" of BPOMS within the meaning of Section 203 of the DGCL.

ARTICLE 7
COVENANTS AND OTHER AGREEMENTS

7.1   Conduct of Businesses.

  (a)
  During the period from the date of this Agreement until the Effective Time, except as specifically permitted by this Agreement, unless the other Party has consented in writing thereto:

  (i)
  BPOMS and HealthAxis shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill;

  (ii)
  BPOMS and HealthAxis shall confer on a regular basis with one or more representatives of the other to report on material operational matters relating to the business of BPOMS and the BPOMS Subsidiaries;

  (iii)
  each Party will cooperate with and, at the request of the other Party, provide reasonable assistance to the other Party to seek to reduce or avoid disruptions to the other Party's business that may result from or arise out of the announcement or pendency of the transactions contemplated hereby;

  (iv)
  BPOMS and HealthAxis shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

    (v)
    each Party shall promptly deliver to the other Party true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement other than those reports, statements or schedules that are available through the SEC's website; and

    (vi)
    In the event either Party becomes aware that any of its respective representations or warranties set forth in Sections 5 and 6 hereof will not be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date, such Party shall give prompt written notice thereof to the other Party, and shall give access to all appropriate information related thereto that is in its possession or control.

  (b)
  Prior to the Closing Date, except as expressly provided in this Agreement or unless BPOMS has first obtained written consent of HealthAxis, BPOMS:

  (i)
  Shall, and shall cause each BPOMS Subsidiary to, exercise its best efforts to conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, preserve and protect the BPOMS Intellectual Property and keep available the services of its officers and employees;

  (ii)
  Shall not amend BPOMS' Certificate of Incorporation or By-laws, and shall cause each BPOMS Subsidiary not to amend its certificates of incorporation, bylaws or equivalent organizational documents;

  (iii)
  Shall not, and shall cause each BPOMS Subsidiary not to,

  (A)
  issue or authorize for issue any BPOMS capital stock or security convertible into or exercisable for any BPOMS capital stock (except for (I) shares of BPOMS Series F Preferred Stock issued as part of the BPOMS Pre-Merger Steps, (II) shares of BPOMS Common Stock issued upon the exercise of options or warrants outstanding as of the date of this Agreement and (III) options issued as permitted under the following clause (C));

  (B)
  effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for BPOMS capital stock or capital stock of any BPOMS Subsidiary, except for the BPOMS Pre-Merger Steps;

  (C)
  grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire, redeem or repurchase any BPOMS capital stock except in connection with the BPOMS Pre-Merger Steps;

  (D)
  increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except in the ordinary course of business and except for the employment agreements contemplated by Section 8.1(d) hereof;

  (E)
  adopt any new Employee Plan or (except as contemplated in this Agreement) amend any existing BPOMS Employee Plan or severance or termination pay policies in any material respect, except as required by applicable law or for changes which are less favorable to participants in such plans;

  (F)
  authorize, declare, set aside or pay any dividends or make any other distribution or payments with respect to any BPOMS capital stock, or directly or indirectly redeem, purchase or otherwise acquire any BPOMS capital stock or capital stock of any of the BPOMS Subsidiaries except in connection with the BPOMS Pre-Merger Steps; or

  (G)
  make any commitment for any such action;

    (iv)
    Shall not, and shall not permit any of the BPOMS Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the BPOMS SEC Documents or incurred after the date thereof in the ordinary course of business consistent with past practice;

    (v)
    Shall not, and shall not permit any of the BPOMS Subsidiaries to, enter into or amend, modify or terminate any contract which is outside the ordinary course of business and which may result in total fixed or guaranteed payments or liability by or to it in excess of $100,000, other than contracts for expenses of attorneys and accountants incurred in connection with the Merger and office space leases on commercially reasonable terms;

    (vi)
    Shall not, and shall not permit any of the BPOMS Subsidiaries to, enter into or amend any contract with any officer, trustee, director, consultant or affiliate of BPOMS or any of the BPOMS Subsidiaries, other than as contemplated by the BPOMS Pre-Merger Steps;

    (vii)
    Shall, and shall cause each BPOMS Subsidiary to, timely prepare, in a manner consistent with past practice, and file all Tax Returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all Taxes due with respect to any such Tax Returns;

    (viii)
    Shall not, and shall not permit any BPOMS Subsidiary to, amend any Tax Returns, make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP (as agreed with BPOMS' independent public accountants) or a change in the Code, enter into any closing agreement relating to Taxes, settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to Taxes (unless required by law), or consent to the waiver of the statute of limitations for any claim or audit relating to Taxes;

    (ix)
    Shall not enter into, terminate or materially amend or renew any contract other than with third parties in the ordinary course of operating its business consistent with past practice and with the employees referred to in Section 8.1(d) hereof; and

    (x)
    Shall not incur any indebtedness or other obligation for borrowed money other than trade payables and other accruals made in the ordinary course of business consistent with past practice.

  (c)
  Prior to the Closing Date, except as expressly provided in this Agreement unless HealthAxis has first obtained written consent of BPOMS, HealthAxis:

  (i)
  Shall, and shall cause each HealthAxis Subsidiary to, exercise its best efforts to conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, preserve and protect the HealthAxis Intellectual Property and keep available the services of its officers and employees;

  (ii)
  Shall not amend HealthAxis' Amended and Restated Articles of Incorporation or By-laws, and shall cause each HealthAxis Subsidiary not to amend its charters, bylaws or equivalent organizational documents except in connection with the HealthAxis Pre-Merger Steps;

  (iii)
  Shall not, and shall cause each HealthAxis Subsidiary not to,

      (A)
      issue or authorize for issue any HealthAxis capital stock or security convertible into or exercisable for any HealthAxis capital stock, except for (i) the shares to be issued and stock options to be granted as contemplated by this Agreement, and (ii) upon the exercise of any options and warrants outstanding as of the date of this Agreement,

      (B)
      effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for HealthAxis capital stock or capital stock of any HealthAxis Subsidiary except in connection with the HealthAxis Pre-Merger Steps,

      (C)
      grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire, redeem or repurchase any HealthAxis capital stock, except repurchases of stock in connection with the payment of withholding taxes related to equity compensation incentives which are on a set-off basis and do not involve any cash outlay by HealthAxis other than to the IRS,

      (D)
      increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees other than as contemplated by Section 8.1(d) hereof,

      (E)
      adopt any new Employee Plan or amend any existing HealthAxis Employee Plan or severance or termination pay policies in any material respect, except as contemplated by this Agreement or as required by applicable law or for changes which are less favorable to participants in such plans,

      (F)
      authorize, declare, set aside or pay any dividends (except as expressly provided in this Agreement) or make any other distribution or payments with respect to any HealthAxis capital stock, or directly or indirectly redeem, purchase or otherwise acquire any HealthAxis capital stock or capital stock of any of the HealthAxis Subsidiaries, except for the nominal dividend relating to the HealthAxis Series A Preferred Stock and any stock repurchased in connection with the payment of withholding taxes associated with equity compensation incentives on a set-off basis and not involving any cash outlay by HealthAxis other than to the IRS, or

      (G)
      make any commitment for any such action;

    (iv)
    Shall not, and shall not permit any of the HealthAxis Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the HealthAxis SEC Documents or incurred after the date thereof in the ordinary course of business consistent with past practice;

    (v)
    Shall not, and shall not permit any of the HealthAxis Subsidiaries to, enter into or amend, modify or terminate any contract which may result in total fixed or guaranteed payments or liability by or to it in excess of $150,000 other than contracts for expenses of financial advisors, attorneys and accountants incurred in connection with the Merger;

    (vi)
    Shall not, and shall not permit any of the HealthAxis Subsidiaries to, enter into any contract with any officer, trustee, director or affiliate of HealthAxis or any of the HealthAxis Subsidiaries other than as contemplated by the HealthAxis Pre-Merger Steps;

    (vii)
    Shall, and shall cause each HealthAxis Subsidiary to, timely prepare, in a manner consistent with past practice, and file all Tax Returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all Taxes due with respect to any such Tax Returns;

    (viii)
    Shall not, and shall not permit any HealthAxis Subsidiary to, amend any Tax Returns, make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP (as agreed with HealthAxis' independent public accountants) or a change in the Code, enter into any closing agreement relating to Taxes, settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to Taxes (unless required by law), or consent to the waiver of the statute of limitations for any claim or audit relating to Taxes;

    (ix)
    Shall not enter into, terminate or materially amend or renew any contract other than with third parties in the ordinary course of operating its business consistent with past practice; and

    (x)
    Shall not incur any indebtedness or other obligation for borrowed money other than pursuant to the Loan and Security Agreement between the Company and Silicon Valley Bank dated August 14, 2006 (as amended, the "SVB Loan Agreement"), and other than trade payables and other accruals made in the ordinary course of business consistent with past practice.

7.2   BPOMS Stockholders Meeting.

  (a)
  BPOMS will take all action necessary in accordance with applicable law and its respective Certificate of Incorporation, to convene an annual or special meeting of its stockholders (the "BPOMS Meeting") as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby including the Merger and the BPOMS Pre-Merger Steps. The Board of Directors of BPOMS shall recommend that its stockholders adopt and approve this Agreement and the transactions contemplated hereby and BPOMS shall use its reasonable best efforts to obtain such approval; provided, however, that nothing contained in this Section 7.2 shall prohibit the directors of BPOMS from failing to make, withdrawing such recommendation, modifying such recommendation or using their reasonable best efforts to obtain such adoption and approval if BPOMS shall have received an Acquisition Proposal (as hereinafter defined) and if such directors have determined in good faith, after consulting with their financial and legal advisors, that the Acquisition Proposal is a Superior Offer (as hereinafter defined).

  (b)
  As promptly as practicable following the date hereof, BPOMS shall prepare and, following review and incorporation of reasonable comments by HealthAxis (which review shall be as prompt as practicable), file with the SEC a preliminary proxy statement and form of proxy, or preliminary information statement, as permitted by Regulation 14A or 14C, as applicable, under the Securities Exchange Act of 1934, as amended ("Exchange Act") relating to the BPOMS Meeting and the vote of the stockholders of BPOMS with respect to this Agreement, the Merger, the transactions contemplated by this Agreement, and the BPOMS Pre-Merger Steps. As soon as practicable and permitted under applicable laws, BPOMS shall prepare the related final proxy statement or final information statement (such final proxy statement or final information statement, the "BPOMS Proxy Statement"); mail the BPOMS Proxy Statement to its shareholders and file the BPOMS Proxy Statement with the SEC. HealthAxis shall promptly furnish all information about itself and its business and operations and all necessary financial information to BPOMS as BPOMS may reasonably request in connection with the preparation of the BPOMS Proxy Statement, it being understood that prior to execution of this Agreement, BPOMS has requested HealthAxis to provide BPOMS with all financial and other information required by Regulation 14A under the Exchange Act to be disclosed in the BPOMS Proxy Statement with regard to HealthAxis and its business, operations and financial condition. HealthAxis shall ensure that the financial statements to be included in the BPOMS Proxy Statement (i) are prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the footnotes thereto and that the interim financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount), and (ii) fairly present in all material respects the consolidated financial position and operating results and cash flows of HealthAxis as of the dates and for the periods indicated therein.

  (c)
  As promptly as practicable following the date hereof, BPOMS shall deliver to HealthAxis a draft of the preliminary proxy statement containing all information required to be included therein, other than such information as is to be provided by or is dependent upon information provided by HealthAxis pursuant to Section 7.2(b) above.

  (d)
  Whenever BPOMS receives any comments from the SEC or its staff or any other event occurs relating to this Agreement or the Merger which is required to be set forth in a filing with the SEC by BPOMS, whether an amendment or supplement to the BPOMS Proxy Statement or otherwise, BPOMS shall (i) promptly inform HealthAxis of such occurrence, (ii) provide reasonable advance notice to HealthAxis of such filing (including without limitation an opportunity to provide comments thereto) and (iii) cooperate with HealthAxis in such filing with the SEC or its staff, including without limitation in completing any mailing to Stockholders of BPOMS or any amendment or supplement to the BPOMS Proxy Statement.

7.3   HealthAxis Fairness Hearing; Stockholders Meeting.

  (a)
  As promptly as practicable following the execution of this Agreement, HealthAxis shall prepare and file, with the full cooperation of BPOMS, an application to obtain a permit (a "California Permit") from the Commissioner of Corporations of the State of California after a hearing before such Commissioner (the "Fairness Hearing") pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of HealthAxis securities in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. HealthAxis, with the full cooperation of BPOMS, will use commercially reasonable efforts to respond to any comments from the California Department of Corporations and each of HealthAxis and BPOMS will use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing, including without limitation, scheduling the Fairness Hearing on the first practicable date after filing of the application. As promptly as practical after the date of this Agreement, HealthAxis and BPOMS shall prepare and make such filings as are required under applicable Blue Sky laws relating to the transactions contemplated by this Agreement. BPOMS shall use reasonable and good faith efforts to assist HealthAxis as may be necessary to cause the Permit Application and any solicitation material sent to Stockholders of BPOMS to comply with the securities and Blue Sky laws.

  (b)
  In the event the parties are not able to obtain a California Permit, HealthAxis shall, at its election, use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-4 or other comparable form in which a proxy statement to solicit and obtain the approval of BPOMS' Stockholders as contemplated in Section 7.2(b) above will be included.

  (c)
  As promptly as practicable following the receipt of the California Permit, HealthAxis will take all action necessary in accordance with applicable law and its respective Certificate of Incorporation, to convene an annual or special meeting of its stockholders (the "HealthAxis

    Meeting") to consider and vote upon the approval of this Agreement and the transactions and other matters contemplated hereby including the issuance of HealthAxis stock in the Merger and the Reverse Split. The Board of Directors of HealthAxis shall recommend that its stockholders approve this Agreement and the transactions and other matters contemplated hereby and HealthAxis shall use its reasonable best efforts to solicit and obtain such approval; provided, however, that nothing contained in this Section 7.3 shall prohibit the directors of HealthAxis from failing to make, withdrawing such recommendation, modifying such recommendation or using their reasonable best efforts to obtain such approval if HealthAxis shall have received an Acquisition Proposal and if such directors have determined in good faith, after consultation with their financial and legal advisors, that the Acquisition Proposal is a Superior Offer. The materials submitted to the BPOMS' stockholders shall be subject to review and approval by HealthAxis and include information regarding BPOMS; the terms of the Merger; the Agreement and any related agreements; and the unanimous recommendation of the Board of Directors of BPOMS in favor of the Merger, this Agreement and any related agreements.

  (d)
  As promptly as practicable following the receipt of the California Permit, HealthAxis shall prepare and, following review and incorporation of reasonable comments by BPOMS (which review shall be as prompt as practicable), file with the SEC a preliminary proxy statement and form of proxy, or preliminary information statement, as permitted by Regulation 14A or 14C, as applicable, under the Securities Exchange Act of 1934, as amended ("Exchange Act") relating to the HealthAxis Meeting and the vote of the stockholders of HealthAxis with respect to this Agreement and the transactions and other matters contemplated by this Agreement. As soon as practicable and permitted under applicable laws, HealthAxis shall prepare the related final proxy statement or final information statement (such final proxy statement or final information statement, the "HealthAxis Proxy Statement"); mail the HealthAxis Proxy Statement to its shareholders and file the HealthAxis Proxy Statement with the SEC. BPOMS shall promptly furnish all information about itself and its business and operations and all necessary financial information to HealthAxis as HealthAxis may reasonably request in connection with the preparation of the HealthAxis Proxy Statement, it being understood that prior to execution of this Agreement, HealthAxis has requested BPOMS to provide HealthAxis with all financial and other information required by Regulation 14A under the Exchange Act to be disclosed in the HealthAxis Proxy Statement with regard to BPOMS and its business, operations and financial condition. BPOMS shall ensure that the financial statements to be included in the HealthAxis Proxy Statement (i) are prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the footnotes thereto and that the interim financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount), and (ii) fairly present in all material respects the consolidated financial position and operating results and cash flows of BPOMS as of the dates and for the periods indicated therein.

  (e)
  As promptly as practicable following the date hereof, HealthAxis shall deliver to BPOMS a draft of the preliminary proxy statement containing all information required to be included therein, other than such information as is to be provided by or is dependent upon information provided by BPOMS pursuant to Section 7.3(b) above.

  (f)
  Whenever HealthAxis receives any comments from the SEC or its staff or any other event occurs relating to this Agreement or the Merger which is required to be set forth in a filing with the SEC by HealthAxis, whether an amendment or supplement to the HealthAxis Proxy Statement or otherwise, HealthAxis shall (i) promptly inform BPOMS of such occurrence,

    (ii) provide reasonable advance notice to BPOMS of such filing (including without limitation an opportunity to provide comments thereto) and (iii) cooperate with BPOMS in such filing with the SEC or its staff, including without limitation in completing any mailing to Stockholders of HealthAxis or any amendment or supplement to the HealthAxis Proxy Statement.

7.4   Approvals; Other Action.

        Subject to the terms and conditions herein provided, BPOMS and HealthAxis shall: (i) use best efforts to cooperate with one another in (x) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and any third parties in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and (y) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (ii) use best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to BPOMS and HealthAxis; and (iii) use best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors HealthAxis and BPOMS shall take all such necessary action.

7.5   Access to Information; Confidentiality.

  (a)
  Upon reasonable notice and subject to the restrictions contained in the Non-Disclosure Agreement referenced in Section 10.5 below, BPOMS and HealthAxis shall (and shall cause their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during normal business hours during the period prior to the Effective Time, to all their properties, books, contracts, Tax Returns, commitments and records and permit such Persons to make such inspections as they may reasonably require and, during such period, each of BPOMS and HealthAxis shall (and shall cause their respective Subsidiaries to) furnish promptly to the other all information concerning its business, properties and Personnel as the other may reasonably request; provided that if a Party is withholding information because it is obligated to do so pursuant to a confidentiality agreement by which it is bound, the Party shall give the other notice of such withholding.

  (b)
  In addition to any other obligations contained in the Non-Disclosure Agreement, in the event of termination of this Agreement for any reason each Party shall promptly return all such information obtained from the other, and any copies made of, or reports or analyses based on, such information, to the other and not use any such information for any purpose that would be competitive with or cause material harm to the other.

7.6   Publicity.

        HealthAxis and BPOMS shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may be required by law or the rules of the Nasdaq Stock Market if it has used its reasonable best efforts to consult with the other Party and to obtain such Party's consent but has been unable to do so in a timely manner.

7.7   Listing of HealthAxis Common Stock.

        Subject to the terms of this Agreement and the impact of the transactions contemplated hereby, prior to the Effective Time HealthAxis and BPOMS shall coordinate their efforts with respect to the possible listing on the Nasdaq Capital Market of the HealthAxis Common Stock.

7.8   Further Action.

        Each Party hereto shall, subject to Article 9 and subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

7.9   Tax Treatment.

        None of HealthAxis, Merger Sub, or BPOMS shall, and they shall not permit any of their respective Subsidiaries to, take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

7.10   No Solicitation.

  (a)
  For purposes of this Agreement, "Acquisition Proposal" shall mean, with respect to a Party, any offer or proposal (other than an offer or proposal made or submitted by BPOMS, on the one hand or HealthAxis, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party. "Acquisition Transaction" shall mean any transaction or series of transactions described in subparagraphs (i), (ii) or (iii) of this paragraph (other than the BPOMS Pre-Merger Steps, HealthAxis Pre-Merger Steps, and a private placement of shares of HealthAxis Common Stock or securities convertible into or exercisable for shares of HealthAxis Common Stock, which private placement would be for the purpose of raising up to $3,000,000 of working capital for HealthAxis and would close after the Effective Time, and would not require a stockholder vote (the "Additional Financing"), but the entry into which would be subject to the prior written consent of HealthAxis pursuant to Section 7.1(b) hereof):

  (i)
  any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party or any of its affiliates is a constituent corporation; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; (iii) in which a Party or any of its Subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or (iv) in which a Party or any of its Subsidiaries would acquire a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act;

  (ii)
  any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for: (i) 15% or more of the consolidated net revenues of a Party and its Subsidiaries, taken as a whole, consolidated net income of a Party and its Subsidiaries, taken as a whole, or consolidated book value of the assets of a Party and its Subsidiaries, taken as a whole; or (ii) 15% or more of the fair market value of the assets of a Party and its Subsidiaries, taken as a whole; or

    (iii)
    any liquidation or dissolution of a Party.

  (b)
  For purposes of this Agreement, "Superior Offer" shall mean an unsolicited bona fide written offer made to a Party or any of its Subsidiaries by a third party to enter into (i) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) the Party's stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) directly or indirectly acquires beneficial or record ownership of securities representing 50% or more of the Party's capital stock or (ii) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of the Party or its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the board of directors of the Party determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its board of directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is reasonably likely to be more favorable, from a financial point of view, to the Party's stockholders, than the terms of the transactions contemplated by the Merger Agreement; and (y) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

  (c)
  Each Party agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the officers, directors, investment bankers, attorneys or accountants retained by it or any of its Subsidiaries to, and that it shall use commercially reasonable efforts to cause its and its Subsidiaries' non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal; (ii) furnish any information regarding such Party to any Person in connection with or in response to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Transaction; provided, however, that,

  (1)
  nothing contained in this Agreement shall prevent a Party or its board of directors from complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Exchange Act with regard to an Acquisition Proposal; provided, further however, that, if such disclosure has the substantive effect of withdrawing, modifying or qualifying the directors' recommendation in a manner adverse to the other Party or the adoption of this Agreement by the other Party's Board of Directors, then BPOMS and HealthAxis each shall have the right to terminate this Agreement as set forth in Sections 9.1(f) and 9.1(g), respectively; and

  (2)
  at any time prior to the approval of the transactions contemplated by this Agreement by each Party's stockholders, each Party may furnish nonpublic information regarding itself or its Subsidiaries to, and enter into discussions or negotiations with, any Person, and take any action otherwise prohibited by this Section 7.10(c), in response to an Acquisition Proposal that is submitted to such Party or any of its Subsidiaries by such Person (and not withdrawn) if: (A) neither such Party nor any Representative of such Party shall have breached this Section; (B) the Board of Directors of such Party concludes in good faith after consulting with its financial and legal advisors, that the Acquisition Proposal is a Superior Offer or is reasonably likely to lead to a Superior Offer; (C) at least two business days prior to furnishing any such non-public information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person and of such Party's intention to furnish non-public information to, or enter into discussions with, such Person; (D) such Party receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and "standstill" provisions) at least as favorable to such Party as those contained in the Non-Disclosure Agreement; and (E) concurrently with furnishing any such nonpublic information to such Person, such Party furnishes such nonpublic information to the other Party (to the extent such nonpublic information has not been previously furnished). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any officer, director, employee, controlling stockholder, agent or representative (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) of such Party (each, a "Representative") (whether or not such Representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section by such Party for purposes of this Agreement.

  (d)
  If any Party or any Representative of such Party receives an Acquisition Proposal at any time prior to the Closing Date, then such Party shall promptly (and in no event later than one (l) business day after such Party becomes aware of such Acquisition Proposal) advise the other Party orally and in writing of such Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, and the terms thereof). Such Party shall keep the other Party fully informed with respect to the status and terms of any such Acquisition Proposal and any modification or proposed modification thereto.

  (e)
  Each Party shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal as of the date of this Agreement.

  (f)
  Each Party shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, "standstill" or similar agreement (whether entered into prior to or after the date of this Agreement) to which such Party is a party or under which such Party has any rights, and shall enforce or cause to be enforced each such agreement to the extent requested by the other Party. Each Party shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return to such Party all confidential information heretofore furnished to such Person by or on behalf of such Party.

7.11   Notice of Certain Events.

        Each of BPOMS and HealthAxis shall as promptly as reasonably practicable notify the other of: (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement and/or that such consent will or may be withheld or unobtainable on a timely basis or without unreasonable effort or expense; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.9 or 6.9, as applicable, or which relate to the consummation of the transactions contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations and warranties contained in this Agreement untrue in any material respect (without regard to any materiality qualification contained in such representation or warranty) or causes any breach of its obligations under this Agreement in any material respect (without regard to any materiality qualification contained in such obligation).

7.12   Directors and Officers.

        HealthAxis shall cause the Persons to be nominated for election to the HealthAxis Board of Directors as BPOMS shall designate in writing prior to the filing of the preliminary Proxy Statement (the "BPOMS Designees"). The HealthAxis Proxy Statement shall include a proposal that the BPOMS Designees be elected to serve as directors of HealthAxis, subject to the condition that the Closing Date occur within thirty (30) days of the HealthAxis Meeting. BPOMS will ensure that all information required to be provided in the HealthAxis Proxy Statement regarding the BPOMS Designees is true and correct and is timely provided to HealthAxis. At or prior to the Effective Time, HealthAxis shall obtain the resignations as officers (but not as employees) of all current officers of HealthAxis, to be effective as of the Effective Time. Effective as of the Effective Time, the Board of Directors of HealthAxis shall appoint each of the individuals to serve as officers of HealthAxis as BPOMS shall designate in writing prior to the filing of the preliminary Proxy Statement.

7.13   Indemnification and Insurance.

  (a)
  The By-Laws and charter of each of HealthAxis and the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws and charter of each of HealthAxis and BPOMS respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of HealthAxis or BPOMS, respectively, unless such modification is required after the Effective Time by law.

  (b)
  Notwithstanding the foregoing, HealthAxis and the Surviving Corporation do hereby agree, to the fullest extent permitted under applicable law or under HealthAxis' or the Surviving Corporation's charter or By-Laws, to indemnify and hold harmless, each present and former director, officer or employee of HealthAxis or BPOMS, as applicable, or any of their respective Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the negotiation, authorization, execution or performance of this Agreement or any document or agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in HealthAxis' or BPOMS' charter or By-Laws, as applicable, or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six (6) years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain any counsel reasonably satisfactory to HealthAxis, (ii) after the Effective Time, HealthAxis shall advance to the Indemnified Party the reasonable fees and expenses of such counsel, and other reasonable costs incurred in the defense of such matter, and (iii) HealthAxis and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that HealthAxis and/or the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six (6).year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

  (c)
  This Section 7.13 shall survive the consummation of the Merger at the Effective Time, is intended to benefit HealthAxis, BPOMS, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and HealthAxis and shall be enforceable by the Indemnified Parties as third-party beneficiaries to this Agreement.

  (d)
  HealthAxis and BPOMS shall, until at least the sixth anniversary of the Effective Time, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by HealthAxis and the HealthAxis Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are not less advantageous to the insured parties) with respect to claims arising from facts that occurred on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related events. In lieu of the purchase of such insurance by HealthAxis, HealthAxis may purchase a six (6) year non-cancellable extended reporting period endorsement ("Reporting Tail Coverage") under HealthAxis' existing directors' and officers' liability insurance coverage, providing that such Reporting Tail Coverage shall extend .the directors' and officers' liability coverage in force as of the date hereof for a period of at least six years from the Effective Time for any claim based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving acts or omissions occurring or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or any way involving this Agreement, all agreements contemplated hereby, the Merger or any and all related events. BPOMS shall cooperate with HealthAxis in obtaining such insurance coverage.

7.14   Restrictions on Transfer.

        Subject to the receipt of the California Permit and the continued listing of the HealthAxis Common Stock on the Nasdaq Capital Market, each share of HealthAxis Common or Preferred Stock to be issued hereunder shall be issued without any legend restricting transfer of such shares except (i) as relates to restrictions on the transfer by Affiliates of HealthAxis (following completion of the Merger) pursuant to Rule 144 of the Securities Act, as applicable, and (ii) any legend relating to BPOMS' Restricted Stock while such shares are subject to any repurchase option, risk of forfeiture or other condition.

 ARTICLE 8
CONDITIONS

8.1   Conditions to Each Party's Obligation to Effect the Merger.

        The respective obligation of each Party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

  (a)
  This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of BPOMS and HealthAxis.

  (b)
  The BPOMS Pre-Merger Steps shall have been completed.

  (c)
  The HealthAxis Pre-Merger Steps shall have been consummated.

  (d)
  BPOMS shall have entered into mutually acceptable employment agreements with the four (4) current senior management employees of HealthAxis. Such employment agreements will become effective at the Effective Time and may provide that they will be assumed by HealthAxis at that time.

8.2   Conditions to Obligations of BPOMS to Effect the Merger.

        The obligation of BPOMS to effect the Merger and to complete the BPOMS Pre-Merger Steps shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by BPOMS:

  (a)
  Each of the representations and warranties of HealthAxis contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a HealthAxis Material Adverse Effect (without regard to any materiality qualification contained in such representation or warranty), and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of HealthAxis by the Chief Executive Officer or Chief Financial Officer of HealthAxis to the foregoing effect.

  (b)
  HealthAxis shall have performed or complied in all material respects (without regard to any materiality qualification contained in the covenants herein) with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of HealthAxis by the Chief Executive Officer or Chief Financial Officer of HealthAxis to the foregoing effect.

  (c)
  From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event concerning HealthAxis and the HealthAxis Subsidiaries, taken as a whole, that has had a HealthAxis Material Adverse Effect (it being agreed that none of the matters referred to in Section 6.9 of the HealthAxis Disclosure Letter shall be deemed to constitute a HealthAxis Material Adverse Effect), and BPOMS shall have received a certificate, dated the Closing Date, signed on behalf of HealthAxis by the Chief Executive Officer or Chief Financial Officer of HealthAxis to the foregoing effect to such officer's knowledge.

  (d)
  The BPOMS Designees shall have been duly elected as directors of HealthAxis and the persons designated by BPOMS to serve as officers of HealthAxis shall have been duly appointed, as of the Effective Time.

  (e)
  All third party consents required in order to enable HealthAxis to consummate the transactions contemplated hereby shall have been obtained on terms and conditions acceptable to BPOMS.

  (f)
  The HealthAxis/Tak Investor Rights Agreement, the HealthAxis/Tak Registration Rights Agreement, the HealthAxis/Preferred Investor Rights Agreement and the HealthAxis/Preferred Registration Rights Agreement shall have been terminated without any liability to HealthAxis, effective as of the Closing Date.

  (g)
  HealthAxis shall not be in default under the terms of the SVB Loan Agreement, HealthAxis shall be entitled to continue to draw on the working capital credit facility under the SVB Loan Agreement and, to the extent required, Silicon Valley Bank shall have consented to the consummation of the transactions contemplated hereby.

8.3   Conditions to Obligations of HealthAxis and Merger Sub to Effect the Merger.

        The obligations of HealthAxis and Merger Sub to effect the Merger and the HealthAxis Pre-Merger Steps shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by HealthAxis:

  (a)
  Each of the representations and warranties of BPOMS contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a BPOMS Material Adverse Effect (without regard to any materiality qualification contained in such representation or warranty), and HealthAxis shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the Chief Financial Officer of BPOMS to the foregoing effect.

  (b)
  BPOMS shall have performed or complied in all material respects (without regard to any materiality qualification contained in the covenants herein) with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and HealthAxis shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the Chief Financial Officer of BPOMS to the foregoing effect.

  (c)
  From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event, concerning BPOMS and the BPOMS Subsidiaries, taken as a whole, that has had a BPOMS Material Adverse Effect and HealthAxis shall have received a certificate, dated the Closing Date, signed on behalf of BPOMS by the Chief Executive Officer or the Chief Financial Officer of BPOMS to the foregoing effect.

  (d)
  All third party consents required in order to enable BPOMS to consummate the transactions contemplated hereby shall have been obtained on terms and conditions acceptable to HealthAxis.

ARTICLE 9
TERMINATION

9.1   Termination.

        This Agreement may be terminated and abandoned at any time prior to the Effective Time (whether before or after approval and adoption of this Agreement and/or approval of the issuance of the HealthAxis Shares by the stockholders of HealthAxis):

  (a)
  by mutual written consent authorized by the Board of Directors of HealthAxis and BPOMS;

  (b)
  by either HealthAxis or BPOMS if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the Party seeking to terminate shall have used its commercially reasonable efforts to appeal such order, decree, ruling or other action;

  (c)
  by HealthAxis upon a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of BPOMS and as a result of such breach the conditions set forth in Section 8.3(a) or Section 8.3(b), as the case may be, would not then be satisfied; provided, that if such breach is capable of being cured by the Termination Date and BPOMS diligently proceeds to cure the breach, then HealthAxis shall not have the right to terminate this Agreement under this Section 9.1(c) unless such breach has not been so cured by the Termination Date;

  (d)
  by BPOMS upon a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of HealthAxis or Merger Sub and as a result of such breach the conditions set forth in Section 8.2(a) or Section 8.2(b), as the case may be, would not then be satisfied; provided, that if such breach is capable of being cured by the Termination Date and HealthAxis diligently proceeds to cure the breach, then BPOMS shall not have the right to terminate this Agreement under this Section 9.1(d) unless such breach has not been so cured by the Termination Date;

  (e)
  by BPOMS if any of the consents referred to in paragraph 8.2(e) hereof are not obtained prior to the Effective Time, or by HealthAxis if any of the consents referred to in paragraph 8.3(d) hereof are not obtained prior to the Effective Time;

  (f)
  by BPOMS or HealthAxis if (i) the Board of Directors of HealthAxis pursuant to Section 7.3(c) fails to make, withdraws or modifies adversely to BPOMS its approval or recommendation of this Agreement or (ii) HealthAxis enters into a definitive agreement providing for the implementation of a Superior Offer in accordance with the provisions of Section 7.10;

  (g)
  by BPOMS or HealthAxis if (i) the Board of Directors of BPOMS pursuant to Section 7.2(a) fails to make, withdraws or modifies adversely to HealthAxis its approval or recommendation of this Agreement or (ii) BPOMS enters into a definitive agreement providing for the implementation of a Superior Offer in accordance with the provisions of Section 7.10;

  (h)
  by either HealthAxis or BPOMS, if the Merger shall not have been consummated on or before December 31, 2008 ("Termination Date") (other than due to the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time, a breach by such Party of this Agreement or the failure of such Party to satisfy the conditions precedent to the other Party's obligation to effect the Merger);

  (i)
  by HealthAxis or BPOMS if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the common stockholders of HealthAxis or BPOMS upon the execution of a written consent or the holding of a duly convened stockholders meeting and any adjournments thereof;

  (j)
  by HealthAxis if BPOMS suffers a BPOMS Material Adverse Effect, or by BPOMS if HealthAxis suffers a HealthAxis Material Adverse Effect (it being agreed that none of the matters referred to in Section 6.9 of the HealthAxis Disclosure Letter shall be deemed to constitute a HealthAxis Material Adverse Effect); or

  (k)
  by either Party, if the other Party becomes unable to pay its liabilities as they come due or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against such other Party (and not dismissed within sixty (60) days).

        The right of any Party hereto to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party hereto, any Person controlling any such Party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

9.2   Effect of Termination.

        In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any Party hereto shall cease except for the agreements contained in this Section 9.2 (Effect of Termination), Section 9.3 (Expenses and Termination Fees), Section 9.4 (Extension; Waiver) and Section 10.5 (Confidentiality); provided, however, that nothing contained in this Section 9.2 shall relieve any Party from liability for any breach of this Agreement.

9.3   Expenses and Termination Fee.

  (a)
  Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated and irrespective of the failure of any closing condition set forth in Article 8 hereof to be met.

  (b)
  BPOMS shall pay as and when requested all fees and expenses incurred by HealthAxis in listing the HealthAxis Shares on the Nasdaq Capital Market in connection with the Merger and in connection with the substitute listing for the Reverse Split.

  (c)
  HealthAxis shall pay BPOMS a termination fee of $500,000, upon the termination of this Agreement by BPOMS pursuant to Section 9.1(d) or upon termination of this Agreement by BPOMS or HealthAxis pursuant to Section 9.1(f).

  (d)
  BPOMS shall pay HealthAxis a termination fee of $500,000 upon the termination of this Agreement by HealthAxis pursuant to Section 9.1(c) or upon termination of this Agreement by HealthAxis or BPOMS pursuant to Section 9.1(g).

  (e)
  If either Party fails to pay when due any amount payable by such Party under Section 9.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 9.3, and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

  (f)
  Subject to Section 9.3(g), the remedy set forth in Section 9.3(c) shall be BPOMS' exclusive remedy in the event of the termination of this Agreement on a basis specified therein, and the remedy set forth in Section 9.3(d) shall be HealthAxis' exclusive remedy in the event of the termination of this Agreement on a basis specified therein.

  (g)
  BPOMS, HealthAxis and Merger Sub each acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that the amounts payable hereunder are not a penalty, but rather are liquidated damages in a reasonable amount that will compensate the aggrieved party for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and for losses and damages likely to be incurred or suffered as a result of termination in the circumstances described in this Section 9.3, which amounts would otherwise be impossible to calculate with precision. In the event that a Party hereto shall fail to pay an amount specified under this Section 9.3 when due, the costs and expenses actually incurred or accrued by the Party entitled thereto shall also be paid by the Party failing to pay the specified amount when due. Payment of the fees and expenses described in this Section 9.3 shall not be in lieu of any damages incurred in the event of willful breach of this Agreement.

9.4   Extension; Waiver.

        At any time prior to the Effective Time, any Party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE 10
GENERAL PROVISIONS

10.1   Nonsurvival of Representations, Warranties and Agreements.

        The representations and warranties of HealthAxis, Merger Sub, and BPOMS contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article 10 shall survive the Effective Time.

10.2   Notices.

        Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first class postage prepaid) and addressed as follows:

        If to BPOMS:

    BPO Management Services Inc.
    1290 N. Hancock St.
    Suite 202
    Anaheim, California 92807
    Attn: Chief Executive Officer
    Tel.: (714) 974.2670
    Fax: (714) 970.1342

        With a copy to (which shall not constitute notice):

    Cornman & Swartz
    19800 MacArthur Blvd., Suite 820
    Irvine, CA 92612
    Attn: Jack T. Cornman,     Esq.
    Tel.: (949) 224-1500
    Fax: (949) 224-1505

    and

        If to HealthAxis and Merger Sub:

    HealthAxis Inc.
    7301 North State Highway 161, Suite 300
    Irving, Texas 75039
    Attn: Chief Executive Officer
    Tel.: 972-443-5223
    Fax: 972-409-0977

        With copies to (which shall not constitute notice):

    HealthAxis Inc.
    7301 North State Highway 161, Suite 300
    Irving, Texas 75039
    Attn: General Counsel
    Tel.: 972-443-5241
    Fax: 972-409-0977

    Locke Lord Bissell & Liddell LLP
    2200 Ross Avenue, Suite 2200
    Dallas, Texas 75201
    Attn: John B. McKnight,     Esq.
    Tel.: 214-740-8675
    Fax: 214-756-8675

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date received.

10.3   Assignment; Binding Effect; Benefit.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, surviving corporations, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.4   Entire Agreement.

        This Agreement, the BPOMS Disclosure Letter, the HealthAxis Disclosure Letter, the Schedules, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, except that the Non-Disclosure

Agreement (as hereinafter defined) shall remain in effect and shall be binding upon HealthAxis and BPOMS in accordance with its terms. No addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all parties hereto.

10.5   Confidentiality.

        HealthAxis and BPOMS understand and agree that they are and shall remain bound by and subject to the terms of the non-disclosure agreement, dated as of February 8, 2008, by and between HealthAxis and BPOMS (the "Non-Disclosure Agreement"), regardless of any termination of this Agreement.

10.6   Amendment.

        This Agreement may be amended by the parties hereto, by action taken by their respective authorized Person, Persons or governing bodies, at any time before or after approval of matters presented in connection with the Merger by the stockholders of BPOMS and HealthAxis, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.7   Governing Law; Attorneys' Fees.

  (a)
  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of HealthAxis and BPOMS hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), consent to the service of process in such Delaware Courts, waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

  (b)
  In any action at law or suit in equity to enforce this Agreement or the rights of any Parties under this Agreement, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorney's fees and all other reasonable costs and expenses incurred in such action or suit.

10.8   Counterparts.

        This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

10.9   Headings.

        Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

10.10    Waivers.

        Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

10.11    Incorporation.

        The BPOMS Disclosure Letter and the HealthAxis Disclosure Letter and all Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

10.12    Severability.

        Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.13    Interpretation.

  (a)
  In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

  (b)
  As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any Party means any corporation, partnership, joint venture, business trust or other entity, of which such Party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

  (c)
  As used in this Agreement, the word "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

  (d)
  As used in this Agreement unless otherwise indicated, the word "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

10.14    Specific Performance.

        The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without the posting of any bond whatsoever in addition to any other remedy at law or equity.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

HEALTHAXIS, INC.
Per:	/s/ JOHN M. CARRADINE
Per:	CEO and President
OUTSOURCING MERGER SUB, INC.
Per:	/s/ JOHN M. CARRADINE
Per:	President
BPO MANAGEMENT SERVICES, INC.
Per:	/s/ PATRICK DOLAN
Per:	Chairman and CEO

EXHIBIT A-2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        THIS AMENDING AGREEMENT ("Amending Agreement") is made and entered into as of October 21, 2008 among HealthAxis Inc., a Pennsylvania corporation ("HealthAxis"), Outsourcing Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HealthAxis ("Merger Sub") and BPO Management Services, Inc., a Delaware corporation ("BPOMS"). Each of HealthAxis, Merger Sub and BPOMS are sometimes referred to herein as a "Party" or, collectively, the "Parties".

RECITALS

A.
HealthAxis, Merger Sub and BPOMS entered into an agreement and plan of merger (the "Merger Agreement") as of September 5, 2008 providing for a merger of Merger Sub into BPOMS and the issuance of shares of HealthAxis Common Stock and HealthAxis Series B Preferred Stock to the securityholders of BPOMS.

B.
The Parties have agreed to amend certain provisions of the Merger Agreement, as provided by this Amending Agreement.

AGREEMENT

        IN CONSIDERATION OF the foregoing and of the mutual covenants and agreements herein contained, the Parties agree as follows:

1.
In this Amending Agreement, all capitalized terms which are not defined herein shall have the same meanings as set out in the Merger Agreement.

2.
Each of the Exchange Ratios provided for by the Merger Agreement in respect of each class or series of BPOMS Stock and in respect of each series of the BPOMS Investor Warrants, BPOMS Non-Investor Warrants and BPOMS Options indicated below are hereby amended (and remain subject to adjustment after determination of the Reverse Split and otherwise in accordance with Section 3.6 of the Merger Agreement) to be the amounts hereinafter specified (and the definitions of each of the Exchange Ratios in the Merger Agreement shall be as so specified):

Class or Series of Stock, Warrants or Options	Amended Exchange Ratios
BPOMS Common Shares	0.2467 ("Exchange Ratio")
BPOMS Series A Preferred Shares	0.2773 ("Exchange Ratio")
BPOMS Series B Preferred Shares	0.2467 ("Exchange Ratio")
BPOMS Series C Preferred Shares	1.2868 ("Series C Exchange Ratio")
BPOMS Series D Preferred Shares	3.9475 ("Series D Exchange Ratio")
BPOMS Series D-2 Preferred Shares	3.9475 ("Series D-2 Exchange Ratio")
BPOMS Series F Preferred Shares	6.1679 ("Series F Exchange Ratio")
BPOMS Series C Investor Warrant ($0.01)	0.2467 ("Series C Warrant Exchange Ratio")
BPOMS Series D Investor Warrant ($0.01)	0.2467 ("Series D Warrant Exchange Ratio")
BPOMS Outstanding Investor Warrants	0.2467 ("Exchange Ratio")
BPOMS Non-Investor Warrants	0.2467 ("Exchange Ratio")
BPOMS Options	0.2467 ("Exchange Ratio")
3.
Paragraph 9.1(h) of the Merger Agreement is hereby amended by changing the Termination Date from December 31, 2008 to January 31, 2009.

4.
Paragraph 9.3(c) of the Merger Agreement is hereby deleted and replaced with the following:

      "HealthAxis shall pay BPOMS a termination fee of $500,000 upon (i) termination of this Agreement by BPOMS pursuant to Section 9.1(d) at any time, or (ii) termination of this Agreement by BPOMS or HealthAxis pursuant to Section 9.1(f) at any time prior to October 27, 2008. HealthAxis shall pay BPOMS a termination fee of $1,000,000: (x) upon termination of this Agreement by BPOMS or HealthAxis pursuant to Section 9.1(f) at any time on or after October 27, 2008, or (y) in the event that HealthAxis terminates this Agreement pursuant to Section 9.1(h) and, prior to the Termination Date, HealthAxis has received an Acquisition Proposal from another Person and HealthAxis then completes an Acquisition Transaction with that Person or any affiliate thereof at any time on or before December 31, 2009."

5.
Paragraph 9.3(d) of the Merger Agreement is hereby deleted and replaced with the following:

      "BPOMS shall pay HealthAxis a termination fee of $500,000 upon (i) termination of this Agreement by HealthAxis pursuant to Section 9.1(c) at any time, or (ii) termination of this Agreement by HealthAxis or BPOMS pursuant to Section 9.1(g) at any time prior to October 27, 2008. BPOMS shall pay HealthAxis a termination fee of $1,000,000 upon termination of this Agreement by HealthAxis or BPOMS pursuant to Section 9.1(g) at any time on or after October 27, 2008."

6.
All numerical references in the Merger Agreement to the number of BPOMS Series A Preferred Shares authorized or issued and outstanding shall be deemed to be 1,608,612.

7.
All numerical references in the Certificate of Designation of the HealthAxis Series B Preferred Shares shall be adjusted consistent with the modification of the Exchange Ratios set forth in this Amending Agreement.

8.
As and from the date of this Amending Agreement, all references in any other documents to the Merger Agreement shall be construed as references to the Merger Agreement, as amended hereby. Except as expressly amended hereby, each and every provision of the Merger Agreement shall continue in full force and effect and is hereby confirmed, and all rights and obligations of the Parties shall not be affected in any manner except as specifically provided for in this Amending Agreement.

9.
This Amending Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

2

        IN WITNESS WHEREOF, the Parties hereto have executed this Amending Agreement as of the date first above written.

HEALTHAXIS INC.
Per:	/s/ JOHN CARRADINE

Per:	Chief Executive Officer and President

OUTSOURCING MERGER SUB, INC.
Per:	/s/ JOHN CARRADINE

Per:	President

BPO MANAGEMENT SERVICES, INC.
Per:	/s/ PATRICK DOLAN

Per:	Chairman of the Board and Chief Executive Officer

3

EXHIBIT B

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
OF THE
SERIES B CONVERTIBLE PREFERRED STOCK
OF
HEALTHAXIS INC.

        The undersigned, the Chief Executive Officer of HealthAxis Inc., a Pennsylvania corporation (the "Company"), in accordance with the provisions of the Pennsylvania Business Corporation Law does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Company, the following resolution creating a series of preferred stock, designated as Series B Convertible Preferred Stock, was duly adopted on                        , 2008, as follows:

        RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation"), there hereby is created out of the shares of the Company's preferred stock, par value $1.00 per share, authorized in Article 5 of the Articles of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Company, to be named "Series B Convertible Preferred Stock," consisting of twenty-one million one hundred five thousand (21,105,000) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

        1. Designation and Rank.    The designation of such series of the Preferred Stock shall be the Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"). The maximum number of shares of Series B Preferred Stock shall be twenty-one million one hundred five thousand (21,105,000) shares. The Series B Preferred Stock shall rank senior to the Company's common stock, par value $0.10 per share (the "Common Stock"), and to all other currently existing classes and series of equity securities of the Company ("Junior Stock").

        2. Dividends.

          (a) Payment of Dividends.    Commencing on the date of the initial issuance (the "Issuance Date") of the Series B Preferred Stock, the holders of record of shares of Series B Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and as declared by the Board of Directors, in an amount and as of the same record and payment dates as any dividends in respect of the Common Stock that have been declared by the Board of Directors (the "Dividend Payment"), and no more, payable upon conversion pursuant to Section 5 hereof in cash or, if the Equity Conditions (as defined below) have been met, at the Company's option in shares of Common Stock. Upon the payment of any dividend on the Series B Preferred Stock in shares of Common Stock, the number of shares of Common Stock to be issued to the holder shall be an amount equal to the quotient of (i) the Dividend Payment divided by (ii) ninety percent (90%) of the average of the VWAP (as defined below) for the twenty (20) trading days immediately preceding the date the Dividend Payment is due. Dividends on the Series B Preferred Stock shall not be cumulative. Dividends on the Series B Preferred Stock are prior and in preference to any declaration or payment of any distribution on any outstanding shares of Junior Stock, except for the Common Stock in respect of which dividends on the Series B Preferred Stock shall be pari passu.

          (b) For purposes hereof, "Equity Conditions" means, during the period in question, (i) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Conversion Notices (as defined in Section 5(b)(i)), if any, (ii) there is an effective registration statement pursuant to which the holders of Series B Preferred Stock are permitted to utilize the prospectus thereunder (as the same may have been amended from time to time) to resell all of the shares of Common Stock issuable pursuant to such dividend payment in question, and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future or such shares are eligible for resale under Rule 144, (iii) the Common Stock is trading or quoted on the OTC Bulletin Board, any one of the NASDAQ markets, the American Stock Exchange or the New York Stock Exchange (each, individually, a "Trading Market" and collectively, the "Trading Markets") and all of the shares of Common Stock issuable pursuant to such dividend payment are listed for trading or quoted on a Trading Market (and this Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (iv) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of the shares of Common Stock issuable pursuant to such dividend payment, (v) the issuance of the shares in question to the holder of Series B Preferred Stock would not violate the limitations set forth in Section 7, (vi) for a period of 20 consecutive days on which the Common Stock is traded or quoted on a Trading Market (each, a "Trading Day") immediately prior to the applicable date in question, the daily average dollar volume for the Common Stock on the Trading Market exceeds $100,000 per Trading Day with a VWAP (as defined below) for each such Trading Day equal to or greater than $1.155 per share (subject to adjustment for forward and reverse stock splits and the like) and (vii) no public announcement of a pending or proposed change of control or acquisition transaction has occurred that has not been consummated. For purposes hereof, "VWAP" means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on a Trading Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then quoted on a Trading Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

          (c) Intentionally omitted.

          (d) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4 hereof, all declared and unpaid dividends on the Series B Preferred Stock shall be payable on the date of payment of the preferential amount to the holders of Series B Preferred Stock. In the event of a redemption pursuant to Section 8 hereof, all declared and unpaid dividends on the Series B Preferred Stock shall be payable on the date of such redemption. In the event of a voluntary conversion pursuant to Section 5(a) hereof, all declared and unpaid dividends on the Series B Preferred Stock being converted shall be payable on the Voluntary Conversion Date (as defined in Section 5(b)(i) hereof).

          (e) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

        3. Voting Rights.

          (a) Class Voting Rights.    For so long as 7,300,000 shares (as adjusted for any stock dividends, combinations, or splits with respect to such shares) of the Series B Preferred Stock remain outstanding, the Series B Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). In connection therewith, the Company shall not, without the affirmative vote or consent of the holders of at least fifty percent (50%) of the shares

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  of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series B Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of Preferred Stock, ranking pari passu or senior to the Series B Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series B Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Company's Junior Stock (other than de minimis repurchases from employees of the Company in certain circumstances, and any contractual redemption obligations existing as of the date hereof as disclosed in the Company's public filings with the Securities and Exchange Commission); (iv) amend the Articles of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series B Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock other than as permitted hereby; (vi) reclassify the Company's outstanding securities; (vii) voluntarily file for bankruptcy, liquidate the Company's assets or make an assignment for the benefit of the Company's creditors; (viii) materially change the nature of the Company's business; or (ix) authorize, approve or enter into a Major Transaction (as defined in Section 8 below).

          (b) General Voting Rights.    Except with respect to transactions upon which the Series B Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) and 3(c) herein and except as otherwise required by Pennsylvania law, the Series B Preferred Stock shall have no voting rights. The Common Stock into which the Series B Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Preferred Stock.

          (c) Preferred Stock Director.    For so long as 7,300,000 shares (as adjusted for any stock dividends, combinations, or splits with respect to such shares) of Series B Preferred Stock remain outstanding, the holders of the Series B Preferred Stock, voting together as a single class, shall be entitled to nominate and elect one (1) member of the Board of Directors of this Company at each meeting or pursuant to their written consent. Any director who shall have been elected by the holders of the Series B Preferred Stock may be removed during the aforesaid's term of office, whether with or without cause, only by the affirmative vote of the holders of majority of the Series B Preferred Stock, voting together as a single class. In the event that said director is removed then the holders of the Series B Preferred Stock shall be entitled to name a replacement director.

        4. Liquidation Preference.

          (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $1.155 per share (the "Liquidation Preference Amount") of the Series B Preferred Stock plus any declared and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any declared and unpaid dividends payable to the holders of outstanding shares of the Series B Preferred Stock and any series of Preferred Stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Series B Preferred Stock,

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  then all of said assets will be distributed among the holders of the Series B Preferred Stock and the other classes of stock ranking pari passu with the Series B Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series B Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series B Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any declared and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any declared and unpaid dividends to which each holder is entitled, such holders of shares of Series B Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

          (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

        5. Conversion.    The holder of Series B Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

          (a) Right to Convert.    At any time on or after the Issuance Date, the holder of any such shares of Series B Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series B Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series B Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series B Preferred Stock notice of such liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Series B Preferred Stock that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

          (b) Mechanics of Voluntary Conversion.    The Voluntary Conversion of Series B Preferred Stock shall be conducted in the following manner:

            (i) Holder's Delivery Requirements.    To convert Series B Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company at (714) 970-1342, Attention: Chief Financial Officer, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date the original certificates representing the shares of Series B Preferred Stock being converted (or an indemnification undertaking

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    with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

            (ii) Company's Response.    Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company of the fully executed Conversion Notice, use its commercially reasonable best efforts to issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the holder or its designee, the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be obligated to issue and deliver the shares to the DTC on a holder's behalf via DWAC if such conversion is in connection with a sale and the Company and the Transfer Agent are participating in DTC through the DWAC system. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series B Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series B Preferred Stock not converted.

            (iii) Dispute Resolution.    In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than three (3) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within five (5) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall within three (3) business days submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company's independent registered public accounting firm. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than ten (10) business days from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions under this Certificate of Designation shall be tolled with respect to the subject conversion pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii). In the case of a dispute as to the holder's right to have all or a portion of its Preferred Stock redeemed or the price of such redemption, or a dispute as to the occurrence of a subsequent issuance or other event which would trigger a reset of the Conversion Price pursuant to Section 5(e) below or the adjusted value of the Conversion Price, the Company shall submit the disputed determinations via facsimile within three (3) business days of receipt, or deemed receipt, of the Conversion Notice or a notice of redemption pursuant to Section 8 hereof or other event giving rise to such dispute, as the case may be, to the holder. If the

5

    holder and the Company are unable to agree upon such determination or calculation within five (5) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall, within three (3) business days submit via facsimile a copy of (a) the disputed agreement or other documentation of an event or occurrence which the holder believes may trigger a reset of the Conversion Price, to an independent law firm selected by the Company and approved by holder or (b) the disputed arithmetic calculation of the Conversion Price or any redemption price to the Company's independent registered public accounting firm. The Company, at the Company's expense, shall cause the law firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such law firm's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The procedures required by this Section 5(b)(iii) are collectively referred to herein as the "Dispute Resolution Procedures."

            (iv) Record Holder.    The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

            (v) Company's Failure to Timely Convert.    If within three (3) business days of the Company's receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day) (the "Delivery Date") and if the Company and the holder are not engaged in the dispute resolution process described in Section 5(b)(iii), if the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series B Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series B Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue other than upon the exercise of holder's Buy-In rights as provided in Section 5(b)(iv), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made. The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security on the Trading Market on which such security is traded as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink OTC Markets Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the

6

    Company and the holders of a majority of the outstanding shares of Series B Preferred Stock. Notwithstanding the foregoing, no additional damages shall be paid to any holder exercising his Buy-In rights pursuant to Section 5(b)(iv).

            (vi) Buy-In Rights.    In addition to any other rights available to the holders of Series B Preferred Stock, if the Company fails to cause its Transfer Agent to transmit to the holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Series B Preferred Stock on or before the Delivery Date, and if the Company and the holder are not engaged in the dispute resolution process described in Section 5(b)(iii), and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Series B Preferred Stock which the holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (1) pay in cash to the holder the amount by which (x) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock that the Company was required to deliver to the holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the holder, either reinstate the shares of Series B Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay to the holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B Preferred Stock as required pursuant to the terms hereof.

          (c) Automatic Conversion.    Subject to the terms of this Section 5 and Section 7, all outstanding shares of Series B Preferred Stock for which Conversion Notices have not previously been received shall be automatically converted into that number of shares of Common Stock equal to the quotient of the Liquidation Preference Amount of the shares of Series B Preferred Stock being converted divided by the Conversion Price then in effect as of the date on which the conditions for automatic conversion have been met, upon the earlier of (i) eighteen (18) months following the Issuance Date or (ii) the thirtieth (30) consecutive trading day that the Closing Bid Price for the shares Common Stock equals or exceeds $2.31 (as adjusted for any stock dividends, combinations or splits with respect to the Common Stock). The conversion contemplated by this paragraph shall occur automatically without the consent of the holder of such shares of Series B Preferred Stock, so long as (a) there are sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; and (b) the Company shall not be in default in any material respect on its covenants and obligations hereunder. The Company shall provide the holders of Series B Preferred Stock with twenty (20) days prior notice of the automatic conversion and request that the holders surrender their Series B Preferred Stock Certificates in return for certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted. If so required by the Company, certificates surrendered for conversion shall be

7

  endorsed or accompanied by written instruments of transfer, in form satisfactory to the Company, duly executed by the holder.

          (d) Conversion Price.    The term "Conversion Price" shall mean the price per share of the Common Stock issuable upon conversion of the Series B Preferred Stock, which price shall be $1.155, subject to adjustment under Section 5(e) hereof.

          (e) Adjustments of Conversion Price.

            (i) Adjustments for Stock Splits and Combinations.    If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

            (ii) Adjustments for Certain Dividends and Distributions.    If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

              (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

              (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, an adjustment shall not be made if the holders of Series B Preferred Stock receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

            (iii) Adjustment for Other Dividends and Distributions.    If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called

8

    for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series B Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

            (iv) Adjustments for Reclassification, Exchange or Substitution.    If the Common Stock issuable upon conversion of the Series B Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share of Series B Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

            (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets.    If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share of Series B Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series B Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series B Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

9

            (vi) Adjustments for Issuance of Additional Shares of Common Stock.    If at any time or from time to time after the Issuance Date, in the event the Company shall issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(e) or pursuant to (a) any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Series B Preferred Stock, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") (hereafter defined) granted or issued on or prior to the Issuance Date, so long as the conversion or exercise price in such securities is not amended to lower such price and/or such securities are not amended in a manner that would adversely affect the holders) (the "Additional Shares of Common Stock"), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

              (1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the then Conversion Price, and

              (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock;

No adjustment of the number of shares of Common Stock shall be made under Section 5(e)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 5(e).

              (vii) Record Date.    In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

              (viii) Certain Issues Excepted.    Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price upon (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the holders), (iii) securities issued in connection with bona fide strategic license agreements, other partnering arrangements or investor relations so long as such issuances are not for the purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer's stock option plans and employee stock purchase plans that are duly approved by the Company's Board of Directors (or a committee thereof), (v) Common Stock issued as payment of dividends that may be declared on the Series B Preferred Stock or any series of Preferred Stock that ranks pari passu with the Series B Preferred Stock and (vi) any

10

      warrants issued to the placement agent (or underwriter) and its designees for transactions approved by the Company's Board of Directors.

          (f) No Impairment.    The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series B Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or enjoining conversion of all or of said shares of Series B Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 120% of the Liquidation Preference Amount of the Series B Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

          (g) Certificates as to Adjustments.    Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series B Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series B Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series B Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

          (h) Issue Taxes.    The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (i) Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or e-mail or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series B Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series B Preferred Stock at least twenty (20) days prior to the

11

  date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

          (j) Fractional Shares.    No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

          (k) Reservation of Common Stock.    The Company shall, so long as any shares of Series B Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of Common Stock equal to at least one hundred percent (100%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series B Preferred Stock then outstanding. The initial number of shares of Common Stock reserved for conversions of the Series B Preferred Stock and any increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series B Preferred Stock based on the number of shares of Series B Preferred Stock held by each holder of record at the time of issuance of the Series B Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series B Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series B Preferred Stock shall be allocated to the remaining holders of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such holder.

          (l) Retirement of Series B Preferred Stock.    Conversion of Series B Preferred Stock shall be deemed to have been effected on the Conversion Date. Upon conversion of only a portion of the number of shares of Series B Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

          (m) Regulatory Compliance.    If any shares of Common Stock to be reserved for the purpose of conversion of Series B Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

        6. No Preemptive Rights.    No holder of the Series B Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

        7. Conversion Restriction.    Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series B Preferred Stock convert shares of the Series B Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder and its

12

affiliates at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, the number of shares of Common Stock which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series B Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the "Waiver Notice") that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series B Preferred Stock, this Section 7 shall be of no force or effect with regard to those shares of Series B Preferred Stock referenced in the Waiver Notice. Each holder of shares of Series B Preferred Stock agrees to provide the Company with a certificate of beneficial ownership within five (5) days of the request thereof.

        8. Redemption.    The Series B Preferred Stock shall be redeemed by the Company as provided below, at the option of the holder, upon the occurrence of a Major Transaction or a Triggering Event, as follows:

          (a) Redemption Option Upon Major Transaction or Triggering Event.    In addition to all other rights of the holders of Series B Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below) or a Triggering Event (as defined below), each holder of Series B Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series B Preferred Stock at a price per share of Series B Preferred Stock equal to one hundred percent (100%) of the Liquidation Preference Amount, plus any accrued but unpaid dividends (the "Redemption Price").

          (b) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

            (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

            (ii) the sale or transfer of more than 50% of the Company's assets other than inventory in the ordinary course of business in one or a related series of transactions; or

            (iii) closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

          (c) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

            (i) following the Issuance Date, the Company fails to utilize its best efforts to maintain a listing on at least one of, the OTC Bulletin Board, the OTCQX, the Nasdaq Global Select Market, Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or any successor to any of the foregoing trading markets or exchanges.

            (ii) the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or

13

            (iii) following the Issuance Date, the Company files a Form 15 with the Securities and Exchange Commission with respect to or otherwise deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly tradeable or quotable; or

            (iv) following the Issuance Date, the Company consummates a "going private" transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

            (v) the Company redeems any Junior Stock other than the Series A Preferred Stock and/or any stock repurchased (on a set-off basis without any cash outlay by the Company other than to the Internal Revenue Service) in connection with the payment of withholding taxes associated with equity compensation incentives or any other de minimus redemptions;

            (vi) the occurrence of a Bankruptcy Event ("Bankruptcy Event" means (A) the Company or any of its "significant subsidiaries" (as that term is defined in Rule 1-02 of Regulation S-X) pursuant to or under or within the meaning of any bankruptcy code: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that: (i) is for relief against the Company or any of its subsidiaries in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any of its subsidiaries for all or substantially all of their properties taken as a whole; or (iii) orders the liquidation of the Company or any of its subsidiaries; and in each case the order or decree remains unstayed and in effect for 60 days.); or

            (vii) the Company breaches in any material respect any covenant in this Certificate of Designation; provided, however, that in the case of a breach of a negative covenant as specified in Section 9 below which is curable, such breach shall not be deemed a Triggering Event for purposes hereof if the Company (x) cures the breach within a period of ten (10) business days or (y) if such curable breach is not curable within such 10-day period, commences a cure within such 10-day period and thereafter diligently and in good faith continues to effectuate such cure and such cure is fully effectuated within thirty (30) calendar days of such breach.

        9. Negative Covenants.    For so long as 7,300,000 shares (as adjusted for any stock dividends, combinations, or splits with respect to such shares) of the Series B Preferred Stock remain outstanding, without the consent of the holders owning of record a not less than 50% of the shares of Series B Preferred Stock then outstanding, this Company will not and will not permit any of its Subsidiaries to directly or indirectly:

          (a) amend its Articles of Incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers;

          (b) designate any class or series of capital stock having any rights or preferences senior to the rights and preferences of the Series B Preferred Stock;

          (c) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock equivalents or any other Junior Stock other than to the extent permitted or required hereunder and other than any stock repurchased (on a set-off basis without any cash outlay by the Company other than to the Internal Revenue Service) in connection with the payment of withholding taxes associated with equity compensation incentives;

14

          (d) enter into any agreement with respect to any of the foregoing; or

          (e) issue any variable priced equity securities or any variable priced equity linked securities.

        10. Inability to Fully Convert.

          (a) Holder's Option if Company Cannot Fully Convert.    If a holder is then entitled under the terms of this Certificate of Designation to convert shares of its Series B Preferred Stock, upon the Company's receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company (y) does not have a sufficient number of shares of Common Stock authorized and available, (Z) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series B Preferred Stock pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series B Preferred Stock, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

            (i) require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above; or

            (ii) exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 5(b)(vi) hereof.

          (b) Mechanics of Fulfilling Holder's Election.    The Company shall immediately send via facsimile to a holder of Series B Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 10(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice and (ii) the number of Series B Preferred Stock which cannot be converted. Such holder shall notify the Company of its election pursuant to Section 10(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

          (c) Pro-rata Conversion.    In the event the Company receives a Conversion Notice from more than one holder of Series B Preferred Stock on the same day and the Company can convert some, but not all, of the Series B Preferred Stock pursuant to this Section 10, the Company shall convert from each holder of Series B Preferred Stock electing to have Series B Preferred Stock converted at such time an amount equal to such holder's pro-rata amount, based on the number shares of Series B Preferred Stock held by such holder relative to the number of shares of Series B Preferred Stock held by all holders submitting shares for conversion.

        11. Vote to Change the Terms of or Issue Preferred Stock.    The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding shares of Series B Preferred Stock (in addition to any other corporate approvals then required to effect such action), shall be required (a) for any change to this Certificate of Designation or the Company's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred Stock or (b) for the issuance of shares of Series B Preferred Stock after the Issuance Date.

        12. Lost or Stolen Certificates.    Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series B Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon

15

surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series B Preferred Stock into Common Stock.

        13. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        14. Specific Shall Not Limit General; Construction.    No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series B Preferred Stock and shall not be construed against any person as the drafter hereof.

        15. Failure or Indulgence Not Waiver.    No failure or delay on the part of a holder of Series B Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this    •    th day of                                     , 2008.

HEALTHAXIS INC.
By:	/s/

Name:
Title:

16

EXHIBIT I

HEALTHAXIS INC.
CONVERSION NOTICE

        Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock of HealthAxis Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of HealthAxis Inc., a Pennsylvania corporation (the "Company"), indicated below into shares of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

17

EXHIBIT C

List of HealthAxis Inc. SEC Reports

  (1)
  Annual Report on Form 10-K for the year ended December 31, 2007

  (2)
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2008

  (3)
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2008

  (4)
  Current Report on Form 8-K dated March 11, 2008

  (5)
  Current Report on Form 8-K dated March 24, 2008

  (6)
  Current Report on Form 8-K dated March 28, 2008

  (7)
  Current Report on Form 8-K dated April 29, 2008

  (8)
  Current Report on Form 8-K dated May 8, 2008

  (9)
  Current Report on Form 8-K dated August 6, 2008

  (10)
  Current Report on Form 8-K dated September 8, 2008

  (11)
  Current Report on Form 8-K dated September 9, 2008

  (12)
  Current Report on Form 8-K dated September 24, 2008

  (13)
  Current Report on Form 8-K dated September 25, 2008

  (14)
  Current Report on Form 8-K dated September 30, 2008

  (15)
  Current Report on Form 8-K dated October 3, 2008

  (16)
  Current Report on Form 8-K dated October 23, 2008

  (17)
  Preliminary Proxy Statement on Schedule 14A filed October 23, 2008

  (18)
  Current Report of Form 8-K dated October 27, 2008

        Further information regarding the business and other aspects of HealthAxis, including its financial condition and results of operations, can be found in the above reports and in the Schedule 14A filed by HealthAxis with the SEC. These reports and the Schedule 14A can be accessed via commercial document retrieval services and at the website maintained by the SEC at "www.sec.gov."

EXHIBIT D

List of BPO Management Services, Inc. SEC Reports

  (1)
  Annual Report on Form 10-K for the year ended December 31, 2007, as amended

  (2)
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; as amended

  (3)
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as amended

  (4)
  Current Report on Form 8-K dated April 16, 2008

  (5)
  Current Report on Form 8-K dated April 28, 2008

  (6)
  Current Report on Form 8-K dated May 28, 2008

  (7)
  Current Report on Form 8-K dated September 8, 2008

  (8)
  Current Report on Form 8-K dated September 9, 2008

  (9)
  Current Report on Form 8-K dated September 11, 2008

  (10)
  Current Report on Form 8-K dated September 30, 2008

  (11)
  Preliminary Proxy Statement on Schedule 14A filed October 23, 2008

  (12)
  Current Report of Form 8-K dated October 27, 2008

        Further information regarding the business and other aspects of BPOMS, including its financial condition and results of operations, can be found in the above reports and Schedule 14A filed by BPOMS with the SEC. These reports and the Schedule 14A can be accessed via commercial document retrieval services and at the website maintained by the SEC at "www.sec.gov."

EXHIBIT E-1

FORM OF HEALTHAXIS VOTING AGREEMENT

        HEALTHAXIS VOTING AGREEMENT (this "Agreement") dated as of                                    , 2008, by and among BPO Management Services, Inc., a Delaware corporation ("BPOMS"), and                                    (the "Shareholder").

        WHEREAS, the Shareholder desires that HealthAxis Inc., a Pennsylvania corporation ("HealthAxis"), Outsourcing Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HealthAxis ("Merger Sub"), and BPOMS enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") providing for the merger of Merger Sub with and into BPOMS, HealthAxis issuing shares of its capital stock to the stockholders of BPOMS (the "Merger Stock Issuance"), HealthAxis effecting a reverse split of its shares of common stock (the "Reverse Split"), HealthAxis changing its corporate name to "BPO Management Services, Inc." (the "Corporate Name Change") and certain other transactions and matters. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

        WHEREAS, the Shareholder is executing this Agreement as a material inducement to BPOMS to enter into and execute the Merger Agreement.

        NOW, THEREFORE, in consideration of the execution and delivery by BPOMS of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

        1.     Representations and Warranties.

          (a)   The Shareholder represents and warrants to BPOMS as follows:

            (i)    The Shareholder is the record or beneficial owner of that number of shares of capital stock of HealthAxis set forth opposite the Shareholder's name on Schedule A (such shares, together with any shares of capital stock of HealthAxis issuable upon the exercise of options, warrants or other rights (whether or not contingent) held by the Shareholder as set forth on Schedule A, referred to herein as the "Subject Shares"). The Subject Shares constitute the only shares, with respect to which the Shareholder is the record or beneficial owner, of capital stock of HealthAxis or options, warrants or other rights (whether or not contingent) to acquire shares of capital stock of HealthAxis that are or may be entitled to vote on the Merger Agreement and the transactions and other matters contemplated thereby, at any meeting of HealthAxis' shareholders called to vote upon the Merger Agreement and the transactions and other matters contemplated thereby.

            (ii)   The Shareholder has the sole right to vote and Transfer (as defined herein) the Subject Shares set forth opposite its name on Schedule A, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except (A) as provided by this Agreement, (B) as contemplated by the Merger Agreement and the exhibits thereto and (C) those arising under applicable securities laws.

            (iii)  The Shareholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If the Shareholder is not a natural person, the Shareholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations hereunder have been duly authorized by all necessary action on the part of the Shareholder. This Agreement has been duly executed and delivered by, and (assuming due authorization, execution and delivery by BPOMS) constitutes a valid and binding agreement of, the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforcement may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other Laws, now or hereafter in effect, affecting creditors' rights generally and (B) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

            (iv)  Neither the execution and delivery of this Agreement nor the performance by the Shareholder of its obligations hereunder will result in a violation of, or a default under, or conflict with, (A) if the Shareholder is not a natural person, any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, as applicable, or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Subject Shares are subject, except, in the case of clause (B), as would not prevent, delay or otherwise materially impair the Shareholder's ability to perform its obligations hereunder. Execution, delivery and performance of this Agreement by the Shareholder will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Subject Shares, except (x) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (y) as would not reasonably be expected to prevent, delay or otherwise materially impair the Shareholder's ability to perform its obligations hereunder.

            (v)   The Subject Shares are held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except any such encumbrances arising hereunder.

            (vi)  No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of the Shareholder in connection with its entering into this Agreement.

            (vii) The Shareholder understands and acknowledges that BPOMS is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

          (b)   BPOMS represents and warrants to the Shareholder that the execution and delivery of this Agreement by BPOMS and the consummation by BPOMS of the transactions contemplated hereby have been duly authorized by all necessary action on the part of BPOMS.

        2.     Voting Agreements.    During the Term (as defined below), at any meeting of HealthAxis shareholders or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought therefor, the Shareholder shall, including by executing a written consent solicitation if requested by BPOMS, vote (or cause to be voted) the Subject Shares: (a) in favor of the approval of the Merger Agreement and the transactions and other matters contemplated thereby, including the Merger Stock Issuance, the Company's Articles of Amendment to effect the Reverse Split, the Corporate Name Change, and the termination of the Company's currently existing Series A Convertible Preferred Stock, (b) in favor of the slate of directors nominated by the HealthAxis Board of Directors, the ratification of the HealthAxis Board of Directors' selection of the Company's independent public accountants of HealthAxis for the year ended December 31, 2008, and the increase in the number of shares authorized and reserved for issuance under the HealthAxis 2005 Stock Incentive Plan, or the creation of a new equity incentive plan to accommodate such shares, (c) in favor of any other matter that could reasonably be expected to facilitate the transactions contemplated by the Merger Agreement and (d) against any transaction, agreement, matter or any Acquisition Transaction that would impede, interfere with, delay, postpone or attempt to discourage the Merger Agreement and the transactions and other matters contemplated thereby.

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        3.     Irrevocable Proxy.    Concurrently with the execution of this Agreement, Shareholder agrees to deliver to BPOMS a proxy in the form attached hereto as Annex A. This proxy is coupled with an interest and is irrevocable until the end of the Term.

        4.     Revocation of Other Proxies.    To the extent inconsistent with the other provisions of this Agreement or the Merger Agreement, the Shareholder hereby revokes any and all previous proxies with respect to its Subject Shares.

        5.     Other Covenants.    The Shareholder agrees with, and covenants to, BPOMS as follows:

          (a)   During the Term, the Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein, except as contemplated by the Merger Agreement, (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all of the Subject Shares or any interest therein, (iii) except as expressly permitted by this Agreement, grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or voting arrangement with respect to the Subject Shares.

          (b)   During the Term, if the Shareholder purchases or otherwise acquires beneficial ownership of any additional shares of capital stock of the HealthAxis or any additional options, warrants, or other rights to acquire capital stock of HealthAxis, such securities shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Subject Shares.

        6.     Certain Events.    This Agreement and the obligations hereunder shall attach to the Shareholder's Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of HealthAxis affecting the Subject Shares, the number of Subject Shares listed on Schedule A beside the name of the Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any such additional Subject Shares.

        7.     Further Assurances.    The Shareholder shall, upon request and at the expense of BPOMS, execute and deliver any additional documents and take such further actions as may reasonably be deemed by BPOMS to be necessary or desirable to carry out the provisions hereof.

        8.     Termination.    This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon (and shall only be effective from the date hereof until) the first to occur of (a) the Effective Time; and (b) the date upon which the Merger Agreement is terminated in accordance with its terms; provided, that Section 8 and Section 9 shall survive any termination of this Agreement; provided, further, that termination of this Agreement pursuant to clause (a) or (b) above shall not relieve any party hereto from liability for any willful and knowing breach hereof prior to such termination. The period from the date hereof until termination of this Agreement pursuant to this Section 8 is referred to herein as the "Term."

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        9.     Miscellaneous.

          (a)   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to BPOMS, to:

      BPO Management Services, Inc.
      1290 N. Hancock St., Suite 202
      Anaheim, CA 92807
      Attn: Chief Executive Officer
      Telephone: 714-974-2670
      Fax: 714-970-1342

      with a copy to (which shall not constitute notice):

      Cornman & Swartz
      19800 MacArthur Blvd., Suite 820
      Irvine, CA 92612
      Attn: Jack T. Cornman,       Esq.
      Telephone: 949-224-1500
      Fax: 949-224-1505;

      and (ii) if to a Shareholder, to the appropriate address set forth on Schedule A.

          (b)   Each party submits to the jurisdiction of any state or federal court sitting in the State of Pennsylvania in any dispute or action arising out of or relating to this Agreement and agrees that all claims in respect of such dispute or action may be heard and determined in any such court. Each party also agrees not to bring any dispute or action arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any dispute or action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law (common, statutory or other) or in equity. Each party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

          (c)   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to the Shareholder when one or more counterparts have been signed by each of BPOMS and the Shareholder and delivered to BPOMS and the Shareholder.

          (e)   This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person (other than BPOMS) any rights or remedies hereunder.

          (f)    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

          (g)   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent. Any assignment in violation of the foregoing shall be void.

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          (h)   As between the Shareholder and BPOMS, each of such parties agrees that irreparable damage to the other, non-breaching party would occur and that such non-breaching party would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches by the other party of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it may be entitled at law or in equity.

          (i)    If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          (j)    No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

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        IN WITNESS WHEREOF, BPOMS and Shareholder have caused this Voting Agreement to be duly executed and delivered as of the date first written above.

BPO MANAGEMENT SERVICES, INC.
By:

Name:

Title:

If the shareholder is an entity:	SHAREHOLDER:

Print Name of Shareholder
By:

Signature
Name:

Title:

If the shareholder is a natural person:

Signature
Print Name of Shareholder:

[Signature Page to HealthAxis Voting Agreement]

 SCHEDULE A

Shareholder Name and Address	HealthAxis Common Stock	Other Securities

 Annex A

Irrevocable Proxy

        The undersigned Shareholder of HealthAxis Inc, a Pennsylvania corporation ("HealthAxis"), hereby irrevocably appoints the directors on the Board of Directors of BPO Management Services, Inc., a Delaware corporation ("BPOMS"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of HealthAxis beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the earlier to occur of (i) such time as that certain Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") among HealthAxis, Outsourcing Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HealthAxis ("Merger Sub"), and BPOMS, shall be terminated in accordance with its terms or (ii) the Effective Time of the Merger, as such terms are defined in the Merger Agreement. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issues or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

        This proxy is irrevocable, is granted pursuant to the HealthAxis Voting Agreement dated as of                                    , 2008 between BPOMS and the undersigned Shareholder (the "Voting Agreement"), and is granted in consideration of BPOMS entering into the Merger Agreement. BPOMS and the undersigned Shareholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for BPOMS to enter into the Merger Agreement and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of HealthAxis shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger Agreement and the transactions and other matters contemplated thereby, including the issuance by HealthAxis of shares of its capital stock in the Merger, the HealthAxis Articles of Amendment to effect the reverse split of HealthAxis' shares of common stock, the change of the corporate name of HealthAxis to "BPO Management Services, Inc.," and the termination of the currently existing Series A Convertible Preferred Stock of HealthAxis, the slate of directors nominated by the HealthAxis Board of Directors, the ratification of the HealthAxis Board of Directors' selection of the independent public accountants of HealthAxis for the year ended December 31, 2008, and the increase in the number of shares authorized and reserved for issuance under the HealthAxis 2005 Stock Incentive Plan, or the creation of a new equity incentive plan to accommodate such shares, as well as any matter that could reasonably be expected to facilitate the transactions contemplated by the Merger Agreement.

        The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to the earlier to occur of the termination of the Merger Agreement and the Effective Time of the Merger at every annual, special or adjourned meeting of the shareholders of HealthAxis and in every written consent in lieu of such meeting, in favor of approval of the Merger Agreement and the transactions contemplated thereby, including the issuance by HealthAxis of shares of its capital stock in the Merger, and the HealthAxis Articles of Amendment effecting the reverse stock split, the change of the corporate name to "BPO Management Services, Inc.," and the termination of the currently existing Series A Convertible Preferred Stock of HealthAxis, the slate of directors nominated by the HealthAxis Board of Directors, the ratification of the HealthAxis Board of Directors' selection of the independent public accountants of HealthAxis for the year ended December 31, 2008, the increase in the number of shares authorized and reserved for issuance under the HealthAxis 2005 Stock Incentive Plan, or the creation of a new equity incentive plan to accommodate such shares, as well as any matter that could reasonably be expected to facilitate the transactions contemplated by the Merger Agreement, and may not exercise this proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This proxy is irrevocable.

        Dated:                                     , 2008

If the shareholder is an entity:	SHAREHOLDER:

Print Name of Shareholder
By:

Signature
Name:

Title:

If the shareholder is a natural person:

Signature

Print Name of Shareholder:
Shares beneficially owned:
shares of Common Stock

EXHIBIT E-2

FORM OF BPO MANAGEMENT SERVICES, INC. VOTING AGREEMENT

        BPO MANAGEMENT SERVICES, INC VOTING AGREEMENT (this "Agreement") dated as
of                       , 2008, by and among HealthAxis Inc., a Pennsylvania corporation ("HealthAxis")
and                                    (the "Stockholder").

        WHEREAS, the Stockholder desires that BPO Management Services, Inc., a Delaware corporation ("BPOMS"), and Outsourcing Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HealthAxis ("Merger Sub"), and HealthAxis enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") providing for the merger of Merger Sub with and into BPOMS, HealthAxis issuing shares of its capital stock to the stockholders of BPOMS (the "Merger Stock Issuance"), HealthAxis effecting a reverse split of its shares of common stock (the "Reverse Split"), BPOMS changing its corporate name to "BPOMS, Inc." (the "Corporate Name Change"), BPOMS increasing the number of shares reserved for issuance under the BPO Management Services, Inc. 2007 Stock Incentive Plan by approximately 7.7 million shares (the "Plan Increase") and certain other transactions and matters. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

        WHEREAS, the Stockholder is executing this Agreement as a material inducement to HealthAxis to enter into and execute the Merger Agreement.

        NOW, THEREFORE, in consideration of the execution and delivery by HealthAxis of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

        1. Representations and Warranties.

          (a) The Stockholder represents and warrants to HealthAxis as follows:

            (i) The Stockholder is the record or beneficial owner of that number of shares of capital stock of BPOMS set forth opposite the Stockholder's name on Schedule A (such shares, together with any shares of capital stock of BPOMS issuable upon the exercise of options, warrants or other rights (whether or not contingent) held by the Stockholder as set forth on Schedule A, referred to herein as the "Subject Shares"). The Subject Shares constitute the only shares, with respect to which the Stockholder is the record or beneficial owner, of capital stock of BPOMS or options, warrants or other rights (whether or not contingent) to acquire shares of capital stock of BPOMS that are or may be entitled to vote on the Merger Agreement and the transactions and other matters contemplated thereby, at any meeting of BPOMS Stockholders called to vote upon the Merger Agreement and the transactions and other matters contemplated thereby.

            (ii) The Stockholder has the sole right to vote and Transfer (as defined herein) the Subject Shares set forth opposite its name on Schedule A, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except (A) as provided by this Agreement, (B) as contemplated by the Merger Agreement and the exhibits thereto and (C) those arising under applicable securities laws.

            (iii) The Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If the Stockholder is not a natural person, the Stockholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by, and (assuming due authorization, execution and delivery by HealthAxis) constitutes a valid and binding agreement of, the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforcement may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium or other Laws, now or hereafter in effect, affecting creditors' rights generally and (B) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

            (iv) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of its obligations hereunder will result in a violation of, or a default under, or conflict with, (A) if the Stockholder is not a natural person, any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, as applicable, or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Subject Shares are subject, except, in the case of clause (B), as would not prevent, delay or otherwise materially impair the Stockholder's ability to perform its obligations hereunder. Execution, delivery and performance of this Agreement by the Stockholder will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Subject Shares, except (x) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (y) as would not reasonably be expected to prevent, delay or otherwise materially impair the Stockholder's ability to perform its obligations hereunder.

            (v) The Subject Shares are held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except any such encumbrances arising hereunder.

            (vi) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of the Stockholder in connection with its entering into this Agreement.

            (vii) The Stockholder understands and acknowledges HealthAxis is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

          (b) HealthAxis represents and warrants to the Stockholder that the execution and delivery of this Agreement by HealthAxis and the consummation by HealthAxis of the transactions contemplated hereby have been duly authorized by all necessary action on the part of HealthAxis.

        2. Voting Agreements.    During the Term (as defined below), at any meeting of BPOMS Stockholders or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought therefor, the Stockholder shall, including by executing a written consent solicitation if requested by HealthAxis, vote (or cause to be voted) the Subject Shares, to the extent applicable: (a) in favor of the approval of the Merger Agreement and the transactions and other matters contemplated thereby, including the Corporate Name Change and the Plan Increase, and (b) against any transaction, agreement, matter or any Acquisition Transaction that would impede, interfere with, delay, postpone or attempt to discourage the Merger Agreement and the transactions and other matters contemplated thereby.

        3. Irrevocable Proxy.    Concurrently with the execution of this Agreement, Stockholder agrees to deliver to HealthAxis a proxy in the form attached hereto as Annex A. This proxy is coupled with an interest and is irrevocable until the end of the Term.

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        4. Revocation of Other Proxies.    To the extent inconsistent with the other provisions of this Agreement or the Merger Agreement, the Stockholder hereby revokes any and all previous proxies with respect to its Subject Shares.

        5. Other Covenants.    The Stockholder agrees with, and covenants to, HealthAxis as follows:

        (a) During the Term, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein, except as contemplated by the Merger Agreement, (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all of the Subject Shares or any interest therein, (iii) except as expressly permitted by this Agreement, grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or voting arrangement with respect to the Subject Shares; provided, however, that notwithstanding any provision in this Section 5(a) to the contrary, a Transfer to a Stockholder's affiliate shall be permitted provided that such affiliate agrees to be bound by the terms of this Agreement.

        (b) During the Term, if the Stockholder purchases or otherwise acquires beneficial ownership of any additional shares of capital stock of BPOMS or any additional options, warrants, or other rights to acquire capital stock of BPOMS, such securities shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Subject Shares.

        6. Certain Events.    This Agreement and the obligations hereunder shall attach to the Stockholder's Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of BPOMS affecting the Subject Shares, the number of Subject Shares listed on Schedule A beside the name of the Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any such additional Subject Shares.

        7. Further Assurances.    The Stockholder shall, upon request and at the expense of HealthAxis, execute and deliver any additional documents and take such further actions as may reasonably be deemed by HealthAxis to be necessary or desirable to carry out the provisions hereof.

        8. Termination.    This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon (and shall only be effective from the date hereof until) the first to occur of (a) the Effective Time; and (b) the date upon which the Merger Agreement is terminated in accordance with its terms; provided, that Section 8 and Section 9 shall survive any termination of this Agreement; provided, further, that termination of this Agreement pursuant to clause (a) or (b) above shall not relieve any party hereto from liability for any willful and knowing breach hereof prior to such termination. The period from the date hereof until termination of this Agreement pursuant to this Section 8 is referred to herein as the "Term."

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        9. Miscellaneous.

        (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to HealthAxis, to:

    HealthAxis Inc.
    7301 North State Highway 161, Suite 300
    Irving, Texas 75039
    Attn: Chief Executive Officer
    Tel.: 972-443-5223
    Fax: 972-409-0977

        With copies to (which shall not constitute notice):

    HealthAxis Inc.
    7301 North State Highway 161, Suite 300
    Irving, Texas 75039
    Attn: General Counsel
    Tel.: 972-443-5241
    Fax: 972-409-0977

    Locke Lord Bissell & Liddell LLP
    2200 Ross Avenue, Suite 2200
    Attn: John B. McKnight,     Esq.
    Tel.: 214-740-8675
    Fax: 214-756-8675

        and (ii) if to a Stockholder, to the appropriate address set forth on Schedule A.

        (b) Each party submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any dispute or action arising out of or relating to this Agreement and agrees that all claims in respect of such dispute or action may be heard and determined in any such court. Each party also agrees not to bring any dispute or action arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any dispute or action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law (common, statutory or other) or in equity. Each party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

        (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to the Stockholder when one or more counterparts have been signed by each of HealthAxis and the Stockholder and delivered to HealthAxis and the Stockholder.

        (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person (other than HealthAxis) any rights or remedies hereunder.

        (f) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

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        (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent. Any assignment in violation of the foregoing shall be void.

        (h) As between the Stockholder and HealthAxis, each of such parties agrees that irreparable damage to the other, non-breaching party would occur and that such non-breaching party would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches by the other party of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it may be entitled at law or in equity.

        (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

        (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

5

        IN WITNESS WHEREOF, HealthAxis and Stockholder have caused this Voting Agreement to be duly executed and delivered as of the date first written above.

HEALTHAXIS INC.
By:

Name:

Title:

If the Stockholder is an entity:	STOCKHOLDER:

Print Name of Stockholder
By:

Signature
Name:

Title:

If the Stockholder is a natural person:

Signature

Print Name of Stockholder

[Signature Page to BPOMS Voting Agreement]

 SCHEDULE A

Stockholder Name and Address	BPOMS Common Stock	Other Securities (Indicate amount and Series of Preferred, if applicable)

 Annex A

Irrevocable Proxy

        The undersigned Stockholder of BPO Management Services, Inc., a Delaware corporation ("BPOMS"), hereby irrevocably appoints the directors on the Board of Directors of HealthAxis Inc, a Pennsylvania corporation ("HealthAxis") and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of BPOMS beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the earlier to occur of (i) such time as that certain Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") among HealthAxis, Outsourcing Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HealthAxis ("Merger Sub"), and BPOMS, shall be terminated in accordance with its terms or (ii) the Effective Time of the Merger, as such terms are defined in the Merger Agreement. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issues or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

        This proxy is irrevocable, is granted pursuant to the BPOMS Voting Agreement dated as of                                    , 2008 between HealthAxis and the undersigned Stockholder (the "Voting Agreement"), and is granted in consideration of HealthAxis entering into the Merger Agreement. HealthAxis and the undersigned Stockholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for HealthAxis to enter into the Merger Agreement and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights as applicable (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of BPOMS Stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger Agreement and the transactions and other matters contemplated thereby, including the change of the corporate name of BPOMS to "BPOMS, Inc.", and BPOMS increasing the number of shares reserved for issuance under the BPO Management Services, Inc. 2007 Stock Incentive Plan by approximately 7.7 million shares as well as any matter that could reasonably be expected to facilitate the transactions contemplated by the Merger Agreement.

        The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto as applicable at any time prior to the earlier to occur of the termination of the Merger Agreement and the Effective Time of the Merger at every annual, special or adjourned meeting of the Stockholders of BPOMS and in every written consent in lieu of such meeting, in favor of approval of the Merger Agreement and the transactions contemplated thereby, as well as any matter that could reasonably be expected to facilitate the transactions contemplated by the Merger Agreement, and may not exercise this proxy on any other matter. The undersigned Stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This proxy is irrevocable.

        Dated:                                     , 2008

If the Stockholder is an entity:	STOCKHOLDER:

Print Name of Stockholder
By:

Signature
Name:

Title:

If the Stockholder is a natural person:

Signature
Print Name of Stockholder:

Securities beneficially owned:
shares of Common Stock
shares of Series A Preferred Stock
shares of Series B Preferred Stock
shares of Series C Preferred Stock
shares of Series D Preferred Stock
shares of Series D-2 Preferred Stock
shares of Series F Preferred Stock
shares subject to options
shares subject to warrants

QuickLinks

  Exhibit 99.1
EXHIBIT A-1 AGREEMENT AND PLAN OF MERGER
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
ARTICLE 1 DEFINITIONS, SCHEDULES AND EXHIBITS
ARTICLE 2 DESCRIPTION OF THE TRANSACTIONS
ARTICLE 3 CONVERSION OF SECURITIES
ARTICLE 4 EXCHANGE OF SHARES
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BPOMS
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF HEALTHAXIS AND MERGER SUB
ARTICLE 7 COVENANTS AND OTHER AGREEMENTS
ARTICLE 8 CONDITIONS
ARTICLE 9 TERMINATION
ARTICLE 10 GENERAL PROVISIONS
EXHIBIT A-2 AMENDMENT TO AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
EXHIBIT B CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE SERIES B CONVERTIBLE PREFERRED STOCK OF HEALTHAXIS INC.
EXHIBIT C List of HealthAxis Inc. SEC Reports
EXHIBIT D List of BPO Management Services, Inc. SEC Reports
EXHIBIT E-1 FORM OF HEALTHAXIS VOTING AGREEMENT
SCHEDULE A
Annex A Irrevocable Proxy
EXHIBIT E-2 FORM OF BPO MANAGEMENT SERVICES, INC. VOTING AGREEMENT
SCHEDULE A
Annex A Irrevocable Proxy